Exhibit 2.1

FORM OF

SEPARATION AND DISTRIBUTION AGREEMENT

by and among

R. R. DONNELLEY & SONS COMPANY,

LSC COMMUNICATIONS, INC.

and

DONNELLEY FINANCIAL SOLUTIONS, INC.

Dated as of [●], 2016

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List of Schedules

Schedule 1.1(18)

Schedule 1.1(28)

Schedule 1.1(45)(ii)

Schedule 1.1(45)(vii)

Schedule 1.1(45)(viii)

Schedule 1.1(51)(ii)

Schedule 1.1(51)(iv)

Schedule 1.1(63)

Schedule 1.1(67)(iii)

Schedule 1.1(67)(vi)

Schedule 1.1(74)

Schedule 1.1(79)

Schedule 1.1(93)(a)

Schedule 1.1(93)(b)

Schedule 1.1(94)(a)

Schedule 1.1(94)(b)

Schedule 1.1(95)(a)

Schedule 1.1(95)(b)

Schedule 1.1(124)(ii)

Schedule 1.1(124)(vii)

Schedule 1.1(124)(viii)

Schedule 1.1(130)(ii)

Schedule 1.1(130)(iv)

Schedule 1.1(142)

Schedule 1.1(146)(iii)

Schedule 1.1(146)(vi)

Schedule 1.1(154)

Schedule 1.1(159)

Schedule 1.1(201)

Schedule 1.1(204)

Schedule 1.1(209)

Schedule 1.1(212)

Schedule 1.1(222)(ii)

Schedule 1.1(222)(vii)

Schedule 1.1(222)(viii)

Schedule 1.1(228)(iii)

Schedule 1.1(228)(v)

Schedule 1.1(238)(a)

Schedule 1.1(238)(b)

Schedule 2.1

Schedule 2.3

Schedule 2.5

Schedule 2.7(a)

Schedule 2.7(b)

Schedule 2.7(c)

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Schedule 2.10

Schedule 2.11(a)(i)

Schedule 2.11(a)(ii)

Schedule 2.11(a)(iii)

Schedule 4.5

Schedule 4.6

Schedule 5.1(a)

Schedule 5.1(b)

Schedule 6.2(b)(ii)

Schedule 6.5(a)

Schedule 6.5(a)(i)(1)

Schedule 6.5(a)(i)(2)

Schedule 6.5(b)

Schedule 6.5(b)(i)(1)

Schedule 6.5(b)(i)(2)

Schedule 6.5(c)

Schedule 6.6(a)(ii)(C)

Schedule 6.6(a)(iii)

Schedule 6.6(b)(ii)(C)

Schedule 6.6(b)(iii)

Schedule 6.7

Schedule 6.7(a)(iii)

Schedule 6.7(b)(iii)

Schedule 6.9(b)

Schedule 6.9(d)(ii)

Schedule 6.9(h)(i)

Schedule 6.9(h)(ii)

Schedule 9.8

Schedule 11.3(a)(i)

Schedule 11.3(a)(ii)

Schedule 11.3(a)(iii)

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SEPARATION AND DISTRIBUTION AGREEMENT

This SEPARATION AND DISTRIBUTION AGREEMENT (this “Agreement”), dated as of [●], 2016, is entered into by and among R. R. Donnelley & Sons Company, a Delaware corporation (“RRD”), LSC Communications, Inc., a Delaware corporation (“LSC”), and Donnelley Financial Solutions, Inc., a Delaware corporation (“Donnelley Financial”). Each of RRD, LSC and Donnelley Financial is referred to herein as a “Party” and collectively, as the “Parties”.

W I T N E S S E T H:

WHEREAS, RRD, acting through its direct and indirect Subsidiaries, currently conducts a number of businesses, including (i) the LSC Business (publishing and retail-centric print services and office products businesses), (ii) the Donnelley Financial Business (financial communications and data services businesses), and (iii) the RRD Retained Business (customized multichannel communications management businesses);

WHEREAS, the Board of Directors of RRD (the “RRD Board”) has determined that it is appropriate, desirable and in the best interests of RRD and its stockholders to separate RRD into three independent, publicly traded companies: (i) LSC, (ii) Donnelley Financial and (iii) RRD;

WHEREAS, in order to effect such separation, the RRD Board has determined that it is appropriate, desirable and in the best interests of RRD and its stockholders (i) to enter into a series of transactions whereby (A) RRD and/or one or more members of the RRD Group will own all of the RRD Retained Assets and assume (or retain) all of the RRD Retained Liabilities, (B) LSC and/or one or more members of the LSC Group will own all of the LSC Assets and assume (or retain) all of the LSC Liabilities and (C) Donnelley Financial and/or one or more members of the Donnelley Financial Group will own all of the Donnelley Financial Assets and assume (or retain) all of the Donnelley Financial Liabilities (such transactions set forth in this clause (i), as they may be amended or modified from time to time, collectively, the “Plan of Reorganization”), and (ii) after the transactions referred to in (i), for RRD to distribute to the holders of RRD Common Stock on a pro rata basis (in each case without consideration being paid by such stockholders) (A) one share of LSC common stock, par value $0.01 per share (“LSC Common Stock”), for every eight shares of RRD’s common stock held on the Record Date, which constitutes 80.75% of the outstanding LSC Common Stock, and (B) one share of Donnelley Financial common stock, par value $0.01 per share (“Donnelley Financial Common Stock”), for every eight shares of RRD’s common stock held on the Record Date, which constitutes 80.75% of the outstanding Donnelley Financial Common Stock;

WHEREAS, each of RRD, LSC and Donnelley Financial has determined that it is necessary and desirable, on or prior to the Effective Time, to allocate and transfer to the applicable Party or its Subsidiaries those Assets, and to allocate and assign to the applicable Party or its Subsidiaries responsibility for those Liabilities, in respect of the applicable Businesses of such entities and those Assets and Liabilities in respect of other businesses and activities of RRD and its current and former Subsidiaries;

WHEREAS, it is the intention of the Parties that each of the contributions of Assets to, and the Assumption of Liabilities by, LSC and Donnelley Financial together with the corresponding distributions of the LSC Common Stock and the Donnelley Financial Common Stock, respectively, qualifies as a reorganization within the meaning of Sections 368(a)(1)(D) and 355 of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, each of RRD, LSC and Donnelley Financial has determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Plan of Reorganization and each Distribution and to set forth other agreements that will govern certain other matters following the Effective Time.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 General. As used in this Agreement, the following terms shall have the following meanings:

(1) “2016 Donnelley Financial Solutions, Inc. Performance Incentive Plan” shall mean the 2016 Donnelley Financial Solutions, Inc. Performance Incentive Plan, to be adopted by the Donnelley Financial Board and stockholders of Donnelley Financial prior to the Distribution Date.

(2) “2016 LSC Communications, Inc. Performance Incentive Plan” shall mean the 2016 LSC Communications, Inc. Performance Incentive Plan, to be adopted by the LSC Board and stockholders of LSC prior to the Distribution Date.

(3) “AAA” shall have the meaning set forth in Section 10.2.

(4) “Action” shall mean any demand, action, claim, suit, countersuit, arbitration, inquiry, subpoena, proceeding or investigation by or before any Governmental Entity or any arbitration or mediation tribunal.

(5) “Affiliate” shall mean, when used with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), when used with respect to any specified Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by Contract or otherwise. It is expressly agreed that no Party or member of any Group shall be deemed to be an Affiliate of another Party or member of such other Party’s Group by reason of having one or more directors in common. For the avoidance of doubt, (a) LSC and Donnelley Financial shall not be considered Affiliate of RRD following the LSC Distribution and Donnelley Financial Distribution; (b) RRD and

Donnelley Financial shall not be considered Affiliate of LSC following the LSC Distribution; and (c) RRD and LSC shall not be considered Affiliate of Donnelley Financial following the Donnelley Financial Distribution.

(6) “Agreement” shall have the meaning set forth in the preamble.

(7) “Agreement Disputes” shall have the meaning set forth in Section 10.1.

(8) “Allocable Portion of Insurance Proceeds” shall have the meaning set forth in Section 11.4(c).

(9) “Ancillary Agreements” shall mean all of the written Contracts, instruments, assignments, licenses or other arrangements (other than this Agreement and the Commercial Arrangements) entered into in connection with the transactions contemplated hereby, including the Transition Services Agreements, Tax Disaffiliation Agreements and Intellectual Property Agreements.

(10) “Annual Reports” shall have the meaning set forth in Section 5.3(c).

(11) “Applicable Donnelley Financial Percentage” shall mean ten percent (10%).

(12) “Applicable LSC Percentage” shall mean thirty percent (30%).

(13) “Applicable Percentage” shall mean (i) as to RRD, the Applicable RRD Percentage, (ii) as to Donnelley Financial, the Applicable Donnelley Financial Percentage, and (iii) as to LSC, the Applicable LSC Percentage.

(14) “Applicable Rate” shall mean the Prime Rate plus three percent (3%) per annum.

(15) “Applicable RRD Percentage” shall mean sixty percent (60%).

(16) “Assets” shall mean assets, properties, claims and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), of every kind, character and description, whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the Records or financial statements of any Person, including the following:

(i) all accounting and other legal and business books, records, ledgers and files whether printed, electronic or written;

(ii) all apparatuses, computers and other electronic data processing and communications equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, aircraft and other transportation equipment, special and general tools, test devices, molds, tooling, dies, prototypes and models and other tangible personal property;

(iii) all inventories of products, goods, materials, parts, raw materials and supplies;

(iv) all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a Security Interest in real property, lessor, sublessor, lessee, sublessee or otherwise;

(v) all interests in any capital stock or other equity interests of any Subsidiary or any other Person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person and all other investments in securities of any Person;

(vi) all license Contracts, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other Contracts or commitments;

(vii) all deposits, letters of credit and performance and surety bonds;

(viii) all written (including in electronic form) technical information, data, specifications, research and development information, engineering drawings and specifications, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

(ix) all Intellectual Property;

(x) all Software;

(xi) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product data and literature, artwork, design, development and business process files and data, vendor and customer drawings, specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

(xii) all prepaid expenses, trade accounts and other accounts and notes receivables;

(xiii) all rights under Contracts, all claims or rights against any Person, causes in action or similar rights, whether accrued or contingent;

(xiv) all rights under insurance Policies and all rights in the nature of insurance, indemnification or contribution;

(xv) all licenses, permits, approvals and authorizations which have been issued by any Governmental Entity;

(xvi) all cash or cash equivalents, bank accounts, lock boxes and other third-party deposit arrangements; and

(xvii) all interest rate, currency, commodity or other swap, collar, cap or other hedging or similar Contracts or arrangements.

(17) “Assume” shall have the meaning set forth in Section 2.3.

(18) “Assumed RRD Contingent Liabilities” shall mean any of the Liabilities set forth on [Schedule 1.1(18).]

(19) “Audited Party” shall have the meaning set forth in Section 5.3(b).

(20) “Business” shall mean the RRD Retained Business, the LSC Business or the Donnelley Financial Business, as applicable.

(21) “Business Day” shall mean any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by Law to be closed in The City of New York.

(22) “Business Entity” shall mean any corporation, partnership, limited liability company, joint venture or other entity which may legally hold title to Assets.

(23) “Canadian Securities Regulators” shall mean each of Alberta Securities Commission, Autorité des marchés financiers, British Columbia Securities Commission, The Manitoba Securities Commission, Financial and Consumer Services Commission, New Brunswick, Office of the Superintendent of Securities Service, Newfoundland and Labrador, Office of the Superintendent of Securities, Northwest Territories, Nova Scotia Securities Commission, Nunavut Securities Office, Ontario Securities Commission, Office of the Superintendent of Securities, Prince Edward Island, Financial and Consumer Affairs Authority of Saskatchewan and Office of Yukon Superintendent of Securities.

(24) “Claim” shall mean those Liabilities that, individually or in the aggregate, are covered by the terms and conditions of any Policy, whether or not subject to deductibles, co-insurance, self-insured retentions, or uncollectibility due to insurer insolvency.

(25) “Claims Administration” shall mean the processing of claims made under the Shared Policies, including the reporting of claims to the insurance carriers, management and defense of claims and providing for appropriate releases upon settlement of claims.

(26) “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

(27) “Code” shall have the meaning set forth in the recitals hereto.

(28) “Commercial Arrangements” shall mean those arrangements set forth on [Schedule 1.1(28)] and such other commercial arrangements among the Parties that are intended to survive and continue following the applicable Relevant Time; provided, however, that for the avoidance of doubt, Commercial Arrangements shall not apply to any of the following Contracts, arrangements, course of dealings or understandings (or to any of the provisions thereof):

(i) any agreements, arrangements, commitments or understandings, including the Transition Services Agreement, to which any Person other than the Parties and their respective Groups is a party thereto (it being understood that to the extent that the rights and obligations of the Parties and the members of their respective Groups under any such Contracts constitute LSC Assets or LSC Liabilities, Donnelley Financial Assets or Donnelley Financial Liabilities or RRD Retained Assets or RRD Retained Liabilities, such Contracts shall be assigned or retained pursuant to Article II); and

(ii) any agreements, arrangements, commitments or understandings to which any non-wholly owned Subsidiary of RRD, LSC or Donnelley Financial, as the case may be, is a Party.

(29) “Confidential Information” shall mean all information concerning or belonging to a Party and/or its Subsidiaries or Business which, prior to or following the Effective Time, has been disclosed by a Party or its Subsidiaries to another Party or its Subsidiaries, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other, including pursuant to the access provisions of Section 9.1 or Section 9.2 or any other provision of this Agreement (except to the extent that such information can be shown to have been (i) in the public domain through no fault of such Party or its Subsidiaries or (ii) lawfully acquired by such Party or its Subsidiaries from other sources; provided, however, in the case of clause (ii) that, to the furnished Party’s knowledge, such furnishing sources did not provide such information in breach of any confidentiality obligations).

(30) “Contract” shall mean any agreement, contract, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment or undertaking (whether written or oral and whether express or implied).

(31) “Conveyancing and Assumption Instruments” shall mean, collectively, the various Contracts and other documents heretofore entered into and to be entered into to effect the Transfer of Assets and the Assumption of Liabilities in the manner contemplated by this Agreement and the Plan of Reorganization, or otherwise relating to, arising out of or resulting from the transactions contemplated by this Agreement, in such form or forms as the applicable Parties thereto agree.

(32) “Consents” shall mean any consents, waivers or approvals from, or notification requirements to, any Person other than a Governmental Entity.

(33) “Data” shall mean any data, whether historical or operational or otherwise, including data with respect to pricing, customers, vendors, suppliers, distributors, employees, contractors and cost projections.

(34) “D&O Tail Policies” shall have the meaning set forth in Section 11.2(a).

(35) “Determination Date” shall mean 12:01 a.m. Eastern Time on the Final Separation Date.

(36) “Disclosure Documents” shall mean any registration statement (including any registration statement on Form 10) filed with the SEC or any Canadian Securities Regulator by or on behalf of any Party or any of its controlled Affiliates, and also includes any information statement, prospectus, offering memorandum, offering circular (including franchise offering circular or any similar disclosure statement) or similar disclosure document, whether or not filed with the SEC, Canadian Securities Regulators or any other Governmental Entity, which offers for sale or registers the Transfer or distribution of any security of such Party or any of its controlled Affiliates.

(37) “Dispute Notice” shall have the meaning set forth in Section 10.1.

(38) “Distribution Agent” shall mean Computershare Trust Company, N.A.

(39) “Distribution Date” shall mean (i) with respect to LSC, the LSC Distribution Date and (ii) with respect to Donnelley Financial, the Donnelley Financial Distribution Date.

(40) “Distributions” shall mean, collectively, the LSC Distribution and the Donnelley Financial Distribution.

(41) “Donnelley Financial” shall have the meaning set forth in the preamble.

(42) “Donnelley Financial 10-Q” shall have the meaning set forth in Section 3.4(d).

(43) “Donnelley Financial 10-Q Cash Balance” shall have the meaning set forth in Section 3.4(f).

(44) “Donnelley Financial Accounts” shall have the meaning set forth in Section 2.11(a).

(45) “Donnelley Financial Assets” shall mean:

(i) the ownership interests in those Business Entities that are included in the definition of Donnelley Financial Group including those Business Entities set forth on [Schedule 1.1(63)] in the definition of Donnelley Financial Group;

(ii) the offices, manufacturing facilities and other owned real property listed on [Schedule 1.1(45)(ii)] and the leases governing the leased real property (or subleases governing the subleased real property) listed on [Schedule 1.1(45)(ii)];

(iii) all Donnelley Financial Contracts, any rights or claims arising thereunder, and any other rights or claims or contingent rights or claims primarily relating to or arising from any Donnelley Financial Asset or the Donnelley Financial Business;

(iv) any and all Assets reflected on the Donnelley Financial Balance Sheet or the accounting records supporting such balance sheet and any Assets acquired by or for Donnelley Financial or any member of the Donnelley Financial Group subsequent to the date of such balance sheet which, had they been so acquired on or before such date and owned as of such date, would have been reflected on such balance sheet if prepared on a consistent basis, subject to any dispositions of any of such Assets subsequent to the date of such balance sheet;

(v) subject to Article XI, any rights of any member of the Donnelley Financial Group under any Policies, including any rights thereunder arising after the Donnelley Financial Distribution Date in respect of any Policies that are occurrence policies;

(vi) subject to Section 12.2, any and all Assets owned or held immediately prior to the Relevant Time by RRD or any of its Subsidiaries (including, prior to the Relevant Time, LSC or any of its Subsidiaries) primarily relating to or used in the Donnelley Financial Business. The intention of this clause (vi) is only to rectify any inadvertent omission of Transfer of any Asset that, had the Parties given specific consideration to such Asset as of the date hereof, would have otherwise been classified as a Donnelley Financial Asset. Subject to Section 12.2, no Asset shall be deemed a Donnelley Financial Asset solely as a result of this clause (vi) including with respect to any of the Assets described in Section 12.2 unless a claim with respect thereto is made by Donnelley Financial within the applicable time period(s) established by Section 2.6(d);

(vii) the Assets set forth on [Schedule 1.1(45)(vii)] and any and all Assets that are expressly contemplated by this Agreement or any Ancillary Agreement as Assets which have been or are to be Transferred to Donnelley Financial or any other member of the Donnelley Financial Group;

(viii) unless otherwise set forth on [Schedule 1.1(45)(viii)], any and all furnishings and office equipment and any other equipment located at a physical site or the portion thereof of which the ownership or leasehold interest is held by, or being Transferred to, Donnelley Financial; provided, that personal computers shall be Transferred to the Party who, following the Relevant Time, employs the applicable employee who, prior to the Relevant Time, used such personal computer; and

(ix) the Applicable Donnelley Financial Percentage of any RRD Contingent Asset.

Notwithstanding the foregoing, the Donnelley Financial Assets shall not include any Assets that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Assets to be retained by or Transferred to any member of the RRD Group or LSC Group, as the case may be.

In the event of any inconsistency or conflict which may arise in the application or interpretation of any of the foregoing provisions, for the purpose of determining what is and is not a Donnelley Financial Asset, any item explicitly included on a Schedule referred to in this definition shall take priority over any provision of the text hereof including, for the avoidance of doubt, any interpretation of the definition of LSC Assets or RRD Retained Assets.

(46) “Donnelley Financial Balance Sheet” shall mean the combined balance sheet of the Donnelley Financial Group, including the notes thereto, as of June 30, 2016, as filed with the Donnelley Financial Form 10.

(47) “Donnelley Financial Board” shall have the meaning set forth in Section 3.2(b).

(48) “Donnelley Financial Business” shall mean (i) the business and operations of the financial reporting unit of RRD’s Strategic Service segment as described in Donnelley Financial’s Form 10, (ii) any other business conducted primarily through the use of the Donnelley Financial Assets prior to the Relevant Time, and (iii) the businesses and operations of the Business Entities acquired or established by or for Donnelley Financial or any of its Subsidiaries after the date of this Agreement.

(49) “Donnelley Financial Claim” shall mean any Claim covered by a Donnelley Financial Policy or a Donnelley Financial Shared Policy.

(50) “Donnelley Financial Common Stock” shall have the meaning set forth in the recitals hereto.

(51) “Donnelley Financial Contracts” shall mean the following Contracts to which RRD or any of its Affiliates is a party or by which it or any of its Affiliates or any of their respective Assets is bound, whether or not in writing, except for any such Contract or part thereof (i) that is expressly contemplated not to be Transferred by any member of the RRD Group or the LSC Group to the Donnelley Financial Group or (ii) that is expressly contemplated to be Transferred to (or remain with) any member of the RRD Group or the LSC Group, in each case, pursuant to any provision of this Agreement or any Ancillary Agreement:

(i) any Contract entered into in the name of, or expressly on behalf of, any division, business unit or member of the Donnelley Financial Group;

(ii) any Contract that relates primarily to the Donnelley Financial Business [except as set forth on Schedule 1.1(51)(ii)];

(iii) any Contract representing capital or operating equipment lease obligations reflected on the Donnelley Financial Balance Sheet;

(iv) any Contract or part thereof that is otherwise expressly contemplated pursuant to this Agreement (including pursuant to Section 2.2(c)) or any of the Ancillary Agreements to be assigned to any member of the Donnelley Financial Group[, including those set forth on Schedule 1.1(51)(iv)]; and

(v) any guarantee, indemnity, representation or warranty of or in favor of any member of the Donnelley Financial Group.

(52) “Donnelley Financial Deferred Compensation Plans” shall mean the nonqualified deferred compensation plans established or assumed by the Donnelley Financial Group as of the Donnelley Financial Distribution Date and listed in Schedule 6.5(b).

(53) “Donnelley Financial Defined Benefit Plans” shall have the meaning set forth in Section 6.6(b).

(54) “Donnelley Financial Deferred Compensation and SERP Liabilities” shall have the meaning set forth in Section 6.5(b)(i).

(55) “Donnelley Financial Defined Contribution Retirement Plans” shall have the meaning set forth in Section 6.7(b)(i).

(56) “Donnelley Financial Distribution” shall mean the distribution by RRD to holders of record of shares of RRD Common Stock as of the Donnelley Financial Distribution Record Date of 80.75% of the Donnelley Financial Common Stock owned by RRD on the basis of one share of Donnelley Financial Common Stock for every eight outstanding shares of RRD Common Stock.

(57) “Donnelley Financial Distribution Date” shall mean the date on which the Donnelley Financial Distribution is effected.

(58) “Donnelley Financial Distribution Record Date” shall mean such date as may be determined by the RRD Board as the record date for the Donnelley Financial Distribution.

(59) “Donnelley Financial Employee” shall mean an active employee or an employee on vacation or on approved leave of absence (including maternity, paternity, parental, family, short-term or long-term disability leave, qualified military service and other approved leaves) who immediately following the Donnelley Financial Distribution Date is employed by Donnelley Financial or any member of the Donnelley Financial Group. Donnelley Financial Employee shall also include any employee of an entity in the Donnelley Financial Group who, as of the Donnelley Financial Distribution Date, is receiving short-term or long-term disability benefits or workers’ compensation benefits.

(60) “Donnelley Financial Employment Practices Policy” shall have the meaning set forth in Section 11.2(d).

(61) “Donnelley Financial Equity Award Exchange Ratio” shall mean a fraction, (i) the numerator of which is Post-Distribution Donnelley Financial Stock Price multiplied by the Donnelley Financial Spin Ratio and (ii) the denominator of which is the sum of (A) the Post-Distribution RRD Stock Price, (B) the Post-Distribution LSC Stock Price multiplied by the LSC Spin Ratio, and (C) the Post-Distribution Donnelley Financial Stock Price multiplied by the Donnelley Financial Spin Ratio.

(62) “Donnelley Financial Form 10” shall mean the registration statement on Form 10 filed by Donnelley Financial with the SEC in connection with the Donnelley Financial Distribution, including the Donnelley Financial Information Statement.

(63) “Donnelley Financial Group” shall mean Donnelley Financial and each Person (other than any member of the LSC Group or the RRD Group) that is a direct or indirect Subsidiary of Donnelley Financial immediately after the Effective Time, and each Person that becomes a Subsidiary of Donnelley Financial after the Effective Time, which shall include those entities identified as such on [Schedule 1.1(63)].

(64) “Donnelley Financial Indemnitees” shall mean each member of the Donnelley Financial Group and each of their and their Affiliates and each of their respective Affiliates’ directors, officers, employees and agents.

(65) “Donnelley Financial Information Statement” shall mean the Information Statement attached as an exhibit to the Donnelley Financial Form 10 sent to the holders of shares of RRD Common Stock in connection with the Donnelley Financial Distribution, including any amendment or supplement thereto.

(66) “Donnelley Financial Intellectual Property Agreements” shall mean (i) the Patent Assignment and License Agreement, [dated as of the date hereof], by and between RRD and Donnelley Financial, (ii) the Software, Copyright and Trade Secret Assignment and License Agreement, [dated as of the date hereof], by and between RRD and Donnelley Financial, (iii) the Trademark Assignment and License Agreement, [dated as of the date hereof], by and between RRD and Donnelley Financial, and (iv) the Data Assignment and License Agreement, [dated as of the date hereof], by and between RRD and Donnelley Financial, in each case including any exhibits or schedules thereto, and including any amendments or supplements to any of the foregoing.

(67) “Donnelley Financial Liabilities” shall mean:

(i) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto, including [Schedule 1.1(67)(iii) and Schedule 1.1(67)(vi)] hereto) as Liabilities to be Assumed by any member of the Donnelley Financial Group, and all obligations and Liabilities expressly Assumed by any member of the Donnelley Financial Group under this Agreement or any of the Ancillary Agreements;

(ii) any and all Liabilities primarily relating to, arising out of or resulting from:

(a) the operation or conduct of the Donnelley Financial Business, as conducted at any time prior to, on or after the Effective Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority));

(b) the operation or conduct of any business conducted by any member of the Donnelley Financial Group at any time after the Effective Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority));

(c) any Donnelley Financial Assets, whether arising before, on or after the Effective Time; or

(d) any Intellectual Property Transferred to Donnelley Financial or any of its Subsidiaries pursuant to any one or more of the Donnelley Financial Intellectual Property Agreements, in each case, whether arising before, on or after the Effective Time;

(iii) any Liabilities to the extent relating to, arising out of or resulting from any terminated or divested Business Entity, business or operation (A) formerly and primarily related to the Donnelley Financial Group or the Donnelley Financial Business or (B) set forth on [Schedule 1.1(67)(iii)];

(iv) the Applicable Donnelley Financial Percentage of any Assumed RRD Contingent Liability;

(v) any Liabilities relating to any Donnelley Financial Employee or Former Donnelley Financial Employee in respect of the period prior to, on or after the Effective Time;

(vi) any Liabilities relating to, arising out of or resulting from any litigation set forth in [Schedule 1.1(67)(vi)];

(vii) any Liabilities relating to, arising out of or resulting from any indebtedness (including debt securities and asset-backed debt) of any member of the Donnelley Financial Group or any indebtedness (regardless of the issuer of such indebtedness) secured exclusively by any of the Donnelley Financial Assets (including any Liabilities relating to, arising out of or resulting from a claim by a holder of any such indebtedness, in its capacity as such); and

(viii) all Liabilities reflected as liabilities or obligations on the Donnelley Financial Balance Sheet or the accounting records supporting such balance sheet, and all Liabilities arising or Assumed after the date of such balance sheet which, had they arisen or been Assumed on or before such date and been retained as of such date, would have been reflected on such balance sheet if prepared on a consistent basis, subject to any discharge of such Liabilities subsequent to the date of the Donnelley Financial Balance Sheet.

Notwithstanding anything to the contrary herein, the Donnelley Financial Liabilities shall not include:

(x) any Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be retained or Assumed by any member of the RRD Group or the LSC Group or for which any such Party is liable;

(y) any Contracts expressly Assumed by any member of the RRD Group or the LSC Group under this Agreement or any of the Ancillary Agreements; and

(z) any Liabilities expressly discharged pursuant to Section 2.4 of this Agreement.

In the event of any inconsistency or conflict which may arise in the application or interpretation of any of the foregoing provisions, for the purpose of determining what is and is not a Donnelley Financial Liability, any item explicitly included on a Schedule referred to in this definition shall take priority over any provision of the text hereof.

(68) “Donnelley Financial Misdirected Payment Process Policy” shall have the meaning set forth in Section 2.7(a).

(69) “Donnelley Financial Non-US Deferred Compensation Plans and SERPs” shall have the meaning set forth in Section 6.5(b)(i)(2).

(70) “Donnelley Financial Non-US Defined Benefit Plans” shall have the meaning set forth in Section 6.6(b)(iii).

(71) “Donnelley Financial Option” shall mean an option to purchase shares of Donnelley Financial Common Stock at a specific price as of the Donnelley Financial Distribution, which option shall be granted pursuant to the 2016 Donnelley Financial Solutions, Inc. Performance Incentive Plan as part of the adjustment to RRD Options in connection with the Donnelley Financial Distribution.

(72) “Donnelley Financial Pension Plan Participants” shall have the meaning set forth in Section 6.6(b)(ii)(B).

(73) “Donnelley Financial Plans” shall mean the employee benefit plans, policies, programs, payroll practices, and arrangements established or assumed by the Donnelley Financial Group under this Agreement for the benefit of Donnelley Financial Employees and, where applicable, Former Donnelley Financial Employees.

(74) “Donnelley Financial Policies” shall mean all Policies, current or past, which are owned or maintained by or on behalf of RRD or any Subsidiary of RRD, which relate exclusively to the Donnelley Financial Business and which Policies are either maintained by Donnelley Financial or a member of the Donnelley Financial Group or assignable to Donnelley Financial or a member of the Donnelley Financial Group including those Policies identified on Schedule 1.1(74).

(75) “Donnelley Financial Portion” shall have the meaning set forth in Section 2.2(b).

(76) “Donnelley Financial Receivables” shall have the meaning set forth in Section 2.7(a).

(77) “Donnelley Financial Restricted Stock Unit” shall mean a unit granted by Donnelley Financial representing a general unsecured promise by Donnelley Financial to deliver a share of Donnelley Financial Common Stock, which unit is granted pursuant to the 2016 Donnelley Financial Solutions, Inc. Performance Incentive Plan as part of the adjustment to RRD Restricted Stock Units in connection with the Donnelley Financial Distribution.

(78) “Donnelley Financial SERPs” shall mean the nonqualified supplemental executive retirement plans established or assumed by the Donnelley Financial Group as of the Donnelley Financial Distribution Date and listed in Schedule 6.5(b).

(79) “Donnelley Financial Shared Policies” shall mean all Policies, current or past, which are owned or maintained by or on behalf of RRD or any Subsidiary of RRD which relate to the Donnelley Financial Business, other than Donnelley Financial Policies, including those Policies identified on Schedule 1.1(79).

(80) “Donnelley Financial Spin Ratio” shall mean the number of shares of Donnelley Financial Common Stock to be distributed in respect of each share of RRD Common Stock in the Distribution.

(81) “Donnelley Financial Target Cash Balance” shall have the meaning set forth in Section 3.4(h).

(82) “Donnelley Financial Tax Disaffiliation Agreement” shall mean the Tax Disaffiliation Agreement, [dated as of the date hereof], by and between RRD and Donnelley Financial.

(83) “Donnelley Financial Transition Services Agreement” shall mean the Transition Services Agreement, [dated as of the date hereof], by and between RRD and Donnelley Financial.

(84) “Effective Time” shall mean 12:01 a.m., Eastern Time, on the earlier to occur of the Donnelley Financial Distribution Date and the LSC Distribution Date.

(85) “Employment Practices Policy” shall have the meaning set forth in Section 11.2(d).

(86) “Equity Compensation” means, collectively, the Donnelley Financial Options, Donnelley Financial Restricted Stock Units, LSC Options, LSC Restricted Stock Units, RRD Options and RRD Restricted Stock Units.

(87) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(88) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time that reference is made thereto.

(89) “Fiduciary Tail Policies” shall have the meaning set forth in Section 11.2(b).

(90) “Final Separation Date” shall mean the last to occur of the Donnelley Financial Distribution Date and the LSC Distribution Date; provided, that in the event RRD makes a public announcement that its board of directors has determined that the shares of either Donnelley Financial or LSC shall not be distributed by RRD to its stockholders, then the “Final Separation Date” shall be the date of the last Distribution to be made by RRD to its stockholders as contemplated by the Plan of Reorganization, as so amended.

(91) “Financing Arrangements” means (a) in the case of LSC and Donnelley Financial, the incurrence of indebtedness through a combination of either or both senior notes and term loans, as well as entry into a revolving credit facility and (b) in the case of RRD, tender offer and exchange offer to repurchase outstanding RRD senior notes.

(92) “Force Majeure” shall mean, with respect to a Party, an event beyond the control of such Party (or any Person acting on its behalf), which by its nature could not have been foreseen by such Party (or such Person), or, if it could have been foreseen, was unavoidable, and includes, without limitation, acts of God, storms, floods, riots, labor unrest, pandemics, nuclear incidents, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) or armed hostilities or other national or international calamity or one or more acts of terrorism or failure of energy sources or distribution facilities. Notwithstanding the foregoing, the receipt by a Party of a hostile takeover offer, even if unforeseen or unavoidable, and such Party’s response thereto shall not be deemed an event of Force Majeure.

(93) “Former Donnelley Financial Employee” shall mean any former employee who terminated employment with all members of the RRD controlled group of corporations before the Donnelley Financial Distribution Date and who was last employed by, or designated prior to the Distribution Date as having been employed by a member of the Donnelley Financial Group or any entity primarily carrying on the Donnelley Financial Business, including but not limited to the individuals listed on [Schedule 1.1(93)(a)], but excluding the individuals listed on [Schedule 1.1(93)(b)].

(94) “Former LSC Employee” shall mean any former employee who terminated employment with all members of the RRD controlled group of corporations before the LSC Distribution Date and who was last employed by, or designated prior to the Distribution Date as having been employed by a member of the LSC Group other than those members of the LSC Group or any entity primarily carrying on the LSC Business, including but not limited to the individuals listed on [Schedule 1.1(94)(a)], but excluding the individuals listed on [Schedule 1.1(94)(b)].

(95) “Former RRD Employee” shall mean any former employee who terminated employment with all members of the RRD controlled group of corporations before the Donnelley Financial Distribution Date or the LSC Distribution Date and who was last employed by, or designated prior to the Distribution Date as having been employed by a member of the RRD Group or any entity primarily carrying on the RRD Retained Business, including but not limited to the individuals listed on [Schedule 1.1(95)(a)] but excluding the individuals listed on [Schedule 1.1(95)(b)].

(96) “Governmental Approvals” shall mean any notices or reports to be submitted to, or other filings to be made with, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Entity.

(97) “Governmental Entity” shall mean any domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity.

(98) “Group” shall mean (i) with respect to RRD, the RRD Group, (ii) with respect to LSC, the LSC Group, and (iii) with respect to Donnelley Financial, the Donnelley Financial Group.

(99) “Guaranty Release” shall have the meaning set forth in Section 2.10(b).

(100) “HIPAA” shall have the meaning set forth in Section 6.10(d).

(101) “HR Committee” shall have the meaning set forth in Section 6.10(j).

(102) “Illinois Courts” shall have the meaning set forth in Section 12.19.

(103) “Indemnifiable Loss” shall mean any and all damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the reasonable costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), excluding special, consequential, indirect, punitive damages (other than special, consequential, indirect and/or punitive damages awarded to any third party against an Indemnitee) and/or Taxes.

(104) “Indemnifying Party” shall have the meaning set forth in Section 8.5(b).

(105) “Indemnitee” shall have the meaning set forth in Section 8.5(b).

(106) “Indemnity Payment” shall have the meaning set forth in Section 8.9(a).

(107) “Information” shall mean information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, trade secrets, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), communications and materials otherwise related to or made or prepared in connection with or in preparation for any legal proceeding, and other technical, financial, employee or business information or data.

(108) “Insurance Administration” shall mean, with respect to each Shared Policy, the accounting for premiums, retrospectively-rated premiums, defense costs, indemnity payments, deductibles and retentions, as appropriate, under the terms and conditions of each of the Shared Policies; and the reporting to excess insurance carriers of any losses or claims which may cause the per-occurrence, per claim or aggregate limits of any Shared Policy to be exceeded, and the distribution of Insurance Proceeds as contemplated by this Agreement.

(109) “Insurance Proceeds” shall mean those monies (i) received by an insured person from an insurance carrier, including due to premium adjustments, whether or not retrospectively rated, or (ii) paid by an insurance carrier on behalf of an insured person, in either case net of any applicable premium deductible or self-insured retention. For the avoidance of doubt, “Insurance Proceeds” shall not include any costs or expenses incurred by a Party or its Affiliates in pursuing insurance coverage.

(110) “Insured Claims” shall mean those Liabilities that, individually or in the aggregate, are covered within the terms and conditions of any of the Shared Policies, whether or not subject to deductibles, co-insurance, self-insured retentions, or uncollectibility due to insurer insolvency.

(111) “Intellectual Property” shall mean all intellectual property and industrial property rights of any kind or nature, including all US and foreign (i) Patents, (ii) Trademarks, (iii) copyrights and copyrightable subject matter, (iv) rights of publicity, (v) moral rights and rights of attribution and integrity, (vi) rights in Software, (vii) trade secrets and all other Confidential Information, know-how, inventions, proprietary processes, formulae, models and methodologies, (viii) rights of privacy and rights to personal information, (ix) telephone numbers and Internet protocol addresses, (x) all rights in the foregoing and in other similar intangible assets, (xi) all applications and registrations for the foregoing, and (xii) all rights and remedies against past, present, and future infringement, misappropriation, or other violation of the foregoing.

(112) “Intellectual Property Agreements” mean the LSC Intellectual Property Agreements and the Donnelley Financial Intellectual Property Agreements.

(113) “Internal Control Audit and Management Assessments” shall have the meaning set forth in Section 5.3(a).

(114) “Transition Services Employee” shall have the meaning set forth in Section 5.1(b).

(115) “Law” shall mean any US or non-US federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, income Tax treaty, stock exchange rule, order, requirement or rule of law (including common law).

(116) “Legacy RRD Deferred Compensation Plans” means the George Banta Corporation EP Incentive Compensation Plan, Bowne & Co., Inc. Deferred Sales Compensation Plan, Wallace Computer Services Inc. Deferred Compensation Capital Accumulation Plan, RRD Nonqualified Deferred Compensation Plan, and RRD Global Capital Markets and Global Investment Markets Business Units of the Financial Business Unit Sales Representatives Deferred Compensation Plan.

(117) “Legacy RRD SERPs” means the RRD Unfunded Supplemental Pension Plan and the Supplemental Executive Retirement Plan for Designated Executives-B.

(118) “Liabilities” shall mean any and all debts, liabilities, costs, expenses, interest and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, reserved or unreserved, or determined or determinable, including those arising under any Law, claim, demand, Action, whether asserted or unasserted, or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity and those arising under any Contract or any fines, damages or equitable relief which may be imposed and including all costs and expenses related thereto.

(119) “Liable Party” shall have the meaning set forth in Section 2.9(b).

(120) “LSC” shall have the meaning set forth in the preamble.

(121) “LSC 10-Q” shall have the meaning set forth in Section 3.4(c).

(122) “LSC 10-Q Cash Balance” shall have the meaning set forth in Section 3.4(e).

(123) “LSC Accounts” shall have the meaning set forth in Section 2.11(a).

(124) “LSC Assets” shall mean:

(i) the ownership interests in those Business Entities that are included in the definition of LSC Group, including those Business Entities set forth on [Schedule 1.1(142)] in the definition of LSC Group;

(ii) the offices, manufacturing facilities and other owned real property listed on [Schedule 1.1(124)(ii)] and the leases governing the leased real property (or subleases governing the subleased real property) listed on [Schedule 1.1(124)(ii)].

(iii) all LSC Contracts, any rights or claims arising thereunder, and any other rights or claims or contingent rights or claims primarily relating to or arising from any LSC Asset or the LSC Business;

(iv) any and all Assets reflected on the LSC Balance Sheet or the accounting records supporting such balance sheet and any Assets acquired by or for LSC or any member of the LSC Group subsequent to the date of such balance sheet which, had they been so acquired on or before such date and owned as of such date, would have been reflected on such balance sheet if prepared on a consistent basis, subject to any dispositions of any of such Assets subsequent to the date of such balance sheet;

(v) subject to Article XI, any rights of any member of the LSC Group under any Policies, including any rights thereunder arising after the Distribution Date in respect of any Policies that are occurrence policies;

(vi) Subject to Section 12.2, any and all Assets owned or held immediately prior to the Relevant Time by RRD or any of its Subsidiaries (including, prior to the Relevant Time, Donnelley Financial or any of their Subsidiaries) primarily relating to or used in the LSC Business. The intention of this clause (vi) is only to rectify any inadvertent omission of Transfer of any Asset that, had the Parties given specific consideration to such Asset as of the date hereof, would have otherwise been classified as a LSC Asset. Subject to Section 12.2, no Asset shall be deemed a LSC Asset solely as a result of this clause (vi) unless a claim with respect thereto is made by LSC within the applicable time period(s) established by Section 2.6(d);

(vii) the Assets set forth on [Schedule 1.1(124)(vii)] and any and all Assets that are expressly contemplated by this Agreement or any Ancillary Agreement as Assets which have been or are to be Transferred to LSC or any other member of the LSC Group;

(viii) unless otherwise set forth on [Schedule 1.1(124)(viii)] any and all furnishings and office equipment and any other equipment located at a physical site or the portion thereof of which the ownership or leasehold interest is held by, or is being Transferred to, LSC; provided, that personal computers shall be Transferred to the Party who, following the Relevant Time, employs the applicable employee who, prior to the Relevant Time, used such personal computer; and

(ix) the Applicable LSC Percentage of any RRD Contingent Asset.

Notwithstanding the foregoing, the LSC Assets shall not include any Assets that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Assets to be retained by or Transferred to any member of the RRD Group or the Donnelley Financial Group, as the case may be.

In the event of any inconsistency or conflict which may arise in the application or interpretation of any of the foregoing provisions, for the purpose of determining what is and is not a LSC Asset, any item explicitly included on a Schedule referred to in this definition shall take priority over any provision of the text hereof including, for the avoidance of doubt, any interpretation of the definition of Donnelley Financial Assets and RRD Retained Assets.

(125) “LSC Balance Sheet” shall mean the combined balance sheet of the LSC Group, including the notes thereto, as of June 30, 2016, as filed with the LSC Form 10.

(126) “LSC Board” shall have the meaning set forth in Section 3.2(a).

(127) “LSC Business” shall mean:

(i) substantially all of RRD’s current Publishing and Retail Services segment, as well as the office products reporting unit from RRD’s Variable Print segment;

(ii) certain publishing and e-book services currently within the digital and creative solutions reporting unit of RRD’s Strategic Services segment;

(iii) substantially all of the operations currently within the Europe reporting unit of RRD’s International segment;

(iv) certain Mexican operations currently within the Latin America reporting unit of RRD’s International segment;

(v) the co-mail and related list services operations currently within the logistics reporting unit of RRD’s Strategic Services segment;

(vi) any other business conducted primarily through the use of the LSC Assets prior to the Relevant Time; and

(vii) the businesses and operations of the Business Entities acquired or established by or for LSC or any of its Subsidiaries after the date of this Agreement.

(128) “LSC Claim” shall mean any Claim that is covered by an LSC Policy or an LSC Shared Policy.

(129) “LSC Common Stock” shall have the meaning set forth in the recitals hereto.

(130) “LSC Contracts” shall mean the following Contracts to which RRD or any of its Affiliates is a party or by which it or any of its Affiliates or any of their respective Assets is bound, whether or not in writing, except for any such Contract or part thereof (i) that is expressly contemplated not to be Transferred by any member of the RRD Group or the Donnelley Financial Group to the LSC Group or (ii) that is expressly contemplated to be Transferred to (or remain with) any member of the RRD Group or the Donnelley Financial Group, in each case, pursuant to any provision of this Agreement or any Ancillary Agreement:

(i) any Contract entered into in the name of, or expressly on behalf of, any division, business unit or member of the LSC Group;

(ii) any Contract that relates primarily to the LSC Business [except as set forth on Schedule 1.1(130)(ii)];

(iii) any Contract representing capital or operating equipment lease obligations reflected on the LSC Balance Sheet;

(iv) any Contract or part thereof, that is otherwise expressly contemplated pursuant to this Agreement (including pursuant to Section 2.2(c)) or any of the Ancillary Agreements to be assigned to any member of the LSC Group [including those set forth on Schedule 1.1(130)(iv)]; and

(v) any guarantee, indemnity, representation or warranty of or in favor of any member of the LSC Group.

(131) “LSC Deferred Compensation and SERP Liabilities” shall have the meaning set forth in Section 6.5(a)(i).

(132) “LSC Deferred Compensation Plans” shall mean the nonqualified deferred compensation plans established or assumed by the LSC Group as of the LSC Distribution Date and listed in Schedule 6.5(a).

(133) “LSC Defined Benefit Plans” shall have the meaning set forth in Section 6.6(a)(i).

(134) “LSC Defined Contribution Retirement Plans” shall have the meaning set forth in Section 6.7(a).

(135) “LSC Distribution” shall mean the distribution by RRD to holders of record of shares of RRD Common Stock as of the LSC Distribution Record Date of 80.75% of the LSC Common Stock owned by RRD on the basis of one share of LSC Common Stock for every eight outstanding shares of RRD Common Stock.

(136) “LSC Distribution Date” shall mean the date on which the LSC Distribution is effected.

(137) “LSC Distribution Record Date” shall mean such date as may be determined by the RRD Board as the record date for the LSC Distribution.

(138) “LSC Employee” shall mean an active employee or an employee on vacation or on approved leave of absence (including maternity, paternity, parental, family, short-term or long-term disability leave, qualified military service and other approved leaves) who immediately following the LSC Distribution Date is employed by LSC or any member of the LSC Group. LSC Employee shall also include any employee of an entity in the LSC Group who, as of the LSC Distribution Date, is receiving short-term or long-term disability benefits or workers’ compensation benefits.

(139) “LSC Employment Practices Policy” shall have the meaning set forth in Section 11.2(d).

(140) “LSC Equity Award Exchange Ratio” shall mean a fraction, (i) the numerator of which is Post-Distribution LSC Stock Price multiplied by the LSC Spin Ratio and (ii) the denominator of which is the sum of (A) the Post-Distribution RRD Stock Price, (B) the Post-Distribution LSC Stock Price multiplied by the LSC Spin Ratio, and (C) the Post-Distribution Donnelley Financial Stock Price multiplied by the Donnelley Financial Spin Ratio.

(141) “LSC Form 10” shall mean the registration statement on Form 10 filed by LSC with the SEC in connection with the LSC Distribution including the LSC Information Statement.

(142) “LSC Group” shall mean LSC and each Person (other than any member of the Donnelley Financial Group or the RRD Group) that is a direct or indirect Subsidiary of LSC immediately after the Effective Time, and each Person that becomes a Subsidiary of LSC after the Effective Time, which shall include those entities identified as such on [Schedule 1.1(142)].

(143) “LSC Indemnitees” shall mean each member of the LSC Group and each of their Affiliates and each of their and their respective Affiliates’ respective directors, officers, employees and agents.

(144) “LSC Information Statement” shall mean the Information Statement attached as an exhibit to the LSC Form 10 sent to the holders of shares of RRD Common Stock in connection with the LSC Distribution, including any amendment or supplement thereto.

(145) “LSC Intellectual Property Agreements” shall mean (i) the Patent Assignment and License Agreement, [dated as of the date hereof], between RRD and LSC, (ii) the Software, Copyright and Trade Secret Assignment and License Agreement, [dated as of the date hereof], between RRD and LSC, (iii) the Trademark Assignment and License Agreement, [dated as of the date hereof], by and between RRD and LSC, (iv) Data Assignment and License Agreement, [dated as of the date hereof], by and between RRD and LSC, in each case including any exhibits or schedules thereto, and including any amendments or supplements to any of the foregoing.

(146) “LSC Liabilities” shall mean:

(i) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto, including [Schedule 1.1(146)(iii) and Schedule 1.1(146)(vi)] hereto) as Liabilities to be Assumed by any member of the LSC Group, and all obligations and Liabilities expressly Assumed by any member of the LSC Group under this Agreement or any of the Ancillary Agreements;

(ii) any and all Liabilities primarily relating to, arising out of or resulting from:

(A) the operation or conduct of the LSC Business, as conducted at any time prior to, on or after the Effective Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority));

(B) the operation or conduct of any business conducted by any member of the LSC Group at any time after the Effective Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority));

(C) any LSC Assets, whether arising before, on or after the Effective Time; or

(D) any Intellectual Property Transferred to LSC or any of its Subsidiaries pursuant to any one or more of the LSC Intellectual Property Agreements, in each case whether arising before, on or after the Effective Time;

(iii) any Liabilities to the extent relating to, arising out of or resulting from any terminated or divested Business Entity, business or operation (A) formerly and primarily related to the LSC Group or the LSC Business or (B) set forth on [Schedule 1.1(146)(iii)];

(iv) the Applicable LSC Percentage of any Assumed RRD Contingent Liability;

(v) any Liabilities relating to any LSC Employee or Former LSC Employee in respect of the period prior to, on or after the Effective Time;

(vi) any Liabilities relating to, arising out of or resulting from any litigation set forth on [Schedule 1.1(146)(vi)];

(vii) any Liabilities relating to, arising out of or resulting from any indebtedness (including debt securities and asset-backed debt) of any member of the LSC Group or any indebtedness (regardless of the issuer of such indebtedness) secured exclusively by any of the LSC Assets (including any Liabilities relating to, arising out of or resulting from a claim by a holder of any such indebtedness, in its capacity as such); and

(viii) all Liabilities reflected as liabilities or obligations on the LSC Balance Sheet or the accounting records supporting such balance sheet, and all Liabilities arising or Assumed after the date of such balance sheet which, had they arisen or been Assumed on or before such date and been retained as of such date, would have been reflected on such balance sheet if prepared on a consistent basis, subject to any discharge of such Liabilities subsequent to the date of the LSC Balance Sheet.

Notwithstanding anything to the contrary herein, the LSC Liabilities shall not include:

(x) any Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be retained or Assumed by any member of the RRD Group or the Donnelley Financial Group or for which any such Party is liable;

(y) any Contracts expressly Assumed by any member of the RRD Group or the Donnelley Financial Group under this Agreement or any of the Ancillary Agreements; and

(z) any Liabilities expressly discharged pursuant to Section 2.4 of this Agreement.

In the event of any inconsistency or conflict which may arise in the application or interpretation of any of the foregoing provisions, for the purpose of determining what is and is not a LSC Liability, any item explicitly included on a Schedule referred to in this definition shall take priority over any provision of the text hereof.

(147) “LSC Misdirected Payment Process Policy” shall have the meaning set forth in Section 2.7(a).

(148) “LSC Non-US Deferred Compensation Plans and SERPs” shall have the meaning set forth in Section 6.5(a)(i)(2).

(149) “LSC Non-US Defined Benefit Plans” shall have the meaning set forth in Section 6.6(a)(iii).

(150) “LSC Non-US Defined Contribution Retirement Plans” shall have the meaning set forth in Section 6.7(a)(iii).

(151) “LSC Option” shall mean an option to purchase shares of LSC Common Stock at a specific price as of the LSC Distribution, which LSC Option shall be granted pursuant to the 2016 LSC Communications, Inc. Performance Incentive Plan as part of the adjustment to RRD Options in connection with the LSC Distribution.

(152) “LSC Pension Plan Participants” shall have the meaning set forth in Section 6.6(a)(ii)(B).

(153) “LSC Plans” shall mean the employee benefit plans, policies, programs, payroll practices, and arrangements established or assumed by the LSC Group under this Agreement for the benefit of LSC Employees and, where applicable, Former LSC Employees.

(154) “LSC Policies” shall mean all Policies, current or past, which are owned or maintained by or on behalf of RRD or any Subsidiary of RRD, which relate exclusively to the LSC Business and which Policies are either maintained by LSC or a member of the LSC Group or assignable to LSC or a member of the LSC Group, including those Policies identified on Schedule 1.1(154).

(155) “LSC Portion” shall have the meaning set forth in Section 2.2(b).

(156) “LSC Receivables” shall have the meaning set forth in Section 2.7(a).

(157) “LSC Restricted Stock Unit” shall mean a unit granted by LSC representing a general unsecured promise by LSC to deliver a share of LSC Common Stock, which unit is granted pursuant to the 2016 LSC Communications, Inc. Performance Incentive Plan as part of the adjustment to RRD Restricted Stock Units in connection with the LSC Distribution.

(158) “LSC SERPs” shall mean the nonqualified supplemental executive retirement plans established or assumed by the LSC Group as of the LSC Distribution Date and listed in Schedule 6.5(a).

(159) “LSC Shared Policies” shall mean all Policies, current or past, which are owned or maintained by or on behalf of RRD or any Subsidiary of RRD which relate to the LSC Business, other than LSC Policies, including those Policies identified on Schedule 1.1(159).

(160) “LSC Spin Ratio” shall mean the number of shares of LSC Common Stock to be distributed in respect of each share of RRD Common Stock in the Distribution.

(161) “LSC Target Cash Balance” shall have the meaning set forth in Section 3.4(g).

(162) “LSC Tax Disaffiliation Agreement” shall mean the Tax Disaffiliation Agreement, [dated as of the date hereof], by and between RRD and LSC.

(163) “LSC Transition Services Agreement” shall mean the Transition Services Agreement, [dated as of the date hereof], by and between RRD and LSC.

(164) “Managing Party” shall have the meaning set forth in Section 7.2(a).

(165) “Mediation Period” shall have the meaning set forth in Section 10.2.

(166) “Misdirected Donnelley Financial Deductions” shall have the meaning set forth in Section 2.7(a).

(167) “Misdirected Donnelley Financial Payments” shall have the meaning set forth in Section 2.7(a).

(168) “Misdirected LSC Deductions” shall have the meaning set forth in Section 2.7(a).

(169) “Misdirected LSC Payments” shall have the meaning set forth in Section 2.7(a).

(170) “Misdirected Payment Process Policy” shall mean the Donnelley Financial Misdirected Payment Process Policy, the LSC Misdirected Payment Process Policy and the RRD Misdirected Payment Process Policy.

(171) “Misdirected RRD Deductions” shall have the meaning set forth in Section 2.7(a).

(172) “Misdirected RRD Payments” shall have the meaning set forth in Section 2.7(a).

(173) “NYSE” shall mean The New York Stock Exchange.

(174) “Other Parties’ Auditors” shall have the meaning set forth in Section 5.3(b).

(175) “Other Party” shall have the meaning set forth in Section 2.9(a).

(176) “Outside Notice Date” shall have the meaning set forth in Section 8.5(b).

(177) “Party” shall have the meaning set forth in the preamble.

(178) “Patents” shall mean any patents, patent applications, patent disclosures, derivative patents and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof.

(179) “Performance Share Unit” shall mean a unit granted by RRD pursuant to one of the RRD Equity Plans representing a general unsecured promise by RRD to deliver a share of RRD Common Stock, subject to performance-based vesting.

(180) “Person” shall mean any natural person, firm, individual, corporation, business trust, joint venture, association, company, limited liability company, partnership or other organization or entity, whether incorporated or unincorporated, or any Governmental Entity.

(181) “PHI” shall have the meaning set forth in Section 6.10(d).

(182) “Plan of Reorganization” shall have the meaning set forth in the recitals hereto.

(183) “Policies” shall mean insurance policies and insurance Contracts of any kind (other than life and benefits policies or Contracts), including primary, excess and umbrella policies, comprehensive general liability policies, director and officer liability, fiduciary liability, automobile, aircraft, marine, property and casualty, workers’ compensation and employee dishonesty insurance policies, bonds and self-insurance and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

(184) “Post-Distribution Donnelley Financial Stock Price” shall mean the volume weighted average price during the regular trading session of Donnelley Financial Common Stock (NYSE – DFIN) for the ten trading days immediately following the Donnelley Financial Distribution Date.

(185) “Post-Distribution Donnelley Financial Cash Transfer” shall have the meaning set forth in Section 3.4(h).

(186) “Post-Distribution LSC Stock Price” shall mean the volume weighted average price during the regular trading session of Donnelley Financial Common Stock (NYSE – LKSD) for the ten trading days immediately following the LSC Distribution Date.

(187) “Post-Distribution LSC Cash Transfer” shall have the meaning set forth in Section 3.4(g).

(188) “Post-Distribution RRD Stock Price” shall mean the volume weighted average price during the regular trading session of RRD Common Stock (NYSE – RRD) for the ten trading days immediately following the Relevant Time, provided, however, if the RRD Reverse Stock Split has occurred, the Post-Distribution RRD Stock Price shall be determined as above, but shall be divided by three (3) to reflect the RRD Reverse Stock Split.

(189) “Pre-Distribution Donnelley Financial Target Cash Balance” shall have the meaning set forth in Section 3.4(b).

(190) “Pre-Distribution LSC Target Cash Balance” shall have the meaning set forth in Section 3.4(a).

(191) “Prime Rate” shall mean the rate per annum publicly announced by Citibank, N.A. (or successor thereto) from time to time as its prime rate in effect at its principal office in New York City. For purposes of this Agreement, any change in the Prime Rate shall be effective on the date such change in the Prime Rate is publicly announced as effective.

(192) “Professional Tail Policy” shall have the meaning set forth in Section 11.2(c).

(193) “Record Date” shall mean such date as may be determined by the RRD Board as the record date for the applicable Distribution.

(194) “Records” shall mean any Contracts, documents, books, records or files whether written or electronic.

(195) “Relevant Time” shall mean 12:01 a.m., Eastern Time as between (i) RRD and LSC, on the LSC Distribution Date, (ii) RRD and Donnelley Financial, on the Donnelley Financial Distribution Date and (iii) LSC and Donnelley Financial, on the earlier to occur of the LSC Distribution Date and the Donnelley Financial Distribution Date.

(196) “Restricted Period” shall mean for each RRD Employee, LSC Employee and Donnelley Financial Employee who is subject to any Restrictive Covenants prior to the applicable Relevant Time, the number of months following such employee’s termination of employment during which such Restrictive Covenants apply; provided, however, that if an employee is subject to different Restrictive Covenants that apply for different lengths of time following such employee’s termination of employment, the Restricted Period shall equal the shortest such period during which any such Restrictive Covenant applies.

(197) “Restricted Person” shall have the meaning set forth in Section 5.1(a).

(198) “Restrictive Covenants” shall have the meaning set forth in Section 6.9(h)(ii).

(199) “RRD” shall have the meaning set forth in the preamble.

(200) “RRD Accounts” shall have the meaning set forth in Section 2.11(a).

(201) “RRD Balance Sheet” shall mean the combined balance sheet of the RRD Group prepared to give effect to the transactions contemplated hereby, including the notes thereto, as of June 30, 2016, [attached hereto as [Schedule 1.1(201)]]; provided, that to the extent any Assets or Liabilities are Transferred by any Party or any member of its Group to RRD or any member of the RRD Group or vice versa in connection with the Plan of Reorganization and prior to the Final Separation Date, such assets and/or liabilities shall be deemed to be included or excluded from the RRD Balance Sheet, as the case may be.

(202) “RRD Board” shall have the meaning set forth in the recitals hereto.

(203) “RRD Common Stock” shall mean the issued and outstanding shares of RRD common stock, par value $0.01 per share, of RRD.

(204) “RRD Contingent Asset” shall mean (i) any of the Assets set forth on [Schedule 1.1(204)], (ii) any and all Assets relating to, arising out of or resulting from the business or operations of RRD or any of its predecessor companies or businesses or any of its Affiliates, Subsidiaries and divisions other than any claim or right that is specified as a LSC Asset, Donnelley Financial Asset and/or RRD Retained Asset (or otherwise specifically allocated to any Party or Parties under this Agreement or any Ancillary Agreement) (against any Person other than any member of the RRD Group, LSC Group or Donnelley Financial Group), if and to the extent such claim or other right has accrued as of the Determination Date (or relates to any events or circumstances prior to the Determination Date), or if such claim or other right were known and fixed prior to the Determination Date, would have been reflected on the consolidated balance sheet of RRD prior to the Determination Date or (iii) any Assets relating to, arising from or involving a general corporate matter of RRD, including any Assets to the extent relating to, arising out of or resulting from any terminated or divested Business Entity, business or operation formerly owned or managed by RRD or any of its Affiliates prior to the Determination Date (other than any Asset to the extent relating to any terminated Business Entity, business or operation formerly and primarily owned and managed by or associated with any member of the LSC Group, the Donnelley Financial Group or the RRD Group, as the case may be, or any of their respective Businesses), and, in each case of subclauses (i), (ii) and (iii), which is not otherwise specified to be a LSC Asset, Donnelley Financial Asset or RRD Retained Asset. An Asset meeting the foregoing definition shall be considered a RRD Contingent Asset regardless of whether there was any Action pending, threatened or contemplated as of the Determination Date with respect thereto. For purposes of the foregoing, an Asset shall be deemed to have accrued as of the Determination Date if all the elements of the claim necessary for its assertion shall have occurred on or prior to the Determination Date, such that the Asset were it asserted in an Action on or prior to the Determination Date, would not be dismissed by a court on ripeness or similar grounds.

Notwithstanding anything to the contrary in this definition of RRD Contingent Assets, RRD Contingent Assets shall not include any Assets related to or attributable to or arising in connection with Taxes or Tax Returns that are expressly governed by a Tax Disaffiliation Agreement.

The term “Contingent” as used in the definition of “RRD Contingent Asset” is a term of convenience only and shall not otherwise limit the type or manner of Assets that would otherwise be within the provisions of clauses (i) – (iii) of this definition.

(205) “RRD Deferred Compensation Plans” shall mean the nonqualified deferred compensation plans established or retained by the RRD Group as of the Relevant Time and listed in Schedule 6.5(c), which shall include the Legacy RRD Deferred Compensation Plans to the extent the Liabilities therefor are not assumed by LSC and Donnelley Financial under the LSC Deferred Compensation Plans and the Donnelley Financial Deferred Compensation Plans, as applicable, as of the applicable Relevant Time.

(206) “RRD Director Stock Unit” shall mean a unit granted by RRD pursuant to one of the RRD Equity Plans representing a general unsecured promise by RRD to deliver a share of RRD Common Stock.

(207) “RRD Employee” shall mean an active employee or an employee on vacation or on approved leave of absence (including maternity, paternity, parental, family,

short-term or long-term disability leave, qualified military service and other approved leaves) who immediately following the Final Separation Date is employed by RRD or any member of the RRD Group. RRD Employee shall also include any employee of an entity in the RRD Group who, as of the Final Separation Date, is receiving short-term or long-term disability benefits or workers’ compensation benefits.

(208) “RRD Employment Practices Policy” shall have the meaning set forth in Section 11.2(d).

(209) “RRD Equity Award Exchange Ratio” shall mean a fraction, (i) the numerator of which is the Post-Distribution RRD Stock Price and (ii) the denominator of which is the sum of (A) the Post-Distribution RRD Stock Price (B) the Post-Distribution LSC Stock Price multiplied by the LSC Spin Ratio, and (C) the Post-Distribution Donnelley Financial Stock Price multiplied by the Donnelley Financial Spin Ratio.

(210) “RRD Equity Plans” shall mean, collectively, the equity-based plans set forth on Schedule 1.1(209).

(211) “RRD ESPPs” shall have the meaning set forth in Section 6.4.

(212) “RRD Group” shall mean RRD and each Person (other than any member of the LSC Group or the Donnelley Financial Group) that is a direct or indirect Subsidiary of RRD immediately after the Effective Time, and each Business Entity that becomes a Subsidiary of RRD after the Effective Time, which shall include those entities identified as such on [Schedule 1.1(212)].

(213) “RRD Indemnitees” shall mean RRD, each member of the RRD Group, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing, except the LSC Indemnitees and the Donnelley Financial Indemnitees.

(214) [RESERVED]

(215) “RRD Option” shall mean an option to purchase shares of RRD Common Stock granted pursuant to one of the RRD Equity Plans.

(216) “RRD Portion” shall have the meaning set forth in Section 2.2(b).

(217) “RRD Master Trust” means the Retirement Benefit Trust of RRD.

(218) “RRD Misdirected Payment Process Policy” shall have the meaning set forth in Section 2.7(a).

(219) “RRD Performance Share Unit” shall mean a unit granted by RRD pursuant to one of the RRD Equity Plans representing a general unsecured promise by RRD to deliver a share of RRD Common Stock and which is subject to certain performance measures.

(220) “RRD Receivables” shall have the meaning set forth in Section 2.7(a).

(221) “RRD Restricted Stock Unit” shall mean a unit granted by RRD pursuant to one of the RRD Equity Plans representing a general unsecured promise by RRD to deliver a share of RRD Common Stock.

(222) “RRD Retained Assets” shall mean:

(i) the ownership interests in those Business Entities that are included in the definition of RRD Group, including those Business Entities set forth on [Schedule 1.1(212)] in the definition of RRD Group;

(ii) the offices, manufacturing facilities and other owned real property listed on [Schedule 1.1(222)(ii)] and the leases governing the leased real property (or subleases governing the subleased real property) listed on [Schedule 1.1(222)(ii)];

(iii) all RRD Retained Contracts, any rights or claims arising thereunder, and any other rights or claims or contingent rights or claims primarily relating to or arising from any RRD Retained Asset or the RRD Retained Business;

(iv) any and all Assets (other than cash) reflected on the RRD Balance Sheet or the accounting records supporting such balance sheet and any Assets acquired by or for RRD or any member of the RRD Group subsequent to the date of such balance sheet which, had they been so acquired on or before such date and owned as of such date, would have been reflected on such balance sheet if prepared on a consistent basis, subject to any dispositions of any of such Assets subsequent to the date of such balance sheet;

(v) subject to Article XI, any rights of any member of the RRD Group under any Policies, including any rights thereunder;

(vi) subject to Section 12.2, any and all Assets owned or held immediately prior to the applicable Relevant Time by RRD or any of its Subsidiaries (including, prior to the Relevant Time, LSC or any of its Subsidiaries or Donnelley Financial or any of its Subsidiaries) primarily relating to or used in the RRD Retained Business. The intention of this clause (vi) is only to rectify any inadvertent omission of Transfer of any Asset that, had the Parties given specific consideration to such Asset as of the date hereof, would have otherwise been classified as a RRD Retained Asset. Subject to Section 12.2, no Asset shall be deemed a RRD Retained Asset solely as a result of this clause (vi) unless a claim with respect thereto is made by RRD within the applicable time period(s) established by Section 2.6(d);

(vii) the Assets set forth on [Schedule 1.1(222)(vii)] and any and all Assets that are expressly contemplated by this Agreement or any Ancillary Agreement as Assets which are being retained by, or have been or are to be Transferred to, RRD or any other member of the RRD Group; and

(viii) unless otherwise set forth on [Schedule 1.1(222)(viii)],any and all furnishings and office equipment and any other equipment located at a physical site or the portion thereof of which the ownership or leasehold interest is held by, being retained by or Transferred to, RRD; provided, that personal computers shall be Transferred to the Party who, following the Relevant Time, employs the applicable employee who, prior to the Relevant Time, used such personal computer.

Notwithstanding the foregoing, the RRD Retained Assets shall not include:

(x) any Assets that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Assets to be retained by or Transferred to any member of the LSC Group or Donnelley Financial Group, as the case may be; or

(y) the Assets set forth or described on [Schedule 1.1(204)] (in the definition of RRD Contingent Assets).

In the event of any inconsistency or conflict which may arise in the application or interpretation of any of the foregoing provisions, for the purpose of determining what is and is not a RRD Retained Asset, any item explicitly included on a Schedule referred to in this definition shall take priority over any provision of the text hereof including, for the avoidance of doubt, any interpretation of the definition of Donnelley Financial Assets or LSC Assets.

(223) “RRD Retained Business” shall mean:

(i) RRD’s current Variable Print segment, except for the office products reporting unit that will become part of LSC;

(ii) the logistics reporting unit within its current Strategic Services segment, except for the operations that will become part of LSC;

(iii) the sourcing and digital and creative solutions reporting units within its current Strategic Services segment, except for the operations that will become part of LSC;

(iv) its current International segment except for substantially all of the European reporting unit and certain Mexican operations that will become part of LSC;

(v) any other business conducted primarily through the use of the RRD Retained Assets prior to the Relevant Time; and

(vi) the businesses and operations of Business Entities acquired or established by or for RRD or any of its Subsidiaries in connection with the operation of the RRD Retained Business after the date of this Agreement.

(224) “RRD Retained Claim” shall mean any Claim that is retained by RRD under any Policy.

(225) “RRD Retained Contracts” shall mean the following Contracts to which RRD or any of its Affiliates is a party or by which it or any of its Affiliates or any of their respective Assets is bound, whether or not in writing, except for any such Contract or part thereof (i) that is expressly contemplated not to be Transferred by any member of the LSC Group or the Donnelley Financial Group to RRD or (ii) that is expressly contemplated to be Transferred to (or remain with) any member of the LSC Group or the Donnelley Financial Group, in each case, pursuant to any provision of this Agreement or any Ancillary Agreement:

(i) any Contract entered into in the name of, or expressly on behalf of, any division, business unit or member of the RRD Group;

(ii) any Contract that relates primarily to the RRD Retained Business;

(iii) any Contract representing capital or operating equipment lease obligations reflected on the RRD Balance Sheet;

(iv) any Contract, or part thereof, that is otherwise expressly contemplated pursuant to this Agreement (including pursuant to Section 2.2(c)) or any of the Ancillary Agreements to be assigned to any member of the RRD Group; and

(v) any guarantee, indemnity, representation or warranty of or in favor of any member of the RRD Group.

(226) “RRD Retained Defined Benefit Plans” shall have the meaning set forth in Section 6.6(c)(i).

(227) “RRD Retained Defined Contribution Retirement Plans” shall have the meaning set forth in Section 6.7(c)(ii).

(228) “RRD Retained Liabilities” shall mean:

(i) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto, including [Schedule 1.1(228)(iii) hereto) as Liabilities to remain with or be Assumed by any member of the RRD Group, and all obligations and Liabilities expressly Assumed by any member of the RRD Group under this Agreement or any of the Ancillary Agreements;

(ii) any and all Liabilities primarily relating to, arising out of or resulting from:

(A) the operation or conduct of the RRD Retained Business, as conducted at any time prior to, on or after the Effective Time (including any

Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority));

(B) the operation or conduct of any business conducted by any member of the RRD Group at any time after the Effective Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority));

(C) any RRD Retained Assets, whether arising before, on or after the Effective Time; or

(D) Any Intellectual Property retained by or Transferred to RRD or any of its Subsidiaries pursuant to any of the Intellectual Property Agreements, in each case, whether arising before, on or after the Effective Time

(iii) any Liabilities to the extent relating to, arising out of or resulting from any terminated or divested Business Entity, business or operation (A) formerly and primarily related to the RRD Retained Business or (B) set forth on [Schedule 1.1(228)(iii)];

(iv) any Liabilities relating to:

(A) employees of RRD who do not become either a LSC Employee or Donnelley Financial Employee, in each case, immediately following the Relevant Time and

(B) Former RRD Employees;

(v) any Liabilities relating to, arising out of or resulting from any indebtedness (including debt securities and asset-backed debt) of any member of the RRD including those Liabilities set forth on [Schedule 1.1(228)(v)] or any indebtedness (regardless of the issuer of such indebtedness) secured exclusively by any of the RRD Retained Assets (including any Liabilities relating to, arising out of or resulting from a claim by a holder of any such indebtedness, in its capacity as such); and

(vi) all Liabilities reflected as Liabilities or obligations on the RRD Balance Sheet or the accounting records supporting such balance sheet, and all Liabilities arising or Assumed after the date of such balance sheet which, had they arisen or been Assumed on or before such date and been retained as of such date, would have been reflected on such balance sheet if prepared on a consistent basis, subject to any discharge of such Liabilities subsequent to the date of the RRD Balance Sheet.

Notwithstanding anything to the contrary herein, the RRD Retained Liabilities shall not include:

(x) any Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be retained or Assumed by any member of the LSC Group or the Donnelley Financial Group or for which any such Party is liable;

(y) any Contracts expressly Assumed by any member of the LSC Group or the Donnelley Financial Group under this Agreement or any of the Ancillary Agreements; and

(z) any Liabilities expressly discharged pursuant to Section 2.4 of this Agreement.

In the event of any inconsistency or conflict which may arise in the application or interpretation of any of the foregoing provisions, for the purpose of determining what is and is not a RRD Liability, any item explicitly included on a Schedule referred to in this definition shall take priority over any provision of the text hereof including, for the avoidance of doubt, any interpretation of the definition of Donnelley Financial Assets or LSC Assets.

For the sake of clarity, no Liability shall be a RRD Retained Liability solely as a result of RRD being named as party to or in any Action due to RRD’s status as the remaining and legacy Business Entity, or as a result of its status as the direct or indirect stockholder of any Business Entity (unless such entity is (A) a member of the RRD Group and (B) such Liability primarily relates to the RRD Retained Business or otherwise fits within one of the categories of RRD Retained Liabilities in clauses (i) through (vii) above).

(229) “RRD Retained Plans” shall mean the employee benefit plans, policies, programs, payroll practices, and arrangements retained by the RRD Group under this Agreement for the benefit of RRD Employees and, where applicable, Former RRD Employees.

(230) “RRD Reverse Stock Split” shall mean the reverse stock split to be effected by RRD following the Effective Time in which holders of RRD Common Stock will receive one (1) share of RRD Common Stock for every three (3) shares of RRD Common Stock held at such time.

(231) “RRD Retiree Medical Plan” shall have the meaning set forth in Section 6.8.

(232) “RRD SERPs” shall mean the nonqualified supplemental executive retirement plans established or retained by the RRD Group as of the Relevant Time and listed in Schedule 6.5(c), which shall include the Legacy RRD SERPs to the extent the Liabilities therefor are not assumed by LSC and Donnelley Financial under the LSC SERPs and the Donnelley Financial SERPs, as applicable, as of the applicable Relevant Time.

(233) “Rules” shall have the meaning set forth in Section 10.3.

(234) “SEC” shall mean the United States Securities and Exchange Commission.

(235) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time that reference is made thereto.

(236) “Security Interest” shall mean any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever, excluding restrictions on transfer under securities Laws.

(237) “Separation Expenses” shall have the meaning set forth in Section 12.5.

(238) “Shared Contract” shall mean any Contract (a) listed on Schedule 1.1(238)(a) or that relates to a customer or supplier listed on Schedule 1.1(238)(a) or Schedule 1.1(238)(b) except as set forth on Schedule 1.1(238)(b) any Contract of any member of either Group (i) that relates to the Business of two or more Parties and (ii) either (A) that the Parties specifically intended to amend, divide, modify, partially assign or replicate (in whole or in part) the respective rights and obligations under and in respect of such Contract prior to the Relevant Time or (B) the existence of which either Party discovers prior to the date that is eighteen (18) months after the Relevant Time and had the Parties given specific consideration to such Contract they would have amended, divided, modified, partially assigned or replicated (in whole or in part) the respective rights and obligations under and in respect of such Contract. For the avoidance of doubt, any Contract relating to a Commercial Arrangement shall not be considered a Shared Contract for the any purpose under this Agreement.

(239) “Shared Policies” shall mean all Policies, current or past, which are owned or maintained by or on behalf of RRD or any of its Subsidiaries which relate to one or more of the RRD Retained Business, the LSC Business or the Donnelley Financial Business.

(240) “Software” shall mean all computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, and technology supporting the foregoing, and all documentation, including flowcharts and other logic and design diagrams, technical, functional and other specifications, and user and training materials related to any of the foregoing.

(241) “Spinco Transition Services Agreement” shall mean the Transition Services Agreement, [dated as of the date hereof], by and between Donnelley Financial and LSC.

(242) “Subsidiary” shall mean, with respect to any Person, any corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity in which such Person, directly or indirectly (i) beneficially owns more than fifty percent (50%) of (A) the total combined voting power of all classes of voting securities of such Person, (B) the total combined equity economic interest thereof or (C) the capital or profits thereof, in the case of a partnership, or (ii) otherwise has the power to elect or direct the election of more than fifty percent (50%) of the members of the governing body of such entity or otherwise has control over such entity (e.g., as the managing partner of a partnership).

(243) “Tax” or “Taxes” shall mean any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers’ compensation, employment, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other similar Tax (including any fee, assessment, or other charge in the nature of or in lieu of any Tax) imposed by any tax authority, any escheat liability, abandoned, or unclaimed property law, and any interest, penalties, additions to Tax, or additional amounts in respect of the foregoing, together with any reasonable expenses, including attorneys’ fees, incurred in defending against any such Tax.

(244) “Tax Contest” means an audit, review, examination, or any other administrative or judicial proceeding with the purpose, potential or effect of redetermining Taxes of any member of any Group (including any administrative or judicial review of any claim for refund).

(245) “Tax Disaffiliation Agreements” shall mean the Donnelley Financial Tax Disaffiliation Agreement and the LSC Tax Disaffiliation Agreement.

(246) “Tax Return” means any report of Taxes due, any claims for refund of Taxes paid, any information return with respect to Taxes, or any other similar report, statement, declaration, or document filed or required to be filed (by paper, electronically or otherwise) under any applicable Tax Law, including any attachments, exhibits, or other materials submitted with any of the foregoing, and including any amendments or supplements to any of the foregoing.

(247) “Third Party Claim” shall have the meaning set forth in Section 8.5(b).

(248) “Third Party Claim Notice” shall have the meaning set forth in Section 8.5(b).

(249) “Third Party Proceeds” shall have the meaning set forth in Section 8.9(a).

(250) “Trademarks” shall mean all US and foreign trademarks, service marks, corporate names, trade names, domain names, logos, slogans, designs, trade dress and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing.

(251) “Transfer” shall have the meaning set forth in Section 2.2(a)(i).

(252) “Transition Services Agreement” shall mean the LSC Transition Services Agreement, the Donnelley Financial Transition Services Agreement and the Spinco Transition Services Agreement.

(253) “Undisputed Amount” shall have the meaning set forth in Section 3.4(i).

(254) “Wear Away Period” shall mean, with respect to each individual RRD Employee, LSC Employee or Donnelley Financial Employee listed on Schedule 6.9(h)(ii), the period beginning at the applicable Relevant Time and ending the number of months after the applicable Relevant Time equal to the number of months of such employee’s Restricted Period.

Section 1.2 References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires, the words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, references in this Agreement to Articles, Sections, Annexes, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

Section 1.3 Effective Time; Suspension.

(a) This Agreement shall be effective as of the Effective Time.

(b) Notwithstanding Section 1.3(a) above, as between any of the Parties that are Affiliates, the provisions of, and the obligations under, this Agreement shall be suspended as between such Parties until the applicable Relevant Time, other than for Section 2.1, Section 2.2, Section 2.3 and Section 2.8, each of which will be effective as of the Effective Time.

ARTICLE II

THE SEPARATION

Section 2.1 General. Subject to the terms and conditions of this Agreement, in accordance with the Plan of Reorganization set forth on Schedule 2.1 and to the extent not previously effected pursuant to the steps set forth in the Plan of Reorganization, the Parties shall, and shall cause their respective Affiliates to, effect the transactions contemplated by the Plan of Reorganization. It is the intent of the Parties that after consummation of the transactions contemplated thereby RRD shall be reorganized, to the extent necessary, such that following the consummation of such reorganization, subject to Section 2.6, (i) all of RRD’s and its Subsidiaries’ right, title and interest in and to the LSC Assets will be owned or held by a member of the LSC Group, the LSC Business will be conducted by the members of the LSC Group and all of the LSC Liabilities will be Assumed directly or indirectly by (or remain with) a member of the LSC Group, (ii) all of RRD’s and its Subsidiaries’ right, title and interest in and to the Donnelley Financial Assets will be owned or held by a member of the Donnelley Financial Group, the Donnelley Financial Business will be conducted by the members of the Donnelley Financial Group and all of the Donnelley Financial Liabilities will be Assumed directly or indirectly by (or remain with) a member of the Donnelley Financial Group, and (iii) all of RRD’s and its Subsidiaries’ right, title and interest in and to the RRD Retained Assets will be owned or held by a member of the RRD Group, the RRD Retained Business will be conducted by the members of the RRD Group and all of the RRD Retained Liabilities will be Assumed directly or indirectly by (or remain with) a member of the RRD Group.

Section 2.2 Transfer of Assets.

(a) Subject to the terms and conditions of this Agreement, including those set forth in Section 12.2, on or prior to the Relevant Time and to the extent not already completed (and it being understood that some of such Transfers may occur following the date hereof and prior to the applicable Relevant Time):

(i) RRD shall, on behalf of itself and its Subsidiaries, as applicable, transfer, contribute, assign and convey or cause to be transferred, contributed, assigned and conveyed (“Transfer”) to (A) LSC, or another member of the LSC Group, all of its and its Subsidiaries’ right, title and interest in and to the LSC Assets and (B) Donnelley Financial, or another member of the Donnelley Financial Group, all of its and its Subsidiaries’ right, title and interest in and to the Donnelley Financial Assets;

(ii) LSC shall, on behalf of itself and its Subsidiaries, as applicable, Transfer to (A) RRD, or another member of the RRD Group, all of its and its Subsidiaries’ right, title and interest in and to the RRD Retained Assets, and (B) Donnelley Financial, or another member of the Donnelley Financial Group, all of its and its Subsidiaries’ right, title and interest in and to the Donnelley Financial Assets; and

(iii) Donnelley Financial shall, on behalf of itself and its Subsidiaries, as applicable, Transfer to (A) RRD, or another member of the RRD Group, all of its and its Subsidiaries’ right, title and interest in and to the RRD Retained Assets, and (B) LSC, or another member of the LSC Group, all of its and its Subsidiaries’ right, title and interest in and to the LSC Assets.

(b) Treatment of Shared Contracts. Without limiting the generality of the obligations set forth in Section 2.2(a), the parties shall, and shall cause their respective Subsidiaries to, use their respective reasonable best efforts to work together (and, if necessary and desirable, to work with the third party to such Shared Contract) in an effort to divide, partially assign, modify and/or replicate (in whole or in part) the respective rights and obligations under and in respect of any Shared Contract, such that (a) a member of the Donnelley Financial Group is the beneficiary of the rights and is responsible for the obligations related to that portion of such Shared Contract relating to the Donnelley Financial Business (the “Donnelley Financial Portion”), which rights shall be Donnelley Financial Assets and which obligations shall be Donnelley Financial Liabilities, (b) a member of the LSC Group is the beneficiary of the rights and is responsible for the obligations related to such Shared Contract relating to the LSC Business (the “LSC Portion”), which rights shall be LSC Assets and which obligations shall be LSC Liabilities and (c) a member of the RRD Group is the beneficiary of the rights and is responsible for the obligations related to such Shared Contract relating to the RRD Business (the “RRD Portion”), which rights shall be RRD Retained Assets and which obligations shall be RRD Liabilities. If the Parties, or their respective Subsidiaries, as applicable, do not or are not able to enter into an arrangement to formally divide, partially assign, modify and/or replicate such Shared Contract as contemplated by the previous sentence, then the Parties shall, and shall cause their respective Subsidiaries to, cooperate in any lawful arrangement to provide that a member of the LSC Group shall receive the interest in the benefits and obligations of the LSC Portion under such Shared Contract, a member of the Donnelley Financial Group shall receive the interest in the benefits and obligations of the Donnelley Financial Portion under such Shared Contract and a member of the RRD Group shall receive the interest in the benefits and obligations of the RRD Portion under such Shared Contract; provided, however, that no Party shall be required to expend any money or take any action in furtherance of this Section 2.2(b) that would require the expenditure of money (other than any payment obligations under the applicable Shared Contract).

(c) Consents. The Parties shall use their reasonable best efforts to obtain the required licenses, permits and authorizations issued by any Governmental Entity or parts thereof as contemplated by this Agreement.

Section 2.3 Assumption and Satisfaction of Liabilities. Except as otherwise specifically set forth on Schedule 2.3 or in any Ancillary Agreement, from and after the Relevant Time, (a) RRD shall, or shall cause a member of the RRD Group to, accept, assume (or, as applicable, retain) and perform, discharge and fulfill, in accordance with their respective terms (“Assume”), all of the RRD Retained Liabilities, (b) LSC shall, or shall cause a member of the LSC Group to, Assume all the LSC Liabilities and (c) Donnelley Financial shall, or shall cause a member of the Donnelley Financial Group to, Assume all the Donnelley Financial Liabilities, in each case, regardless of (i) when or where such Liabilities arose or arise, (ii) whether the facts upon which they are based occurred prior to, on or subsequent to the applicable Relevant Time, (iii) where or against whom such Liabilities are asserted or determined, or (iv) whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the RRD Group, the LSC Group or the Donnelley Financial Group, as the case may be, or any of their past or present respective directors, officers, employees, agents, Subsidiaries or Affiliates.

Section 2.4 Intercompany Accounts.

(a) Except as set forth in Section 2.4(b), RRD (and/or any member of the RRD Group), LSC ((and/or any member of the LSC Group), and Donnelley Financial (and/or any member of the Donnelley Financial Group), hereby terminate, effective as of the Effective Time, any and all Contracts and intercompany Liabilities, whether or not in writing, between or among RRD (and/or any member of the RRD Group), LSC (and/or any member of the LSC Group), and Donnelley Financial (and/or any member of the Donnelley Financial Group), that are effective or outstanding as of immediately prior to the Effective Time. No such terminated Contract (including any provision thereof that purports to survive termination) or intercompany Liability shall be of any further force or effect from and after the Effective Time. Each Party shall, at the reasonable request of any other Party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

(b) The provisions of Section 2.4(a) shall not apply to any of the following Contracts (or to any of the provisions thereof):

(i) this Agreement and the other Ancillary Agreements (and each other Contract expressly contemplated by this Agreement or any other Ancillary Agreements to be entered into or continued by the Parties or any of the members of their respective Groups after the Effective Time);

(ii) any Contracts to which any Person, other than the Parties and their respective wholly owned Subsidiaries, is a Party (it being understood that (A) directors’ qualifying shares or similar interests will be disregarded for purposes of determining whether a Subsidiary is wholly owned and (B) to the extent that the rights and obligations of the Parties and the members of their respective Groups under any such Contracts constitute RRD Retained Assets, LSC Assets or Donnelley Financial Assets or RRD Retained Liabilities, LSC Liabilities or Donnelley Financial Liabilities, they shall be assigned pursuant to Section 2.1);

(iii) any Shared Contracts;

(iv) any Commercial Arrangements; and

(v) any intercompany trade payables due or trade receivables owed solely between RRD and/or any member of the RRD Group, LSC and/or any member of the LSC Group and Donnelley Financial and/or any member of the Donnelley Financial Group that are effective or outstanding as of immediately prior to the applicable Relevant Time, which amounts shall be settled (and net amounts paid) as of the applicable Relevant Time or as promptly as practicable thereafter (with all invoices for such payables due to be delivered by the Parties within five (5) Business Days following the applicable Relevant Time and to be paid, in any event, within thirty (30) days of the receipt of such invoice) (except for any such intercompany payables or receivables arising pursuant to any Ancillary Agreements, which shall instead be settled in accordance with the terms of such Ancillary Agreements).

Section 2.5 Limitation of Liability.

(a) Except as provided in Section 3.4 or in the case of any knowing violation of Law, fraud or material misrepresentation, no Party shall have any Liability to any other Party in the event that any Information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate.

(b) No Party or any Subsidiary thereof shall be liable to any other Party or any Subsidiary of any other Party based upon, arising out of or resulting from any Contract, arrangement, course of dealing or understanding existing on or prior to the applicable Relevant Time (other than this Agreement, any Ancillary Agreement, any Commercial Arrangements, any Contract entered into in connection herewith or in order to consummate the transactions contemplated hereby or thereby or by the Plan of Reorganization or any Contract specified on Schedule 2.5).

Section 2.6 Transfers Not Effected on or Prior to the Effective Time; Transfers Deemed Effective as of the Effective Time.

(a) Subject to Section 12.2, to the extent that any Transfers contemplated by this Article II shall not have been consummated on or prior to the Relevant Time, the Parties shall use reasonable best efforts to effect such Transfers as promptly following the Relevant Time as shall be practicable. Nothing herein shall be deemed to require the Transfer of any Assets or the Assumption of any Liabilities which by their terms or operation of Law cannot be Transferred; provided, however, that the Parties and their respective Subsidiaries shall cooperate and use reasonable best efforts to seek to obtain any necessary Governmental Approvals for the Transfer of all Assets and Assumption of all Liabilities contemplated to be Transferred and Assumed pursuant to this Article II. In the event that any such Transfer of Assets or Assumption of Liabilities has not been consummated, from and after the Relevant Time (i) the Party retaining such Asset shall thereafter hold such Asset for the use and benefit of the Party entitled thereto (at the expense of the Person entitled thereto) and (ii) the Party intended to Assume such Liability shall, or shall cause the applicable member of its Group to, pay or reimburse the Party retaining such Liability for all amounts paid or incurred in connection with the retention of such Liability. In addition, the Party retaining such Asset or Liability shall, insofar as reasonably possible and to the extent permitted by applicable Law, treat such Asset or Liability in the ordinary course of business and take such other actions as may be reasonably requested by the Party to which such Asset is to be Transferred or by the Party that is to Assume such Liability in order to place such Party, insofar as reasonably possible, in the same position as if such Asset or Liability had been Transferred or Assumed as contemplated hereby and so that all the benefits and burdens relating to such Asset or Liability, including possession, use, risk of loss, potential for gain, and dominion, control and command over such Asset or Liability, are to inure from and after the Relevant Time to the member or members of the RRD Group, the LSC Group or the Donnelley Financial Group entitled to the receipt of such Asset or required to Assume such Liability. In furtherance of the foregoing, subject to Section 12.2, the Parties agree that, as of the Relevant Time, each Party shall be deemed to have acquired complete and sole beneficial ownership over all of the Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have Assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such Party is entitled to acquire or required to Assume pursuant to the terms of this Agreement.

(b) If and when the Governmental Approvals and/or conditions, the absence or non-satisfaction of which caused the deferral of Transfer of any Asset or deferral of the Assumption of any Liability pursuant to Section 2.6(a), are obtained or satisfied, the Transfer, assignment, Assumption or novation of the applicable Asset or Liability shall be effected in accordance with and subject to the terms of this Agreement and/or the applicable Ancillary Agreement.

(c) The Party retaining any Asset or Liability due to the deferral of the Transfer of such Asset or the deferral of the Assumption of such Liability pursuant to Section 2.6(a) or otherwise shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced, assumed, or agreed in advance to be reimbursed by the Party entitled to such Asset or the Person intended to be subject to such Liability, other than reasonable attorneys’ fees and recording or similar fees, all of which shall be promptly reimbursed by the Party entitled to such Asset or the Person intended to be subject to such Liability.

(d) Subject to Section 12.2, on and prior to the eighteen (18) month anniversary following the applicable Relevant Time, if any Party owns any Asset, that, although not Transferred pursuant to this Agreement, is agreed by such Party and the other applicable Party in their good faith judgment to be an Asset that more properly belongs to the other Party or a Subsidiary of the other Party, or an Asset that such other Party or Subsidiary was intended to have the right to continue to use (other than (for the avoidance of doubt), as between any two Parties, for any Asset acquired from an unaffiliated third party by a Party or member of such Party’s Group following the applicable Relevant Time), then the Party owning such Asset shall, as applicable (i) Transfer any such Asset to the Party identified as the appropriate transferee and following such Transfer, such Asset shall be a LSC Asset, Donnelley Financial Asset or RRD Retained Asset, as the case may be, or (ii) grant such mutually agreeable rights with respect to such Asset to permit such continued use, subject to, and consistent with this Agreement, including with respect to Assumption of associated Liabilities, in all events, subject to the relevant Parties’ agreement (I) as to the most cost efficient means of effecting such Transfer or grant of rights and (II) to share any incremental costs arising as a result of such Transfer.

(e) After the Relevant Time, each Party may receive mail, packages and other communications properly belonging to another Party. Accordingly, at all times after the Relevant Time, each Party authorizes the other applicable Party to receive and open all mail, packages and other communications received by such Party, and to the extent that they do not relate to the business of the receiving Party, the receiving Party shall promptly deliver such mail, packages or other communications (or, in case the same relate to both businesses, copies thereof) to the other Party as provided for in Section 12.6. The provisions of this Section 2.6(e) are not intended to, and shall not, be deemed to constitute an authorization by any Party to permit the other to accept service of process on its behalf and no Party is or shall be deemed to be the agent of any other Party for service of process purposes.

(f) With respect to Assets and Liabilities described in Section 2.6(a), each of RRD, LSC and Donnelley Financial shall, and shall cause the members of its respective Group to, (i) treat for all income Tax purposes (A) the deferred Assets as assets having been Transferred to and owned by the Party entitled to such Assets not later than the applicable Relevant Time and (B) the deferred Liabilities as liabilities having been Assumed and owned by the Person intended to be subject to such Liabilities not later than the applicable Relevant Time, and (ii) neither report nor take any income Tax position (on a Tax Return or otherwise) inconsistent with such treatment (unless required by a change in applicable Tax Law or good faith resolution of a Tax Contest relating to income Taxes).

Section 2.7 Misdirected Customer Payments and Deductions.

(a) Subject to Schedule 2.7(a), Schedule 2.7(b) and Schedule 2.7(c), for so long as Cash Application and Credit Card Processing transition services are in effect between the applicable Parties pursuant to a Transition Services Agreement, on each Business Day during such period: (i) RRD shall notify LSC or Donnelley Financial of (A) the amount of customer payments that relate to accounts receivable of any member of the LSC Group or Donnelley Financial Group (“LSC Receivables” and “Donnelley Financial Receivables”, respectively) received by any member of the RRD Group (such payments, “Misdirected LSC Payments” and “Misdirected Donnelley Financial Payments,” respectively) in each case, in accordance with the RRD Misdirected Payment Process Policy set forth in Schedule 2.7(a) (the “RRD Misdirected Payment Process Policy”) and (B) the amount of any customer deductions that relate to LSC Receivables or Donnelley Financial Receivables made against payments owed to any member of the RRD Group (such deductions, “Misdirected LSC Deductions” and “Misdirected Donnelley Financial Deductions”, respectively) in each case, in accordance with the RRD Misdirected Payment Process Policy set forth in Schedule 2.7(a), (ii) LSC shall notify RRD or Donnelley Financial of (A) the amount of customer payments that relate to accounts receivable of any member of the RRD Group (“RRD Receivables”) or Donnelley Financial Receivables received by any member of the LSC Group (such payments, “Misdirected RRD Payments”) or Misdirected Donnelley Financial Payments and in each case, in accordance with the LSC Misdirected Payment Process Policy set forth in Schedule 2.7(b) (the “LSC Misdirected Payment Process Policy”) and (B) the amount of any customer deductions that relate to RRD Receivables made against payments owed to any member of the LSC Group (such deductions, “Misdirected RRD Deductions”) in each case, in accordance with the LSC Misdirected Payment Process Policy, (iii) Donnelley Financial shall notify RRD or LSC of (A) the RRD Receivables or LSC Receivables received by any member of the Donnelley Financial Group, Misdirected RRD Payments or Misdirected Donnelley Financial Payments and (B) the amount of any customer deductions that relate to RRD Receivables or LSC Receivables made against payments owed to any member of the Donnelley Financial Group in each case, in accordance with the Donnelley Financial Misdirected Payment Process Policy set forth in Schedule 2.7(c) (the “Donnelley Financial Misdirected Payment Process Policy”) and (iv) each Party shall remit payment to the applicable Party in accordance with, and on the terms of, the applicable Misdirected Payment Process Policy. Each such notice shall include the name of each applicable customer and the amount of each applicable payment and deduction.

(b) As between RRD, LSC and Donnelley Financial (and the members of their respective Groups), except to the extent prohibited by applicable Law, all payments and reimbursements received after the Relevant Time by any Party (or member of its Group) to which another Party (or member of its Group) is entitled under this Agreement other than those covered by Section 2.7(a), shall be held by such Party in trust for the use and benefit of the Party entitled thereto and, within fifteen (15) days of receipt by such Party of any such payment or reimbursement, such Party shall pay over, or shall cause the applicable member of its Group to pay over to the other Parties, the amount of such payment or reimbursement without right of setoff.

Section 2.8 Conveyancing and Assumption Instruments. In connection with, and in furtherance of, the Transfers of Assets and Assumptions of Liabilities contemplated by this Agreement, subject to Section 12.2, the Parties shall execute or cause to be executed, on or prior to the Relevant Time, by the appropriate entities, the Conveyancing and Assumption Instruments necessary to evidence the valid and effective Assumption by the applicable Party of its Assumed Liabilities and the valid Transfer to the applicable Party or member of such Party’s Group of all right, title and interest in and to its Assets, in substantially the form contemplated hereby for Transfers and Assumptions to be effected pursuant to Illinois Law, the Laws of the United States or the applicable Laws of one of the other states of the United States or pursuant to non-US Laws, as applicable, in such other form as the Parties shall reasonably agree, including the Transfer of real property with deeds as may be appropriate. The Transfer of capital stock shall be effected by means of executed stock powers and notation on the stock record books of the corporation or other legal entities involved, or by such other means as may be required in any non-US jurisdiction to Transfer title to stock and, only to the extent required by applicable Law, by notation on public registries.

Section 2.9 Novation of Liabilities.

(a) Each Party, at the request of another Party, shall use reasonable best efforts (i) to obtain, or to cause to be obtained, any Consent, substitution or amendment required to novate or assign all obligations under Contracts, licenses and other Liabilities for which a member of such Party’s Group and a member of another Party’s Group are prior to the Relevant Time jointly or severally liable and that do not constitute Liabilities of such other Party following the Relevant Time as provided in this Agreement (such other Party, the “Other Party”), or (ii) to obtain in writing the unconditional release of all parties to such arrangements (other than any member of the Group who Assumed or retained such Liability as set forth in this Agreement), so that, in any such case, the members of the applicable Group will be solely responsible for such Liabilities; provided, however, that no Party shall be obligated to pay any consideration therefor to any third party from whom any such Consent, substitution or amendment is requested (unless such Party is fully reimbursed by the requesting Party).

(b) If the Parties are unable to obtain, or to cause to be obtained, any such required Consent, release, substitution or amendment, the Other Party or a member of the Other Party’s Group shall continue to be bound by such Contract, license or other obligation that does not constitute a Liability of such Other Party and, unless not permitted by Law or the terms thereof, as agent or subcontractor for such Party, the Party or member of such Party’s Group who Assumed or retained such Liability as set forth in this Agreement (the “Liable Party”) shall, or shall cause a member of its Group to, pay, perform and discharge fully all the obligations or other Liabilities of such Other Party or member of the Other Party’s Group thereunder from and after the Effective Time. The Liable Party shall indemnify each Other Party and hold each of them harmless against any Liabilities (other than Liabilities of such Other Party) arising in connection therewith; provided, that the Liable Party shall have no obligation to indemnify any Other Party losses resulting from their gross negligence, willful misconduct or bad faith. The Other Party shall, without further consideration, promptly pay and remit, or cause to be promptly paid or remitted, to the Liable Party or any member of the Liable Party’s Group, any money, rights and other consideration received by it or any member of its Group in respect of such performance by the Liable Party (unless any such consideration is an Asset of such Other Party pursuant to this Agreement). If and when any such Consent, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, the Other Party shall promptly Transfer all rights and Liabilities thereunder of any member of such Other Party’s Group to the Liable Party, or to another member of the Liable Party’s Group, without payment of any further consideration and the Liable Party, or another member of the Liable Party’s Group, without the payment of any further consideration, shall Assume such rights and Liabilities.

Section 2.10 Guarantees.

(a) Except for those guarantees, surety bonds or other credit support instruments set forth on [Schedule 2.10] where RRD shall remain as guarantor and the applicable Party shall indemnify and hold harmless the RRD Indemnitees for any Indemnifiable Loss arising from or relating thereto (in accordance with the provisions of Article VIII) or as otherwise specified in any Ancillary Agreement, on or prior to the Effective Time or as soon as practicable thereafter, (i) RRD shall (with the reasonable cooperation of the relevant beneficiary) use its reasonable best efforts to have any member of the LSC Group and/or the Donnelley Financial Group removed as guarantor of or obligor for any RRD Retained Liability, including in respect of those guarantees set forth on [Schedule 2.10], to the extent that they relate to RRD Retained Liabilities, (ii) LSC shall (with the reasonable cooperation of the relevant beneficiary) use its reasonable best efforts to have any member of the RRD Group and/or the Donnelley Financial Group removed as guarantor of or obligor for any LSC Liability, including in respect of those guarantees set forth on [Schedule 2.10], to the extent that they relate to LSC Liabilities, and (iii) Donnelley Financial shall (with the reasonable cooperation of the relevant beneficiary) use its reasonable best efforts to have any member of the RRD Group and/or the LSC Group removed as guarantor of or obligor for any Donnelley Financial Liability, including in respect of those guarantees set forth on [Schedule 2.10], to the extent that they relate to Donnelley Financial Liabilities.

(b) On or prior to the Relevant Time, to the extent required to obtain a release from a guaranty, surety bond or other credit support instrument (a “Guaranty Release”):

(i) of any member of the RRD Group, LSC and/or Donnelley Financial shall, as applicable, execute a guaranty agreement in the form of the existing guaranty, surety bond or other credit support instrument, except to the extent that such existing guaranty, surety bond or other credit support instrument contains representations, covenants or other terms or provisions either (A) with which LSC or Donnelley Financial, as the case may be, would be reasonably unable to comply or (B) which would be reasonably expected to be breached;

(ii) of any member of the LSC Group, RRD and/or Donnelley Financial, shall, as applicable, execute a guaranty agreement in the form of the existing guaranty, surety bond or other credit support instrument, except to the extent that such existing guaranty, surety bond or other credit support instrument contains representations, covenants or other terms or provisions either (A) with which LSC or Donnelley Financial, as the case may be, would be reasonably unable to comply or (B) which would be reasonably expected to be breached; and

(iii) of any member of the Donnelley Financial Group, RRD and/or LSC shall, as applicable, execute a guaranty agreement in the form of the existing guaranty, surety bond or other credit support instrument, except to the extent that such existing guaranty, surety bond or other credit support instrument contains representations, covenants or other terms or provisions either (A) with which RRD or LSC, as the case may be, would be reasonably unable to comply or (B) which would be reasonably expected to be breached.

(c) If RRD, LSC or Donnelley Financial is unable to obtain, or to cause to be obtained, any such required removal as set forth in clauses (a) and (b) of this Section 2.10, (i) the relevant beneficiary shall indemnify and hold harmless the guarantor or obligor for any Indemnifiable Loss arising from or relating thereto (in accordance with the provisions of Article VIII) and shall or shall cause one of its Subsidiaries to pay, perform and discharge fully all the obligations or other Liabilities of such guarantor or obligor thereunder, and (ii) each of RRD, LSC and Donnelley Financial, on behalf of themselves and the members of their respective Groups, agree not to renew or extend the term of, increase its obligations under, or Transfer to a third party, any guarantee or other obligation for which another Party or member of such Party’s Group is or may be liable unless all obligations of such other Party and the members or member of such Party’s Group with respect thereto are thereupon terminated by documentation reasonably satisfactory in form and substance to such Party; provided, however, with respect to leases, in the event a Guaranty Release is not obtained and the relevant beneficiary wishes to extend the term of such guaranteed lease of such guaranteed lease, then such beneficiary shall have the option of extending the term if it provides such security as is reasonably satisfactory to the guarantor under such guaranteed lease.

Section 2.11 Bank Accounts.

(a) RRD, LSC and Donnelley Financial each agrees to take, or cause the respective members of their respective Groups to take, prior to the Relevant Time (or as soon as possible thereafter), all actions necessary to amend all Contracts governing each bank and brokerage account owned by LSC or Donnelley Financial or any other member of their respective Groups (collectively, the “LSC Accounts” and “Donnelley Financial Accounts”, respectively), including all LSC Accounts listed or described on [Schedule 2.11(a)(i)] and Donnelley Financial Accounts listed or described on [Schedule 2.11(a)(ii)], so that such LSC Accounts or Donnelley Financial Accounts, if currently linked (whether by automatic withdrawal, automatic deposit or any other authorization to transfer funds from or to, hereinafter “linked”) to any bank or brokerage account owned by RRD or any other member of the RRD Group (collectively, the “RRD Accounts”), including all RRD Accounts listed or described on [Schedule 2.11(a)(iii)], are de-linked from such RRD Accounts.

(b) RRD, LSC and Donnelley Financial each agrees to take, or cause the respective members of their respective Groups to take, prior to the Relevant Time (or as soon as possible thereafter), all actions necessary to amend all Contracts governing the RRD Accounts so that such RRD Accounts, if currently linked to any LSC Accounts or Donnelley Financial Accounts, are de-linked from such LSC Accounts and Donnelley Financial Accounts.

(c) With respect to any outstanding checks issued by RRD, LSC or Donnelley Financial or any of their respective Subsidiaries prior to the Relevant Time, such outstanding checks shall be honored from and after the Relevant Time by the Person or Group owning the account on which the check is drawn, without limiting the ultimate allocation of Liability for such amounts under this Agreement or any other Ancillary Agreement.

Section 2.12 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. EACH OF RRD (ON BEHALF OF ITSELF AND EACH MEMBER OF THE RRD GROUP), LSC (ON BEHALF OF ITSELF AND EACH MEMBER OF THE LSC GROUP), AND DONNELLEY FINANCIAL (ON BEHALF OF ITSELF AND EACH MEMBER OF THE DONNELLEY FINANCIAL GROUP) UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, IN ANY ANCILLARY AGREEMENT OR IN ANY COMMERCIAL ARRANGEMENT, NO PARTY TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT, ANY ANCILLARY AGREEMENTS OR OTHERWISE, IS REPRESENTING OR WARRANTING IN ANY WAY AS TO THE ASSETS, BUSINESSES OR LIABILITIES CONTRIBUTED, TRANSFERRED OR ASSUMED AS CONTEMPLATED HEREBY OR THEREBY, AS TO ANY CONSENTS OR GOVERNMENTAL APPROVALS REQUIRED IN CONNECTION HEREWITH OR THEREWITH, AS TO THE VALUE OR FREEDOM FROM ANY SECURITY INTERESTS OF, OR ANY OTHER MATTER CONCERNING, ANY ASSETS OF SUCH PARTY, OR AS TO THE ABSENCE OF ANY DEFENSES OR RIGHT OF SETOFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY ACTION OR OTHER ASSET, INCLUDING ACCOUNTS RECEIVABLE, OF ANY PARTY, OR AS TO THE LEGAL SUFFICIENCY OF ANY CONTRIBUTION, ASSIGNMENT, DOCUMENT, CERTIFICATE OR INSTRUMENT DELIVERED HEREUNDER TO CONVEY TITLE TO ANY ASSET OR THING OF VALUE UPON THE EXECUTION, DELIVERY AND FILING HEREOF OR THEREOF. EXCEPT AS MAY EXPRESSLY BE SET FORTH HEREIN OR IN ANY ANCILLARY AGREEMENT OR COMMERCIAL ARRANGEMENT, ALL SUCH ASSETS ARE BEING TRANSFERRED ON AN “AS IS,” “WHERE IS” BASIS (AND, IN THE CASE OF ANY REAL PROPERTY, BY MEANS OF A QUITCLAIM OR SIMILAR FORM DEED OR CONVEYANCE) AND THE RESPECTIVE TRANSFEREES SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT (I) ANY CONVEYANCE SHALL PROVE TO BE INSUFFICIENT TO VEST IN THE TRANSFEREE GOOD TITLE, FREE AND CLEAR OF ANY SECURITY INTEREST AND (II) ANY NECESSARY CONSENTS OR GOVERNMENTAL APPROVALS ARE NOT OBTAINED OR THAT ANY REQUIREMENTS OF LAWS OR JUDGMENTS ARE NOT COMPLIED WITH.

ARTICLE III

CERTAIN ACTIONS AT OR PRIOR TO THE DISTRIBUTIONS

Section 3.1 Certificate of Incorporation; By-laws.

(a) On or prior to the LSC Distribution Date, all necessary actions shall be taken to adopt the form of amended and restated certificate of incorporation and amended and restated by-laws filed by LSC with the SEC as exhibits to the LSC Form 10.

(b) On or prior to the Donnelley Financial Distribution Date, all necessary actions shall be taken to adopt the form of amended and restated certificate of incorporation and amended and restated by-laws filed by Donnelley Financial with the SEC as exhibits to the Donnelley Financial Form 10.

(c) On or prior to the Effective Time, all necessary actions shall be taken to adopt the amendments to RRD’s restated certificate of incorporation in a manner consistent with amendments to the RRD restated certificate of incorporation approved at the 2016 RRD Annual Meeting of Stockholders, and to the extent such amendment was discretionary, that the RRD Board has determined to effect such amendment.

Section 3.2 Directors.

(a) On or prior to the LSC Distribution Date, RRD shall take all necessary action to cause the Board of Directors of LSC (the “LSC Board”) to consist, as of or immediately following the LSC Distribution, of the individuals identified in the LSC Information Statement as director nominees of LSC, including causing the existing directors of LSC to appoint such individuals and, where applicable, to resign from the LSC Board.

(b) On or prior to the Donnelley Financial Distribution Date, RRD shall take all necessary action to cause the Board of Directors of Donnelley Financial (the “Donnelley Financial Board”) to consist, as of or immediately following the Donnelley Financial Distribution, of the individuals identified in the Donnelley Financial Information Statement as director nominees of Donnelley Financial, including causing the existing directors of Donnelley Financial to appoint such individuals and, where applicable, to resign from the Donnelley Financial Board.

(c) On or prior to the LSC Distribution Date, all necessary actions shall be taken to cause directors of the RRD Board who will become directors of LSC to resign from the RRD Board effective immediately prior to being appointed to the LSC Board.

(d) On or prior to the Donnelley Financial Distribution Date, all necessary actions shall be taken to cause directors of the RRD Board who will become directors of Donnelley Financial to resign from the RRD Board effective immediately prior to being appointed to the Donnelley Financial Board.

Section 3.3 Resignations.

(a) On or prior to the LSC Distribution Date, (i) RRD shall cause all its employees and any employees of its Affiliates (excluding any employees of any member of the LSC Group) to resign, effective as of the LSC Distribution Date, from all positions as officers or directors of any member of the LSC Group in which they serve, and (ii) LSC shall cause all its employees and any employees of its Affiliates to resign, effective as of the LSC Distribution Date, from all positions as officers or directors of any members of the RRD Group or the Donnelley Financial Group in which they serve.

(b) On or prior to the Donnelley Financial Distribution Date, (i) RRD shall cause all its employees and any employees of its Affiliates (excluding any employees of any member of the Donnelley Financial Group) to resign, effective as of the Donnelley Financial Distribution Date, from all positions as officers or directors of any member of the Donnelley Financial Group in which they serve, and (ii) Donnelley Financial shall cause all its employees and any employees of its Affiliates to resign, effective as of the Donnelley Financial Distribution Date, from all positions as officers or directors of any members of the RRD Group or the LSC Group in which they serve.

Section 3.4 Cash Adjustment.

(a) Prior to the Effective Time, either (i) LSC will transfer funds to RRD or (ii) RRD will transfer funds to LSC, such that LSC’s cash balance in its accounts immediately prior to the Effective Time shall equal $30 million (net of any fees related to Financing Arrangements payable by LSC that have not yet been paid) (the “Pre-Distribution LSC Target Cash Balance”).

(b) Prior to the Effective Time, either (i) Donnelley Financial will transfer funds to RRD or (ii) RRD will transfer funds to Donnelley Financial, such that Donnelley Financial cash balance in its accounts immediately prior to the Effective Time shall equal $50 million (net of any fees related to Financing Arrangements payable by Donnelley Financial that have not yet been paid) (the “Pre-Distribution Donnelley Financial Target Cash Balance”).

(c) Following the LSC Distribution Date, in the normal course of business and in accordance with the rules and regulations of the SEC, LSC shall prepare and file its interim report on Form 10-Q for the fiscal quarter immediately preceding the LSC Distribution Date (the “LSC 10-Q”).

(d) Following the Donnelley Financial Distribution Date, in the normal course of business and in accordance with the rules and regulations of the SEC, Donnelley Financial shall prepare and file its interim report on Form 10-Q for the fiscal quarter immediately preceding the Donnelley Financial Distribution Date (the “Donnelley Financial 10-Q”).

(e) If the cash balance reflected in the LSC 10-Q (the “LSC 10-Q Cash Balance”) is greater than the Pre-Distribution LSC Target Cash Balance, then LSC shall be obligated to pay, or cause to be paid, to RRD, or its designee, the amount of such excess within five (5) Business Days following the filing of the LSC 10-Q. If the LSC 10-Q Cash Balance is less than the Pre-Distribution LSC Target Cash Balance, then RRD shall be obligated to pay, or cause to be paid, to LSC, or its designee, the amount of such deficiency within five (5) Business Days following the filing of the LSC 10-Q.

(f) If the cash balance reflected in the Donnelley Financial 10-Q (the “Donnelley Financial 10-Q Cash Balance”) is greater than the Pre-Distribution Donnelley Financial Target Cash Balance, then Donnelley Financial shall be obligated to pay, or cause to be paid, to RRD, or its designee, the amount of such excess within five (5) Business Days following the filing of the Donnelley Financial 10-Q. If the Donnelley Financial 10-Q Cash Balance is less than the Pre-Distribution Donnelley Financial Target Cash Balance, then RRD shall be obligated to pay, or cause to be paid, to Donnelley Financial, or its designee, the amount of such deficiency within five (5) Business Days following the filing of the Donnelley Financial 10-Q.

(g) On or prior to April 1, 2017, RRD shall pay, or cause to be paid, to LSC, or its designee, $10 million (such payment the “Post-Distribution LSC Cash Transfer”). This payment, together with the Pre-Distribution LSC Target Cash Balance, equals the LSC Target Cash Balance (the “LSC Target Cash Balance”).

(h) On or prior to April 1, 2017, RRD shall pay, or cause to be paid, to Donnelley Financial, or its designee, $68 million (such payment the “Post-Distribution Donnelley Financial Cash Transfer”). This payment, together with the Pre-Distribution Donnelley Financial Target Cash Balance, equals the Donnelley Financial Target Cash Balance (the “Donnelley Financial Target Cash Balance”).

(i) Any payments made pursuant to Section 3.4(e), Section 3.4(f), Section 3.4(g) and Section 3.4(h) shall be made by wire transfer of immediately available funds to the account designated in writing by the relevant Parties; provided that, to the extent the Parties dispute the obligation of a Party to make such payment of the amount thereof, then the Parties agree to treat such disagreement as an Agreement Dispute pursuant to Article X of this Agreement. Any amount that is not the subject of an Agreement Dispute (an “Undisputed Amount”) that is not paid when due shall be subject to a late payment fee computed daily at a rate equal to the Applicable Rate from the due date of such amount to the date such amount is paid (for example, if an Undisputed Amount were not paid for five days the late payment fee would be equal to 5/365 multiplied by the Applicable Rate).

(j) In the event that the cash balance reflected in the LSC 10-Q or the Donnelley Financial 10-Q is not indicative of the cash balance of the applicable Party as of the applicable Distribution Date because the balance sheet date in such LSC 10-Q or Donnelley Financial 10-Q is not reasonably close in time to the applicable Distribution Date, the Parties will use commercially reasonable efforts to provide balance sheet information as of the applicable Distribution Date and agree to negotiate in good faith to determine the proper mechanisms for delivering cash balances.

Section 3.5 Ancillary Agreements. On or prior to the Effective Time, each of RRD, LSC and Donnelley Financial shall enter into, and/or (where applicable) shall cause a member or members of their respective Group to enter into, the applicable Ancillary Agreements and any other Contracts in respect of the Distributions reasonably necessary or appropriate in connection with the transactions contemplated hereby and thereby.

Section 3.6 Commercial Arrangements. On or prior to the Relevant Time, each of RRD, LSC and Donnelley Financial shall enter into, and/or (where applicable) shall cause a member or members of their respective Group to enter into, the applicable Commercial Arrangements.

ARTICLE IV

THE DISTRIBUTIONS

Section 4.1 Stock Dividends by RRD.

(a) On the LSC Distribution Date, RRD will cause the Distribution Agent to distribute 80.75% of the outstanding shares of LSC Common Stock then owned by RRD to holders of RRD Common Stock on the LSC Distribution Record Date, and to credit the appropriate class and number of such shares of LSC Common Stock to book-entry accounts for each such holder of RRD Common Stock. For stockholders of RRD who own RRD Common Stock through a broker or other nominee, their shares of LSC Common Stock will be credited to their respective accounts by such broker or nominee. Each holder of RRD Common Stock on the LSC Distribution Record Date will be entitled to receive in the LSC Distribution one share of LSC Common Stock for every eight shares of RRD Common Stock held by such stockholder. No action by any such stockholder shall be necessary for such stockholder to receive the applicable number of shares of (and, if applicable, cash in lieu of any fractional shares pursuant to Section 4.2 hereof) LSC Common Stock such stockholder is entitled to in the LSC Distribution. In the event that the RRD Reverse Stock Split is not effected prior to the LSC Distribution Record Date, the number of shares of RRD Common Stock to be used in calculating the number of shares of LSC Common Stock to which RRD stockholders will be entitled pursuant to this Section 4.1 shall be determined before giving effect to the RRD Reverse Stock Split.

(b) On or prior to the Donnelley Financial Distribution Date, RRD will cause the Distribution Agent to distribute 80.75% of the outstanding shares of Donnelley Financial Common Stock then owned by RRD to holders of RRD Common Stock on the Donnelley Financial Distribution Record Date, and to credit the appropriate class and number of such shares of Donnelley Financial Common Stock to book-entry accounts for each such holder of RRD Common Stock. For stockholders of RRD who own RRD Common Stock through a broker or other nominee, their shares of Donnelley Financial Common Stock will be credited to their respective accounts by such broker or nominee. Each holder of RRD Common Stock on the Donnelley Financial Distribution Record Date will be entitled to receive in the Donnelley Financial Distribution one share of Donnelley Financial Common Stock for every eight shares of RRD Common Stock held by such stockholder. No action by any such stockholder shall be necessary for such stockholder to receive the applicable number of shares of (and, if applicable, cash in lieu of any fractional shares pursuant to Section 4.2 hereof) Donnelley Financial Common Stock such stockholder is entitled to in the Donnelley Financial

Distribution. In the event that the RRD Reverse Stock Split is not effected prior to the Donnelley Financial Distribution Record Date, the number of shares of RRD Common Stock to be used in calculating the number of shares of Donnelley Financial Common Stock to which RRD stockholders will be entitled pursuant to this Section 4.1 shall be determined before giving effect to the RRD Reverse Stock Split.

Section 4.2 Fractional Shares. RRD stockholders holding a number of shares of RRD Common Stock, on the applicable Record Date, which would entitle such stockholders to receive less than one whole share of LSC Common Stock or Donnelley Financial Common Stock, as the case may be, in the applicable Distribution, will receive cash in lieu of fractional shares. Fractional shares of LSC Common Stock or Donnelley Financial Common Stock will not be distributed in the Distributions nor credited to book-entry accounts. The Distribution Agent shall, as soon as practicable after the applicable Distribution Date (a) determine the number of whole shares and fractional shares of LSC Common Stock or Donnelley Financial Common Stock allocable to each holder of record of RRD Common Stock as of the close of business on the applicable Record Date (or in accordance with the applicable procedures of The Depository Trust Company, to members thereof), (b) aggregate all such fractional shares into whole shares and sell the whole shares obtained thereby in open market transactions, in each case, at then prevailing trading prices on behalf of holders who would otherwise be entitled to fractional share interests, and (c) distribute to each such holder, or for the benefit of each beneficial owner, such holder or owner’s ratable share of the net proceeds of such sale, based upon the average gross selling price per share of LSC Common Stock or Donnelley Financial Common Stock, as the case may be, after making appropriate deductions for any amount required to be withheld for United States federal income Tax purposes. LSC and Donnelley Financial, as the case may be, shall bear the cost of brokerage fees incurred in connection with these sales of fractional shares, which sales shall occur as soon after the applicable Distribution Date as practicable and as determined by the Distribution Agent. None of RRD, LSC, Donnelley Financial or the Distribution Agent will guarantee any minimum sale price for the fractional shares of LSC Common Stock or Donnelley Financial Common Stock. None of RRD, LSC or Donnelley Financial will pay any interest on the proceeds from the sale of fractional shares. The Distribution Agent acting on behalf of the applicable Party will have the sole discretion to select the broker-dealers through which to sell the aggregated fractional shares and to determine when, how and at what price to sell such shares. Neither the Distribution Agent nor the broker-dealers through which the aggregated fractional shares are sold will be Affiliates of RRD, LSC or Donnelley Financial.

Section 4.3 Actions in Connection with the Distribution.

(a) Each of LSC and Donnelley Financial shall file such amendments and supplements to their respective Forms 10 as may be necessary or advisable in order to cause the same to become and remain effective as required by the SEC or federal, state or other applicable securities Laws. Each of LSC and Donnelley Financial shall mail to the holders of RRD Common Stock as of the applicable Record Date, on or prior to the applicable Distribution Date, the Information Statement included in its Form 10, as well as any other information concerning LSC or Donnelley Financial, as applicable, their business, operations and management, the Plan of Reorganization and such other matters as may be necessary or advisable or as may be required by Law.

(b) Each of LSC, Donnelley Financial and RRD shall cooperate in preparing, filing with the SEC or similar (US or international) authority and causing to become effective registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the Plan of Reorganization or other transactions contemplated by this Agreement and the Ancillary Agreements. Each of LSC and Donnelley Financial shall prepare and, in accordance with applicable Law, file with the SEC or similar authority any such documentation that is necessary or desirable to effectuate the applicable Distribution, and RRD, LSC and Donnelley Financial shall each use reasonable best efforts to obtain all necessary approvals from the SEC with respect thereto as soon as practicable.

(c) Each of LSC and Donnelley Financial shall prepare and file such prospectuses as may be necessary or advisable and shall obtain the relevant receipts in respect of same, which receipts shall not have been revoked, as required by the applicable Canadian Securities Regulators or Canadian securities laws to qualify the distribution of the LSC Common Stock and Donnelley Financial Common Stock to Canadian holders of RRD Common Stock.

(d) Each of LSC and Donnelley Financial shall prepare and file, and shall use reasonable best efforts to have approved and made effective, an application for the original listing of the LSC Common Stock and Donnelley Financial Common Stock, as applicable, to be distributed in the applicable Distribution on the NYSE, subject to official notice of distribution.

(e) Each Party shall provide all cooperation reasonably requested by the other Parties that is necessary or desirable in connection with the Financing Arrangements.

Section 4.4 Sole Discretion of RRD. The RRD Board shall, in its sole and absolute discretion, determine each Distribution Date and all terms of the Distributions, including the form, structure and terms of any transactions and/or offerings to effect each Distribution and the timing of and conditions to the consummation thereof. In addition, the RRD Board may at any time and from time to time until the completion of each Distribution decide to abandon any or all of the Distributions or modify or change the terms of each Distribution, including by accelerating or delaying the timing of the consummation of all or part of any Distribution.

Section 4.5 Conditions to LSC Distribution. The LSC Distribution is subject to the satisfaction of the following conditions or the RRD Board’s waiver of the following conditions:

(a) the RRD Board will, in its sole and absolute discretion, have authorized and approved (i) the Plan of Reorganization, (ii) any other transfers of Assets and assumptions of Liabilities contemplated by this Agreement and any related agreements with respect to LSC and (iii) the LSC Distribution, and will not have withdrawn that authorization and approval;

(b) with respect to the LSC Distribution, the RRD Board will have declared the Distribution of 80.75% of the outstanding shares of LSC Common Stock to holders RRD Common Stock;

(c) the SEC will have declared LSC’s Registration Statement on Form 10 effective under the Exchange Act, no stop order suspending the effectiveness of the LSC Registration Statement will be in effect, and no proceedings for that purpose will be pending before or threatened by the SEC;

(d) each of the Canadian Securities Regulators will have issued (including having been deemed to have issued) a final receipt in connection with the filing of a prospectus prepared in accordance with applicable Canadian securities laws as required to qualify the distribution of LSC Common Stock to RRD’s Canadian stockholders, and no order, ruling or determination having the effect of prohibiting, ceasing or suspending the distribution or trading of the LSC Common Stock will have been issued by any Canadian Securities Regulators and no proceedings for that purpose will have been instituted or threatened by any Canadian Securities Regulators;

(e) the LSC common stock to be delivered in the LSC Distribution shall have been approved for listing on NYSE, subject to official notice of distribution;

(f) the Plan of Reorganization with respect to LSC and any members of the LSC Group will have been completed;

(g) RRD shall have received (i) a private letter ruling from the Internal Revenue Service satisfactory to the RRD Board regarding certain US federal income Tax matters relating to the LSC Distribution and related transactions and (ii) an opinion of Sullivan & Cromwell LLP, in form and substance satisfactory to the RRD Board, regarding the US federal income Tax treatment of the LSC Distribution and certain related transactions;

(h) no order, injunction or decree that would prevent the consummation of the LSC Distribution will be threatened, pending or issued (and still in effect) by any governmental entity of competent jurisdiction, no other legal restraint or prohibition preventing the consummation of the LSC Distribution will be in effect, and no other event outside the control of RRD will have occurred or failed to occur that prevents the consummation of the LSC Distribution;

(i) the LSC Financing Arrangement transactions described in the LSC Information Statement as occurring in connection with the LSC Distribution shall have been consummated in all material respects in the manner described therein on or prior to the LSC Distribution;

(j) no events or developments will have occurred or shall exist prior to the LSC Distribution that, in the judgment of the RRD Board, would result in the LSC Distribution having a material adverse effect on RRD or its stockholders;

(k) RRD, LSC and, if a party to the applicable agreement with LSC, Donnelley Financial, will have executed and delivered this Agreement, the Tax Disaffiliation Agreement, the Intellectual Property Agreements, the applicable Transition Services Agreements, all other Ancillary Agreements related to the LSC Distribution and the Commercial Arrangements listed on Schedule 4.5; and

(l) the actions set forth in Section 3.1(a), Section 3.2(a), Section 3.2(c) and Section 3.3(a) shall have been completed.

Section 4.6 Conditions to Donnelley Financial Distribution. The Donnelley Financial Distribution is subject to the satisfaction of the following conditions or the RRD Board’s waiver of the following conditions:

(a) the RRD Board will, in its sole and absolute discretion, have authorized and approved (i) the Plan of Reorganization, (ii) any other transfers of Assets and assumptions of Liabilities contemplated by this Agreement and any related agreements with respect to Donnelley Financial and (iii) the Donnelley Financial Distribution, and will not have withdrawn that authorization and approval;

(b) with respect to the Donnelley Financial Distribution, the RRD Board will have declared the Distribution of 80.75% of the outstanding shares of Donnelley Financial Common Stock to holders of RRD Common Stock;

(c) the SEC will have declared Donnelley Financial’s Registration Statement on Form 10, effective under the Exchange Act, no stop order suspending the effectiveness of the Donnelley Financial Registration Statement will be in effect, and no proceedings for that purpose will be pending before or threatened by the SEC;

(d) each of the Canadian Securities Regulators will have issued (including having been deemed to have issued) a final receipt in connection with the filing of a prospectus prepared in accordance with applicable Canadian securities laws as required to qualify the distribution of Donnelley Financial Common Stock to RRD’s Canadian stockholders, and no order, ruling or determination having the effect of prohibiting, ceasing or suspending the distribution or trading of the Donnelley Financial Common Stock will have been issued by any Canadian Securities Regulators and no proceedings for that purpose will have been instituted or threatened by any Canadian Securities Regulators;

(e) the Donnelley Financial common stock to be delivered in the Donnelley Financial Distribution shall have been approved for listing on NYSE, subject to official notice of distribution;

(f) the Plan of Reorganization with respect to Donnelley Financial and any members of the Donnelley Financial Group will have been completed;

(g) RRD shall have received (i) a private letter ruling from the Internal Revenue Service satisfactory to the RRD Board regarding certain US federal income Tax matters relating to the Donnelley Financial Distribution and related transactions and (ii) an opinion of Sullivan & Cromwell LLP, in form and substance satisfactory to the RRD Board, regarding the US federal income Tax treatment of the Donnelley Financial Distribution and certain related transactions;

(h) no order, injunction or decree that would prevent the consummation of the Donnelley Financial Distribution will be threatened, pending or issued (and still in effect) by any governmental entity of competent jurisdiction, no other legal restraint or prohibition preventing the consummation of the Donnelley Financial Distribution will be in effect, and no other event outside the control of RRD will have occurred or failed to occur that prevents the consummation of the Donnelley Financial Distribution;

(i) the Donnelley Financial Financing Arrangement transactions described in the Donnelley Financial Information Statement as occurring in connection with the Donnelley Financial Distribution shall have been consummated in all material respects in the manner described therein on or prior to the Donnelley Financial Distribution;

(j) no events or developments will have occurred or shall exist prior to the Distribution that, in the judgment of the RRD Board, would result in the Donnelley Financial Distribution having a material adverse effect on RRD or its stockholders;

(k) RRD, Donnelley Financial and, if a party to the applicable agreement with Donnelley Financial, LSC, will have executed and delivered this Agreement, the Tax Disaffiliation Agreement, the Intellectual Property Agreements, the applicable Transition Services Agreements, all other Ancillary Agreements related to the LSC Distribution and the Commercial Arrangements listed on Schedule 4.6; and

(l) the actions set forth in Section 3.1(b), Section 3.2(b), Section 3.2(d) and Section 3.3(b) shall have been completed.

ARTICLE V

CERTAIN COVENANTS

Section 5.1 No Solicit; No Hire.

(a) None of RRD, LSC or Donnelley Financial or any member of their respective Groups will without the prior written consent of the Senior Vice President of Human Resources of the other applicable Party, either directly or indirectly, on their own behalf or in the service or on behalf of others, for a period of two (2) years following the applicable Relevant Time, solicit or recruit, and for a period of one year following the applicable Relevant Time, hire, as an employee or independent contractor any individual who (x) is employed by any of the other Parties at a rank or level that is the equivalent of vice president or higher; (y) is employed in an information technology function by any of the other Parties at a rank or level that is the equivalent of director or higher; or (z) is listed on Schedule 5.1(a) (a “Restricted Person”); provided, however, that this Section 5.1 shall not prohibit (i) generalized solicitations that are not directed to employees of any other Party (provided, that this clause (i) shall not by itself permit the hiring of employees otherwise prohibited by this Section 5.1), (ii) the solicitation or hiring of a Restricted

Person whose employment was terminated by the other applicable Party (excluding voluntary termination by such Restricted Person), (iii) the solicitation or hiring of any Restricted Person who has ceased to be employed by any applicable Party for at least six (6) months.

(b) None of RRD, LSC or Donnelley Financial or any member of their respective Groups will without the prior written consent of the Senior Vice President of Human Resources of the other applicable Party, either directly or indirectly, on their own behalf or in the service or on behalf of others, hire, as an employee or independent contractor any individual who is designated in writing by any Party as a transition services employee of such Party because such individual is providing transition services to another Party under a Transition Services Agreement (a “Transition Services Employee”), with the initial designations of such employees set forth in Schedule 5.1(b) with such designation to be updated, to the extent applicable, by the Parties prior to such second anniversary of the applicable Relevant Time; provided, however, that once an individual is removed from Schedule 5.1(b) in the course of an update, they are no longer considered a Transition Services Employee and their solicitation, recruitment or hiring is no longer prohibited. The Parties will update Schedule 5.1(b) to reflect the expiration or termination of any transition service under the Transition Services Agreements as promptly as practicable. For the avoidance of doubt, it shall not be a breach of this Agreement if one Party hires an individual listed on Schedule 5.1(b) if such individual is no longer performing transition services and such Schedule 5.1(b) has not been timely updated by the individual’s employer.

Section 5.2 Corporate Names. As of the Relevant Time and subject to the Intellectual Property Agreements, the Parties shall adopt and conduct business under their respective identities and Trademarks. Further, as of the Relevant Time, the Parties shall cease to hold themselves out as having any affiliation with any of the other Parties or such Parties’ Affiliates (except as permitted or required under any Ancillary Agreement or any Commercial Arrangement and except with respect to any RRD ownership interest in LSC or Donnelley Financial following the Distribution); provided, however, that the foregoing shall not prohibit any Party or any member of a Party’s Group from stating in any advertising or any other communication that it was formerly a RRD Affiliate.

Section 5.3 Financial Statements and Accounting. Each Party agrees to provide the following assistance and access set forth in subsections (a), (b) and (c) of this Section 5.3, (i) during the one year period following the applicable Relevant Time in connection with the preparation and audit of each of the Party’s financial statements for the year ended December 31, 2016, the preparation and review of each of the Party’s interim financial statements beginning with the [nine (9) months ended September 30, 2016] the printing, filing and public dissemination of such financial statements, the audit of each Party’s internal control over financial reporting and management’s assessment thereof and management’s assessment of each Party’s disclosure controls and procedures, if required, in each case made as of December 31, 2016; (ii) following such initial one year period, with the consent of the other applicable Party (with such consent not to be unreasonably withheld, delayed or conditioned) for reasonable business purposes; (iii) in the event that any Party changes its auditors within two (2) years of the applicable Relevant Time, then such Party may request reasonable access on the terms set forth in this Section 5.3 for a period of up to one hundred eighty (180) days from the date of such change; and (iv) from time to time following the applicable Relevant Time, to the extent reasonably necessary to respond (and for the limited purpose of responding) to any written request or official comment from a Governmental Entity, such as in connection with responding to a comment letter from the SEC:

(a) Annual and Interim Financial Statements. Each Party shall provide or provide access to the other Party on a timely basis of all Information reasonably required to meet its schedule for the preparation, printing, filing, and public dissemination of its annual financial statements and for management’s assessment of the effectiveness of its disclosure controls and procedures and its internal control over financial reporting in accordance with Items 307 and 308, respectively, of Regulation S-K and, to the extent applicable to such Party, its auditor’s audit of its internal control over financial reporting and management’s assessment thereof in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the SEC’s and Public Company Accounting Oversight Board’s rules and auditing standards thereunder, if required (such assessments and audit being referred to as the “Internal Control Audit and Management Assessments”), and for the preparation, printing, filing and public dissemination of its interim financial statements. Without limiting the generality of the foregoing, each Party will provide all required financial and other Information with respect to itself and its Subsidiaries to its auditors in a sufficient and reasonable time and in sufficient detail to permit its auditors to take all steps and perform all reviews necessary to provide sufficient assistance to each other Party’s auditors with respect to Information to be included or contained in such other Party’s annual or interim financial statements and to permit such other Party’s auditors and management to complete the Internal Control Audit and Management Assessments, if required.

(b) Access to Personnel and Records. Each Party shall authorize its respective auditors to make reasonably available to each other Party’s auditors (each such other Party’s auditors, collectively, the “Other Parties’ Auditors”) both the personnel who performed or are performing the annual audits of such audited Party (each such Party with respect to its own audit, the “Audited Party”) and work papers related to the annual audits of such Audited Party, in all cases within a reasonable time prior to such Audited Party’s auditors’ opinion date, so that the Other Parties’ Auditors are able to perform the procedures they reasonably consider necessary to take responsibility for the work of the Audited Party’s auditors as it relates to their auditors’ report on such other Party’s financial statements, all within sufficient time to enable such other Party to meet its timetable for the printing, filing and public dissemination of its annual financial statements. Each Party shall make reasonably available to the Other Parties’ Auditors and management its personnel and Records in a reasonable time prior to the Other Parties’ Auditors’ opinion date and other Parties’ management’s assessment date so that the Other Parties’ Auditors and other Parties’ management are able to perform the procedures they reasonably consider necessary to conduct the Internal Control Audit and Management Assessments.

(c) Annual Reports. Each Party will deliver to the other Parties a substantially final draft, as soon as the same is prepared, of the first report to be filed with the SEC (or otherwise) that includes their respective financial statements (in the form expected to be covered by the audit report of such Party’s independent auditors) for the year ended December 31, 2016 (such reports, collectively, the “Annual Reports”); provided, however, that each Party may continue to revise its respective Annual Report prior to the filing thereof, which changes will be delivered to the other Parties as soon as reasonably practicable; provided, further, that each Party’s personnel will actively consult with the other Party’s personnel regarding any material changes which they may consider making to its respective Annual Report and related disclosures prior to the anticipated filing with the SEC, with particular focus on any changes which could reasonably be expected to have an effect upon the other Party’s financial statements or related disclosures.

Nothing in this Section 5.3 shall require any Party to violate any agreement with any third party regarding the confidentiality of confidential and proprietary Information relating to that third party or its business; provided, however, that in the event that a Party is required under this Section 5.3 to disclose any such Information, such Party shall use reasonable best efforts to seek to obtain such third party’s written consent to the disclosure of such Information.

Section 5.4 Cooperation. For a period of up to two (2) years after the applicable Relevant Time, except as (a) otherwise set forth in a Transition Services Agreement or a Commercial Arrangement or (b) set forth in Section 7.3 hereof, the Parties shall, and shall cause each of their respective Affiliates and employees to (i) provide reasonable cooperation and assistance to each other Party in connection with the completion of the Plan of Reorganization (including assisting in the preparation of the Distributions), (ii) provide knowledge transfer regarding its applicable Business or RRD’s historical business and (iii) assist each Party in the orderly and efficient transition in becoming an independent company; in each case, except as may otherwise be agreed to by the Parties in writing, at no additional cost to the Party requesting such assistance other than for the actual out-of-pocket costs (which shall not include the costs of salaries and benefits of employees of such Party or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service with respect to the foregoing) incurred by any such Party, if applicable. The cooperation and assistance provided for in this Section 5.4 shall not be required to the extent such cooperation and assistance would result in an undue burden on any Party or would unreasonably interfere with any of its employees normal functions and duties. In furtherance of, and without limiting, the foregoing, each Party shall make reasonably available those employees with particular knowledge of any function or service of which another Party was not allocated the employees, agents or consultants involved in such function or service in connection with the Plan of Reorganization (including, employee benefits functions, risk management, etc.).

Section 5.5 Further Assurances.

(a) In addition to and without limiting the actions specifically provided for elsewhere in this Agreement, including Section 2.6, each of the Parties shall cooperate with each other and use (and will cause their respective Subsidiaries and Affiliates to use) reasonable best efforts, on and after the Effective Time, to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things reasonably necessary on its part under applicable Law or contractual obligations to consummate and make effective the transactions contemplated by this Agreement the Ancillary Agreements and Commercial Arrangements.

(b) Without limiting the foregoing, on and after the Effective Time, each Party shall cooperate with the other Parties, and without any further consideration, but at the expense of the requesting Party from and after the Effective Time, to execute and deliver, or use reasonable best efforts to cause to be executed and delivered, all instruments, including instruments of Transfer, and to make all filings with, and to obtain all Governmental Approvals, any permit or license, and to take all such other actions as such Party may reasonably be requested to take by any other Party from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the Transfers of the applicable Assets and the assignment and Assumption of the applicable Liabilities and the other transactions contemplated hereby and thereby. Without limiting the foregoing, each Party will, at the reasonable request, cost and expense of any other Party, take such other actions as may be reasonably necessary to vest in such other Party good and marketable title to the Assets allocated to such Party under this Agreement or any of the Ancillary Agreements, free and clear of any Security Interest, if and to the extent it is practicable to do so.

ARTICLE VI

EMPLOYEE MATTERS

Section 6.1 Stock Options.

(a) 2007 and 2008 Stock Options. Each vested and exercisable RRD Option granted in 2007 or 2008 that is outstanding immediately prior to the Relevant Time shall be adjusted as of 12:01 a.m. Eastern Time on the Relevant Time so that the RRD Option shall remain an RRD Option, with the number of shares subject to such RRD Option equal to the number of shares of RRD Common Stock subject to the original RRD Option, divided by the RRD Equity Award Exchange Ratio, which product shall be rounded down to the nearest whole number of shares. The per share exercise price shall be equal to the original exercise price multiplied by the RRD Equity Award Exchange Ratio, rounded up to the nearest cent. Each RRD Option shall otherwise be subject to the same terms and conditions (including with respect to vesting and expiration of exercise period, as applicable).

(b) 2009, 2010, 2011 and 2012 Stock Options.

(i) Each vested and exercisable RRD Option granted in 2009, 2010, 2011 or 2012 that is outstanding immediately prior to the Relevant Time shall be converted as of 12:01 a.m. Eastern Time on the Relevant Time so that the holder has:

(1) An RRD Option with respect to the same number of shares of RRD Common Stock subject to the original RRD Option, and the per share exercise price shall be equal to the original exercise price multiplied by the RRD Equity Award Exchange Ratio, rounded up to the nearest cent; and

(2) An LSC Option with respect to a number of shares of LSC Common Stock equal to the number of shares of RRD Common Stock subject to the original RRD Option, multiplied by the LSC Spin Ratio, which product shall be rounded down to the nearest whole number of shares, and the per share exercise price shall be equal to (A) the original exercise price multiplied by the LSC Equity Award Exchange Ratio, divided by (B) the LSC Spin Ratio, rounded up to the nearest cent; and

(3) A Donnelley Financial Option with respect to a number of shares of Donnelley Financial Common Stock equal to the number of shares of RRD Common Stock subject to the original RRD Option, multiplied by the Donnelley Financial Spin Ratio, which product shall be rounded down to the nearest whole number of shares, and the per share exercise price shall be equal to (A) the original exercise price multiplied by the Donnelley Financial Equity Award Exchange Ratio, divided by (B) the Donnelley Financial Spin Ratio, rounded up to the nearest cent.

(c) In the event the LSC Distribution and the Donnelley Financial Distribution occur on different dates, the adjustment of RRD Options as of each such Distribution Date under this Section 6.1 shall be equitably adjusted by the HR Committee.

(d) Any adjustments to give effect to the RRD Reverse Stock Split shall be done pursuant to the terms of the 2004 RRD Performance Incentive Plan and 2012 RRD Performance Incentive Plan, as applicable.

Section 6.2 Restricted Stock Units, Performance Share Units and Director Stock Units.

(a) Restricted Stock Units.

(i) 2013 and 2014 Restricted Stock Units. Each RRD Restricted Stock Unit award granted in 2013 or 2014 that is outstanding immediately prior to the Relevant Time shall be converted as of 12:01 a.m. Eastern Time on the Relevant Time so that the holder has:

(1) An RRD Restricted Stock Unit award over the same number of shares of RRD Common Stock subject to the original RRD Restricted Stock Unit award; and

(2) An LSC Restricted Stock Unit award over a number of shares of LSC Common Stock equal to the number of shares of RRD Common Stock subject to the original RRD Restricted Stock Unit award, multiplied by the LSC Spin Ratio, which product shall be rounded down to the nearest whole number of shares; and

(3) A Donnelley Financial Restricted Stock Unit award over a number of shares of Donnelley Financial Common Stock equal to the number of shares of RRD Common Stock subject to the original RRD Restricted Stock Unit award, multiplied by the Donnelley Financial Spin Ratio, which product shall be rounded down to the nearest whole number of shares.

(ii) 2015 and 2016 Restricted Stock Units.

(1) Each RRD Restricted Stock Unit award granted in 2015 or 2016 held by an RRD Employee or Former RRD Employee that is outstanding immediately prior to the Relevant Time shall be converted as of 12:01 a.m. Eastern Time on the Relevant Time so that the holder has an RRD Restricted Stock Unit award over a number of shares of RRD Common Stock equal (A) to the number of shares of Common Stock of RRD subject to the original RRD Restricted Stock Unit award, divided (B) by the RRD Equity Award Exchange Ratio, which product shall be rounded down to the nearest whole number of shares. Such award shall retain the vesting schedule associated with such original RRD Restricted Stock Unit award.

(2) Each RRD Restricted Stock Unit award granted in 2015 or 2016 held by an LSC Employee or Former LSC Employee that is outstanding immediately prior to the LSC Distribution Date shall be converted as of 12:01 a.m. Eastern Time on the LSC Distribution Date so that the holder has an LSC Restricted Stock Unit award over a number of shares of RRD Common Stock equal to (A) the number of shares of Common Stock of RRD subject to the original RRD Restricted Stock Unit award, multiplied by the LSC Spin Ratio, divided by (B) the LSC Equity Award Exchange Ratio, which product shall be rounded down to the nearest whole number of shares. Such award shall retain the vesting schedule associated with such original RRD Restricted Stock Unit award, except that references to continued employment with RRD shall refer to continued employment with the LSC Group following the LSC Distribution Date.

(3) Each RRD Restricted Stock Unit award granted in 2015 or 2016 held by an Donnelley Financial Employee or Former Donnelley Financial Employee that is outstanding immediately prior to the Donnelley Financial Distribution Date shall be converted as of 12:01 a.m. Eastern Time on the Donnelley Financial Distribution Date so that the holder has an a Donnelley Financial Restricted Stock Unit award over a number of shares of Donnelley Financial Common Stock equal to (A) the number of shares of Common Stock of RRD subject to the original RRD Restricted Stock Unit award, multiplied by the Donnelley Financial Spin Ratio, divided by (B) the Donnelley Financial Equity Award Exchange Ratio, which product shall be rounded down to the nearest whole number of shares. Such award shall retain the vesting schedule associated with such original RRD Restricted Stock Unit award, except that references to continued employment with RRD shall refer to continued employment with the Donnelley Financial Group following the Donnelley Financial Distribution Date.

(b) Performance Share Units.

(i) 2014 Performance Share Units. Each RRD Performance Share Unit award granted in 2014 pursuant to the RRD 2012 Performance Incentive Plan that is outstanding immediately prior to the LSC Distribution or the Donnelley Financial Distribution (with satisfaction of performance conditions permanently measured by the HR Committee through the LSC Distribution Date or the Donnelley Financial Distribution Date) shall be converted in the exact same manner and time as RRD Restricted Stock Units are converted pursuant to Section 6.2(a)(i) above and shall remain subject to time-based vesting for the remainder of the applicable performance period.

(ii) 2015 Performance Share Units. Except as set forth in Schedule 6.2(b)(ii), each RRD Performance Share Unit award granted in 2015 pursuant to the RRD 2012 Performance Incentive Plan that is outstanding immediately prior to the LSC Distribution or the Donnelley Financial Distribution (with satisfaction of performance conditions permanently measured by the HR Committee through the LSC Distribution Date or the Donnelley Financial Distribution Date) shall be converted in the exact same manner and time as RRD Restricted Stock Units are converted pursuant to Section 6.2(a)(ii) above and shall remain subject to time-based vesting for the remainder of the applicable performance period.

(c) Director Stock Units; Director Plans.

(i) Director Stock Units. Each RRD Director Stock Unit that is outstanding immediately prior to the LSC Distribution or the Donnelley Financial Distribution shall be converted in the exact same manner and time as RRD Restricted Stock Units are converted pursuant to Section 6.2(a)(ii) above, except that references to continued services on the RRD Board shall refer to continued service on the LSC Board or the Donnelley Financial Board, as applicable. For the avoidance of doubt, any individual who is named in the LSC Information Statement as an individual to be named to the LSC Board as of or immediately following the LSC Distribution shall have their RRD Director Stock Units solely converted into LSC Restricted Stock Units, and any individual who is named in the Donnelley Financial Information Statement as an individual to be named to the Donnelley Financial Board as of or immediately following the Donnelley Financial Distribution shall have their RRD Director Stock Units solely converted into Donnelley Financial Restricted Stock Units. Such converted awards shall remain subject to the terms and conditions (including but not limited to any deferred elections) in effect with respect to the award immediately preceding the applicable Distribution Date. Individuals who are continuing on the RRD Board following the Relevant Time shall have their RRD Director Stock Units solely converted in RRD Restricted Stock Units pursuant to Section 6.2(a)(ii)(1) above. Notwithstanding the foregoing, to the extent a member of the RRD Board retires after Record Date and prior to the LSC Distribution Date or the Donnelley Financial Distribution Date, such director’s RRD Director Stock Units shall be converted in the exact same manner and time as RRD Restricted Stock Units are converted pursuant to Section 6.2(a)(i) above.

(ii) RRD Phantom Stock Plan. Each award that is outstanding immediately prior to the LSC Distribution or the Donnelley Financial Distribution shall be converted in the exact same manner and time as RRD Restricted Stock Units are converted pursuant to Section 6.2(a)(ii) above, except that any references to continued service on the RRD Board shall refer to continued service on the LSC Board or the Donnelley Financial Board, as applicable. Such converted awards shall remain subject to the terms and conditions (including but not limited to any deferral elections) in effect with respect to the award immediately preceding the applicable Distribution Date.

(iii) Wallace Director Retainer Fee Plan. Following the applicable Relevant Time, RRD shall retain sole responsibility for all benefits accrued prior to such Relevant Time, and any Assets and Liabilities for the Wallace Director Retainer Fee Plan and neither LSC nor Donnelley Financial shall have any obligation with respect thereto as of the applicable Relevant Time. Any notional investments in RRD Common Stock under such plan shall be converted in the exact same manner and time as RRD Restricted Stock Units are converted pursuant to Section 6.2(a)(ii) above. Such converted notional investments shall remain subject to the terms and conditions (including but not limited to any deferred elections) in effect with respect to the award immediately preceding the Relevant Time. Prior to the Relevant Time, RRD shall cause the rabbi trust underlying the Wallace Director Retainer Fee Plan to be amended to provide that as soon as practicable following the LSC Distribution and the Donnelley Financial Distribution, the trustee shall sell any LSC Common Stock and Donnelley Financial Common Stock in such trust in the open market and shall use the proceeds of such sales to purchase RRD Common Stock. Any investments in the Wallace Director Retainer Fee Plan following the applicable Relevant Time will be made solely in RRD Common Stock.

(iv) Wallace Director CAP Plan and Wallace Retirement Plan for Outside Directors. Following the applicable Relevant Time, RRD shall retain sole responsibility for all benefits accrued prior to such Relevant Time, and any Assets and Liabilities for the Wallace Director CAP Plan and Wallace Retirement Plan for Outside Directors and neither LSC nor Donnelley Financial shall have any obligation with respect thereto as of the applicable Relevant Time.

(d) Grant and Settlement of Awards. RRD shall assure that each RRD Option, RRD Restricted Stock Unit, RRD Performance Share Unit and RRD Director Stock Unit is converted into Donnelley Financial and LSC awards as set forth in Section 6.1 and this Section 6.2 as and when provided in this Agreement. All converted awards will be issued under the 2012 RRD Performance Incentive Plan, the 2016 LSC Communications, Inc. Performance Incentive Plan or the 2016 Donnelley Financial Solutions, Inc. Performance Incentive Plan, as applicable. Subject to the terms of this Agreement and any other agreement in force between the Parties from time to time, upon the vesting or payment of any such award, each of RRD, LSC and Donnelley Financial shall be solely responsible to issue its shares in settlement of the respective awards payable in its shares without reimbursement, recourse or other compensation from any other Party.

(e) In the event the LSC Distribution and the Donnelley Financial Distribution occur on different dates, the adjustment of RRD Restricted Stock Unit awards as of each such Distribution Date under this Section 6.2 shall be equitably adjusted by the HR Committee.

(f) Any adjustments to give effect to the RRD Reverse Stock Split shall be done pursuant to the terms of the 2012 RRD Performance Incentive Plan.

Section 6.3 Cash Long Term Incentive Awards and Retention Awards. As of the applicable Distribution Date, each Party (or their applicable Affiliate or Subsidiary) shall Assume and be responsible for all Liabilities and shall fully perform, pay and discharge all obligations related to cash long-term incentive awards and retention awards granted under the 2012 RRD Performance Incentive Plan for their respective employees and former employees. Each such award shall retain the original vesting schedule associated therewith. The Parties have taken all necessary actions to amend any such cash retention award agreements to provide for immediate full vesting of cash retention awards upon a termination without cause by the applicable employer following the LSC Distribution Date or the Donnelley Financial Distribution Date.

Section 6.4 Employee Stock Purchase Plan. Effective as of the Effective Time, RRD shall discontinue the purchase of common shares under the RRD Employee Stock Purchase Plan and the RRD Canadian Employee Stock Purchase Plan (the “RRD ESPPs”). RRD ceased employee deductions under the RRD ESPPs as of the August 31, 2016 payroll date and the last purchase of common shares under the RRD ESPPs occurred on or about September 8, 2016.

Section 6.5 Nonqualified Deferred Compensation Plans and Supplemental Executive Retirement Plans.

(a) LSC Deferred Compensation Plans and LSC SERPs.

(i) Effective as of the LSC Distribution Date, LSC (or any member of the LSC Group) shall be solely responsible for the satisfaction of all Liabilities under the LSC Deferred Compensation Plans and the LSC SERPs listed in Schedule 6.5(a) (the “LSC Deferred Compensation and SERP Liabilities”).

(1) In connection therewith and except as set forth on Schedule 6.5(a)(i)(1), the Liabilities of the applicable Legacy RRD Deferred Compensation Plans and Legacy RRD SERPs attributable to LSC Employees and Former LSC Employees shall be transferred to such LSC Deferred Compensation Plans and LSC SERPs[ as set forth on Schedule 6.5(a)(i)(1)]. For the avoidance of doubt, following the LSC Distribution Date, in no event shall LSC (or any member of the LSC Group) be responsible for any Liabilities retained by RRD under Section 6.5(c) below or any Donnelley Financial Deferred Compensation and SERP Liabilities (as defined below).

(2) LSC Non-US Deferred Compensation Plans and LSC SERPs. Except as set forth on Schedule 6.5(a)(i)(2), LSC Non-US Deferred Compensation Plans and LSC SERPs that are organized under non-US law (the “LSC Non-US Deferred Compensation Plans and SERPs”), shall continue to be sponsored and maintained by the local sponsoring entity and the Assets and Liabilities thereunder shall be retained by such local entities within the LSC Group.

(ii) All deferral and time and form of payment elections by LSC Employees and Former LSC Employees that were in effect under the terms of the applicable Legacy RRD Deferred Compensation Plans and Legacy RRD SERPs immediately prior to the LSC Distribution Date shall continue in effect under the applicable LSC Deferred Compensation Plan or LSC SERP from and after the LSC Distribution Date until a new election, if permitted, that by its terms supersedes the prior election is made by such LSC Employee or Former LSC Employee in accordance with the terms of the applicable LSC Deferred Compensation Plan or LSC SERP and consistent with the provisions of Section 409A of the Code to the extent applicable.

(iii) As of the LSC Distribution Date, LSC shall be solely responsible for the management and administration of the LSC Deferred Compensation Plans and the LSC SERPs.

(iv) Payments to LSC Employees and Former LSC Employees under the LSC Deferred Compensation Plans and the LSC SERPs shall be made in accordance with the terms of the applicable plan by either by LSC or any other member of the LSC Group as determined in the sole discretion of LSC.

(b) Donnelley Financial Deferred Compensation Plans and Donnelley Financial SERPs.

(i) Effective as of the Donnelley Financial Distribution Date, Donnelley Financial (or any member of the Donnelley Financial Group) shall be solely responsible for the satisfaction of all Liabilities under the Donnelley Financial Deferred Compensation Plans and Donnelley Financial SERPs listed in Schedule 6.5(b) (the “Donnelley Financial Deferred Compensation and SERP Liabilities”).

(1) In connection therewith, the Liabilities of the applicable Legacy RRD Deferred Compensation Plans and Legacy RRD SERPs attributable to Donnelley Financial Employees and Former Donnelley Financial Employees shall be transferred to such Donnelley Financial Deferred Compensation Plans and Donnelley Financial SERPs as set forth on Schedule 6.5(b)(i)(1). For the avoidance of doubt, following the Donnelley Financial Distribution Date, in no event shall Donnelley Financial (or any member of the Donnelley Financial Group) be responsible for any Liabilities retained by RRD under Section 6.5(c) below or any LSC Deferred Compensation and SERP Liabilities.

(2) Donnelley Financial Non-US Deferred Compensation Plans and Donnelley Financial SERPs. Except as set forth on Schedule 6.5(b)(i)(2), Donnelley Financial Non-US Deferred Compensation Plans and Donnelley Financial SERPs that are organized under non-US law (the “Donnelley Financial Non-US Deferred Compensation Plans and SERPs”), shall continue to be sponsored and maintained by the local sponsoring entity and the Assets and Liabilities thereunder shall be retained by such local entities within the Donnelley Financial Group.

(ii) All deferral and time and form of payment elections by Donnelley Financial Employees and Former Donnelley Financial Employees that were in effect under the terms of the applicable Legacy RRD Deferred Compensation Plans and Legacy RRD SERPs immediately prior to the Donnelley Financial Distribution Date shall continue in effect under the applicable Donnelley Financial Deferred Compensation Plan or Donnelley Financial SERP from and after the Donnelley Financial Distribution Date until a new election, if permitted, that by its terms supersedes the prior election is made by such Donnelley Financial Employee or Former Donnelley Financial Employee in accordance with the terms of the applicable Donnelley Financial Deferred Compensation Plan or Donnelley Financial SERP and consistent with the provisions of Section 409A of the Code to the extent applicable.

(iii) As of the Donnelley Financial Distribution Date, Donnelley Financial shall be solely responsible for the management and administration of the Donnelley Financial Deferred Compensation Plans and Donnelley Financial SERPs.

(iv) Payments to Donnelley Financial Employees and Former Donnelley Financial Employees under the Donnelley Financial Deferred Compensation Plans and Donnelley Financial SERPs shall be made in accordance with the terms of the applicable plan by either Donnelley Financial or any member of the Donnelley Financial Group as determined in the sole discretion of Donnelley Financial.

(c) RRD Deferred Compensation Plans and RRD SERPs.

(i) Effective as of the LSC Distribution Date, as between RRD and LSC, RRD (or any member of the RRD Group) shall be solely responsible for the satisfaction of all Liabilities under the RRD Deferred Compensation Plans and RRD SERPs listed in Schedule 6.5(c), except to the extent that Liabilities thereunder have been assumed by, and transferred to, the LSC Deferred Compensation Plans or LSC SERPs under Section 6.5(a). In connection therewith, the Liabilities of such applicable RRD Deferred Compensation Plans and RRD SERPs attributable to the RRD Employees and Former RRD Employees shall be retained by such RRD Deferred Compensation Plans and RRD SERPs. For the avoidance of doubt, following the LSC Distribution Date, in no event shall RRD (or any member of the RRD Group) be responsible for any LSC Deferred Compensation and SERP Liabilities.

(ii) Effective as of the Donnelley Financial Distribution Date, as between RRD and Donnelley Financial, RRD (or any member of the RRD Group) shall be solely responsible for the satisfaction of all Liabilities under the RRD Deferred Compensation Plans and RRD SERPs listed in Schedule 6.5(c), except to the extent that Liabilities thereunder have been assumed by, and transferred to, the Donnelley Financial Deferred Compensation Plans or Donnelley Financial SERPs under Section 6.5(b). In connection therewith, the Liabilities of such applicable RRD Deferred Compensation Plans and RRD SERPs attributable to the RRD Employees and Former RRD Employees shall be retained by such RRD Deferred Compensation Plans and RRD SERPs. For the avoidance of doubt, following the Donnelley Financial Distribution Date, in no event shall RRD (or any member of the RRD Group) be responsible for any Donnelley Financial Deferred Compensation and SERP Liabilities.

(iii) All deferral and time and form of payment elections by RRD Employees and Former RRD Employees that were in effect under the terms of the applicable Legacy RRD Deferred Compensation Plans and RRD SERPs immediately prior to the Effective Time shall continue in effect from and after the Effective Time until a new election, if permitted, that by its terms supersedes the prior election is made by such RRD Employee or Former RRD Employee consistent with the provisions of Section 409A of the Code to the extent applicable.

(iv) Effective as of the LSC Distribution Date, as between RRD and LSC, and effective as of the Donnelley Financial Distribution Date, as between RRD and Donnelley Financial, RRD shall be solely responsible for the management and administration of the RRD Deferred Compensation Plans and RRD SERPs and RRD shall determine in its discretion whether deferrals for 2017 and later years are permitted under the RRD Deferred Compensation Plans.

(v) Payments to RRD Employees and Former RRD Employees under the RRD Deferred Compensation Plans and the RRD SERPs shall be made in accordance with the terms of the applicable plan by either RRD or any member of the RRD Group as determined in the sole discretion of RRD.

(d) Continued Employment. Consistent with Section 409A of the Code, the Parties agree that LSC Employees and Donnelley Financial Employees who participate in the Legacy RRD Deferred Compensation Plans and the Legacy RRD SERPs immediately prior to the applicable Relevant Time and who are employed by LSC or Donnelley Financial, as applicable, immediately following the LSC Distribution Date or the Donnelley Financial Distribution Date, as applicable, shall not experience a termination of employment or separation from service as a result of the transactions contemplated herein.

Section 6.6 Defined Benefit Plans.

(a) LSC Defined Benefit Plans.

(i) As of the LSC Distribution Date, the LSC Group shall Assume, establish or retain, as applicable, sponsorship of and be solely responsible for the management and administration of, and except as otherwise provided below, be responsible for all Assets and Liabilities under the defined benefit pension plans at that time sponsored by members of the LSC Group (collectively, the “LSC Defined Benefit Plans”) and the LSC Group shall be solely responsible for the satisfaction of all Liabilities thereunder.

(ii) LSC Pension Plan. The LSC Pension Plan is intended to be a Tax-qualified defined benefit pension plan under Sections 401 and 501(a) of the Code. The members of the LSC Pension Plan as of October 1, 2016 are set forth on an exhibit to the LSC Pension Plan.

(A) Effective prior to the LSC Distribution Date, LSC’s operating subsidiary shall (i) appoint or elect, as appropriate, a Treasurer and a Vice President Benefits to serve as the initial members of the Benefits Committees of the LSC Pension Plan and the Esselte Group US Retirement Income Plan. In addition, the plan sponsor shall appoint members to the committee for the Dover Publications, Inc. Retirement Income Plan. LSC’s operating subsidiary shall take all actions necessary to establish the LSC Pension Trust as a master trust to hold the assets of the LSC Pension Plan and the Esselte Group US Retirement Income Plan, which trust shall be designed to be Tax exempt under Section 501(a) of the Code.

(B) Effective on the LSC Distribution Date, the administrator of the Bowne Pension Plan shall cause approximately ninety percent (90%) of the Assets of the RRD Master Trust attributable to the individuals who will be participants in the LSC Pension Plan (the “LSC Pension Plan Participants”), (using values as of December 1, 2015) to be transferred to the LSC Pension Trust; the balance of the RRD Master Trust Assets attributable to the LSC Pension Plan Participants shall remain in the RRD Master Trust until transferred to the LSC Pension Trust, which shall occur by the date that is nine months after the LSC Distribution Date.

(C) LSC and RRD acknowledge and agree that such transfer of Assets and Liabilities will comply with Sections 401(a)(12), 414(l) and 411(d)(6) of the Code and the regulations thereunder using the assumptions and methodology which the Pension Benefit Guaranty Corporation would have used under Section 4044 of ERISA and that the value of the Assets to be transferred as determined under Section 414(l) of the Code and the regulations thereunder shall be adjusted for the period between the LSC Distribution Date and the transfer date to reflect the investment experience under the RRD Master Trust, the LSC Pension Plan’s allocable share of expenses and any benefit distributions made to LSC Pension Plan Participants. With respect to the transfer of Assets and Liabilities from the RRD Master Trust to the LSC Pension Trust, assumptions and methodology are set forth in Schedule 6.6(a)(ii)(C).

(iii) LSC Non-US Defined Benefit Plans. Except as set forth on Schedule 6.6(a)(iii), for LSC Defined Benefit Plans that are intended to be Tax-qualified under non-US law (the “LSC Non-US Defined Benefit Plans”), such plans shall not be divided, but rather shall continue to be sponsored and maintained by the local sponsoring entity and the Assets and Liabilities thereunder shall be retained by such local entities within the LSC Group.

(iv) Provisions Applicable to all LSC Defined Benefit Plans.

(A) Following the LSC Distribution Date, eligible participants shall accrue benefits (to the extent that such LSC Defined Benefit Plans are not frozen) and receive service credit, as applicable, under the LSC Defined Benefit Plans in accordance with the terms and conditions of the relevant LSC Defined Benefit Plan; provided, however, that the foregoing shall in no way alter any right of LSC, subsequent to the LSC Distribution Date, to amend or terminate any of the LSC Defined Benefit Plans in accordance with their terms and applicable Law. LSC and RRD shall reasonably cooperate with each other in order to facilitate the foregoing provisions of this Section 6.6.

(B) The applicable Claims fiduciaries shall continue to be solely responsible for the adjudication of Claims, and appeals of Claims, under all LSC Defined Benefit Plans, whether or not the benefit was accrued prior to or following the LSC Distribution Date.

(C) Notwithstanding any other provision set forth in this Agreement, LSC and the applicable LSC Defined Benefit Plan shall indemnify, defend and hold harmless RRD, the applicable RRD Retained Defined Benefit Plan, or, if applicable, Donnelley Financial and the applicable Donnelley Financial Defined Benefit Plan (and each of their respective Affiliates, Subsidiaries, officers, employees, agents and fiduciaries) with respect to any and all Liabilities in respect of the participants in such LSC Defined Benefit Plan relating to pension benefits under such LSC Defined Benefit Plan.

(b) Donnelley Financial Defined Benefit Plans.

(i) As of the Donnelley Financial Distribution Date, the Donnelley Financial Group shall establish and maintain the defined benefit pension plans at that time sponsored by members of the Donnelley Financial Group (collectively, the “Donnelley Financial Defined Benefit Plans”) and the Donnelley Financial Group shall be solely responsible for the satisfaction of all Liabilities thereunder.

(ii) Donnelley Financial Pension Plan. The Donnelley Financial Pension Plan is intended to be a Tax-qualified defined benefit pension plan under Sections 401 and 501(a) of the Code. The members of the Donnelley Financial Pension Plan as of October 1, 2016 are set forth on an exhibit to the Donnelley Financial Pension Plan.

(A) Effective prior to the Donnelley Financial Distribution Date, Donnelley Financial’s operating subsidiary shall (i) appoint or elect, as appropriate, a Treasurer and a Vice President Benefits to serve as the initial members of the Benefits Committee of the Donnelley Financial Pension Plan. Donnelley Financial’s operating subsidiary shall take all actions necessary to establish the Donnelley Financial Pension Trust to hold the assets of the Donnelley Financial Pension Plan, which trust shall be designed to be Tax exempt under Section 501(a) of the Code.

(B) Effective on the Donnelley Financial Distribution Date, the administrator of the Bowne Pension Plan shall cause approximately ninety percent (90%) of the Assets of the RRD Master Trust attributable to the individuals who will be participants in the Donnelley Financial Pension Plan (the “Donnelley Financial Pension Plan Participants”) (using values as of December 1, 2015) to be transferred to the Donnelley Financial Pension Trust; the balance of the RRD Master Trust Assets attributable to the Donnelley Financial Pension Plan Participants shall remain in the RRD Master Trust until transferred to the Donnelley Financial Pension Trust, which shall occur by the date that is nine months after the Donnelley Financial Distribution Date.

(C) Donnelley Financial and RRD acknowledge and agree that such transfer of Assets and Liabilities will comply with Sections 401(a)(12), 414(l) and 411(d)(6) of the Code and the regulations thereunder using the assumptions and methodology which the Pension Benefit Guaranty Corporation would have used under Section 4044 of ERISA and that the value of the Assets to be transferred as determined under Section 414(l) of the Code and the regulations thereunder shall be adjusted for the period between the Donnelley Financial Distribution Date and the transfer date to reflect the investment experience under the RRD Master Trust, the Donnelley Financial Pension Plan’s allocable share of expenses and any benefit distributions made to Donnelley Financial Pension Plan Participants. With respect to the transfer of Assets and Liabilities from the Bowne Pension Plan to the Donnelley Financial Pension Plan, assumptions and methodologies are set forth in Schedule 6.6(b)(ii)(C).

(iii) Donnelley Financial Non-US Defined Benefit Plans. Except as set forth on Schedule 6.6(b)(iii), for Donnelley Financial Defined Benefit Plans that are intended to be Tax-qualified under non-US law (the “Donnelley Financial Non-US Defined Benefit Plans”), such plans shall not be divided, but rather shall continue to be sponsored and maintained by the local sponsoring entity and the Assets and Liabilities thereunder shall be retained by such local entities within the Donnelley Financial Group.

(iv) Provisions Applicable to all Donnelley Financial Defined Benefit Plans.

(A) Following the Donnelley Financial Distribution Date, eligible participants shall accrue benefits (to the extent that such Donnelley Financial Defined Benefit Plans are not frozen) and receive service credit, as applicable, under the Donnelley Financial Defined Benefit Plans in accordance with the terms and conditions of the relevant Donnelley Financial Defined Benefit Plan; provided, however, that the foregoing shall in no way alter any right of Donnelley Financial, subsequent to the Donnelley Financial Distribution Date, to amend or terminate any of the Donnelley Financial Defined Benefit Plans in accordance with their terms and applicable Law. Donnelley Financial and RRD shall reasonably cooperate with each other in order to facilitate the foregoing provisions of this Section 6.6.

(B) The applicable Claims fiduciaries shall continue to be solely responsible for the adjudication of Claims, and appeals of Claims, all Donnelley Financial Defined Benefit Plans, whether or not the benefit was accrued prior to or following the Donnelley Financial Distribution Date.

(C) Notwithstanding any other provision set forth in this Agreement, Donnelley Financial and the applicable Donnelley Financial Defined Benefit Plan shall indemnify, defend and hold harmless RRD, the applicable RRD Retained Defined Benefit Plan, or, if applicable, LSC, the Dover Publications Pension Plan and the applicable LSC Defined Benefit Plan (and each of their respective affiliates, Subsidiaries, officers, employees, agents and fiduciaries) with respect to any and all Liabilities in respect of the participants in such Donnelley Financial Defined Benefit Plan relating to pension benefits under such Donnelley Financial Defined Benefit Plan.

(c) RRD Retained Defined Benefit Plans.

(i) Following the applicable Relevant Time, RRD shall retain sole responsibility for all Assets and Liabilities of defined benefit plans sponsored by the RRD Group at such applicable Relevant Time, except to the extent that Assets and Liabilities thereunder have been assumed by, and transferred to, the LSC Defined Benefit Plans and the Donnelley Financial Defined Benefit Plans under Section 6.6(a) or Section 6.6(b) (the “RRD Retained Defined Benefit Plans”), and neither LSC nor Donnelley Financial shall have any obligation with respect thereto as of the applicable Relevant Time. The members of the Bowne Pension Plan as of October 1, 2016 are set forth on an exhibit to the Bowne Pension Plan.

(ii) Following the applicable Relevant Time, eligible participants in the RRD Retained Defined Benefit Plans shall continue to accrue benefits (to the extent that such RRD Retained Defined Benefit Plans are not frozen) in accordance with the terms and conditions of the relevant RRD Retained Defined Benefit Plan. Nothing contained in this Agreement shall alter in any way the right of RRD, subsequent to any applicable Relevant Time, to amend or terminate any RRD Retained Defined Benefit Plan in accordance with its terms and applicable Law.

(iii) Notwithstanding any other provision set forth in this Agreement, RRD and each applicable RRD Retained Defined Benefit Plan shall indemnify, defend and hold harmless LSC, the applicable LSC Defined Benefit Plan, or, if applicable, Donnelley Financial and the applicable Donnelley Financial Defined Benefit Plan (and each of their respective Affiliates, Subsidiaries, officers, employees, agents and fiduciaries) with respect to any and all Liabilities in respect of the participants in such RRD Retained Defined Benefit Plan relating to the provision of pension benefits pursuant to such RRD Retained Defined Benefit Plan.

Section 6.7 Defined Contribution Retirement Plans.

(a) LSC Defined Contribution Retirement Plans.

(i) As of the LSC Distribution Date, the LSC Group shall retain, Assume or establish, as applicable, the defined contribution retirement plans at that time sponsored by the LSC Group (collectively, the “LSC Defined Contribution Retirement Plans”) and the LSC Group shall be solely responsible for the satisfaction of all Liabilities thereunder.

(ii) LSC Savings Plan. The LSC Savings Plan is intended to be a Tax-qualified defined contribution plan under Sections 401 and 501(a) of the Code. The members of the LSC Savings Plan on September 2, 2016 are identified on Schedule 6.7.

(A) Effective prior to the LSC Distribution Date, LSC’s operating subsidiary shall (i) appoint or elect, as appropriate, a Treasurer and a Vice President Benefits to serve as the initial members of the Benefits Committee of the LSC Savings Plan and (ii) establish the LSC Savings Trust, which will be designed to be Tax exempt under Section 501 of the Code and hold the assets of the LSC Savings Plan.

(B) On September 2, 2016, and after the administrator of the RR Donnelley Savings Plan confirms that all of the actions described in Section 6.7(a)(ii)(A) have been completed, such administrator shall cause the value of Assets of the RR Donnelley Savings Plan attributable to the LSC Savings Plan Participants to be transferred to the LSC Savings Trust in a trust-to-trust “transfer of assets or liabilities” in accordance with Section 414(l) of the Code and Section 208 of ERISA and the respective rules and regulations promulgated thereunder. The Assets will be transferred in kind to the extent practicable. The RR Donnelley Savings Plan shall retain any forfeiture account balance under the RR Donnelley Savings Plan.

(iii) LSC Non-US Defined Contribution Retirement Plans. Except as set forth on Schedule 6.7(a)(iii), LSC Defined Contribution Retirement Plans that are intended to be Tax-qualified under non-US law (the “LSC Non-US Defined Contribution Retirement Plans”), shall continue to be sponsored and maintained by the local sponsoring entity and the Assets and Liabilities thereunder shall be retained by such local entities within the LSC Group.

(iv) Provisions Applicable to all LSC Defined Contribution Retirement Plans.

(A) The applicable Claims fiduciaries shall continue to be solely responsible for the adjudication of Claims under the LSC Defined Contribution Retirement Plans.

(B) Nothing contained in this Agreement shall alter in any way the right of the LSC Group, subsequent to the LSC Distribution Date, to amend or terminate any of the LSC Defined Contribution Retirement Plans in accordance with its terms and applicable Law.

(C) Notwithstanding any other provision set forth in this Agreement, LSC and each LSC Defined Contribution Retirement Plan shall indemnify, defend and hold harmless RRD, the applicable RRD Retained Defined Contribution Retirement Plan, or, if applicable, Donnelley Financial and the applicable Donnelley Financial Defined Contribution Retirement Plan (and each of their respective Affiliates, Subsidiaries, officers, employees, agents and fiduciaries) with respect to any and all Liabilities in respect of the participants in such LSC Defined Contribution Retirement Plan relating to the provision of benefits pursuant to such LSC Defined Contribution Retirement Plan.

(b) Donnelley Financial Defined Contribution Retirement Plans.

(i) As of the Donnelley Financial Distribution Date, Donnelley Financial shall retain, Assume or establish, as applicable, the defined contribution retirement plans at such time sponsored by the Donnelley Financial Group (collectively, the “Donnelley Financial Defined Contribution Retirement Plans”) and the Donnelley Financial Group shall be solely responsible for the satisfaction of all Liabilities thereunder.

(ii) Donnelley Financial Savings Plan. The Donnelley Financial Savings Plan is intended to be a Tax-qualified defined contribution plan under Sections 401 and 501(a) of the Code. The members of the Donnelley Financial Savings Plan on September 2, 2016 are identified on Schedule 6.7.

(A) Effective prior to the Donnelley Financial Distribution Date, Donnelley Financial’s operating subsidiary shall (i) appoint or elect, as appropriate, a Treasurer and a Vice President Benefits to serve as the initial members of the Benefits Committee of the Donnelley Financial Savings Plan and (ii) establish the Donnelley Financial Savings Trust, which will be designed to be Tax exempt under Section 501 of the Code and hold the assets of the Donnelley Financial Savings Plan.

(B) On September 2, 2016 and after the administrator of the RR Donnelley Savings Plan confirms that all of the actions described in Section 6.7(b)(ii)(A) have been completed, such administrator shall cause the value of Assets of the RR Donnelley Savings Plan attributable to the Donnelley Financial Savings Plan Participants to be transferred to the Donnelley Financial Savings Trust in a trust-to-trust “transfer of assets or liabilities” in accordance with Section 414(l) of the Code and Section 208 of ERISA and the respective rules and regulations promulgated thereunder. The Assets will be transferred in kind to the extent practicable. The RR Donnelley Savings Plan shall retain any forfeiture account balance under the RR Donnelley Savings Plan.

(iii) Donnelley Financial Non-US Defined Contribution Retirement Plans. Except as set forth on Schedule 6.7(b)(iii), Donnelley Financial Retirement Plans that are intended to be Tax-qualified under non-US law (the “Donnelley Financial Non-US Defined Contribution Retirement Plans”) shall continue to be sponsored and maintained by the local sponsoring entity and the Assets and Liabilities thereunder shall be retained by such local entities within the Donnelley Financial Group.

(iv) Provisions Applicable to all Donnelley Financial Defined Contribution Retirement Plans.

(A) The applicable Claims fiduciaries shall continue to be solely responsible for the adjudication of Claims under the Donnelley Financial Defined Contribution Retirement Plans.

(B) Nothing contained in this Agreement shall alter in any way the right of the Donnelley Financial Group, subsequent to the Donnelley Financial Distribution Date, to amend or terminate any of the Donnelley Financial Defined Contribution Retirement Plans in accordance with its terms and applicable Law.

(v) Notwithstanding any other provision set forth in this Agreement, Donnelley Financial and the applicable Donnelley Financial Defined Contribution Retirement Plan shall indemnify, defend and hold harmless RRD, the applicable RRD Retained Defined Contribution Retirement Plan, or, if applicable, LSC and the applicable LSC Defined Contribution Retirement Plan (and each of their respective Affiliates, Subsidiaries, officers, employees, agents and fiduciaries) with respect to any and all Liabilities in respect of the participants in such Donnelley Financial Defined Contribution Retirement Plan relating to the provision of benefits pursuant to such Donnelley Financial Defined Contribution Retirement Plan.

(c) RRD Defined Contribution Retirement Plans.

(i) RR Donnelley Savings Plan. The RR Donnelley Savings Plan is intended to be a Tax-qualified defined contribution plan under Sections 401 and 501(a) of the Code. The members of the RR Donnelley Savings Plan on September 2, 2016 are identified on Schedule 6.7.

(ii) Following the applicable Relevant Time, RRD shall retain sole responsibility for all benefit obligations and Liabilities under the defined contribution retirement plans sponsored by the RRD Group, except to the extent that Assets and Liabilities of the RR Donnelley Savings Plan have been assumed by, and transferred to, the LSC Savings Plan and Donnelley Financial Savings Plan under Section 6.7(a) or Section 6.7(b) (collectively, the “RRD Retained Defined Contribution Retirement Plans”).

(iii) Eligible RRD participants shall continue accruing benefits under the RRD Retained Defined Contribution Retirement Plans in accordance with the terms and conditions of the RRD Retained Defined Contribution Retirement Plans. Nothing contained in this Agreement shall alter in any way the right of RRD, subsequent to such Relevant Time, to amend or terminate the RRD Retained Defined Contribution Retirement Plans in accordance with its terms and applicable Law.

(iv) Notwithstanding any other provision set forth in this Agreement, RRD and each applicable RRD Retained Defined Contribution Retirement Plan shall indemnify, defend and hold harmless LSC, the applicable LSC Defined Contribution Retirement Plan, or, if applicable, Donnelley Financial and the applicable Donnelley Financial Defined Contribution Retirement Plan (and each of their respective Affiliates, Subsidiaries, officers, employees, agents and fiduciaries) with respect to any and all Liabilities in respect of the participants in such RRD Retained Defined Contribution Retirement Plan relating to the provision of benefits pursuant to such RRD Retained Defined Contribution Retirement Plan.

Section 6.8 Retiree Medical Benefits. Following the applicable Relevant Time, RRD shall retain and be solely responsible for the management and administration of and satisfaction of all retiree medical, prescription drug and retiree life insurance obligations under the R.R. Donnelley & Sons Company Retiree Welfare Benefits Plan and its associated trust (the “RRD Retiree Medical Plan”) and shall retain all Liabilities and Assets thereof. The Parties agree that the RRD Group (and each of the RRD Affiliates and Subsidiaries) shall indemnify, defend and hold harmless each other Party (and each of their respective Affiliates, Subsidiaries, officers, employees, agents and fiduciaries) with respect to any and all Liabilities with respect to retiree medical, prescription drug and retiree life insurance obligations under the RRD Retiree Medical Plan.

Section 6.9 Health, Welfare, Voluntary and Other Compensation or Benefit Plans.

(a) US Group Benefits Plans.

(i) Establishment. Effective July 1, 2016, (A) LSC established the LSC Group Benefits Plan and (B) Donnelley Financial established the Donnelley Financial Group Benefits Plan and, accordingly, as of July 1, 2016, LSC Employees and Donnelley Financial Employees ceased participating in the RR Donnelley Group Benefits Plan, except as otherwise provided herein. The newly established LSC Group Benefits Plan and Donnelley Financial Group Benefits Plan are substantially comparable to the RR Donnelley Group Benefits Plan.

(ii) Administration and Financial Responsibility for Employer Related Costs. Effective July 1, 2016, LSC Communications US, LLC and Donnelley Financial, LLC appointed or elected, as appropriate, a Treasurer and a Vice

President Benefits to serve as the initial members of the Benefits Committees of the LSC Group Benefits Plan and the Donnelley Financial Group Benefits Plan, respectively. Effective July 1, 2016, (A) the Benefits Committee of the LSC Group Benefits Plan is solely responsible for the management and administration of the LSC Group Benefits Plan and LSC Communications US, LLC is solely responsible for the payment of all employer-related costs in establishing and maintaining the LSC Group Benefits Plan, and for the collection and remittance of participant contributions and premiums, (B) the Benefits Committee of the Donnelley Financial Group Benefits Plan is solely responsible for the management and administration of the Donnelley Financial Group Benefits Plan and Donnelley Financial, LLC is solely responsible for the payment of all employer-related costs in establishing and maintaining the Donnelley Financial Group Benefits Plan, and for the collection and remittance of participant contributions and premiums, and (C) RRD retains sole responsibility for all Liabilities under the RR Donnelley Group Benefits Plan and sole responsibility for the payment of all employer-related costs in maintaining the RR Donnelley Group Benefits Plan, and for the collection and remittance of participant contributions and premiums.

(iii) Claims and Appeals; Financial Responsibility for Self-Insured Benefits and Claims. (A) The applicable Claims fiduciary under the LSC Group Benefits Plan shall be solely responsible for the adjudication of any Claim, and any appeal of any Claim, (whether for eligibility or benefits) submitted under the LSC Group Benefits Plan. The members of LSC’s “controlled group” (as defined in Section 414(b) of the Code) shall bear sole financial responsibility for any Claim for (1) eligibility under the LSC Group Benefits Plan and (2) self-insured benefits of the sort covered by the LSC Group Benefits Plan on July 1, 2016, incurred by an LSC Employee (or his or her dependents or beneficiaries) if the date of service, or date of claimed eligibility, which is the subject of such Claim was on or after July 1, 2016. (B) The applicable Claims fiduciary under the Donnelley Financial Group Benefits Plan shall be solely responsible for the adjudication of any Claim, and any appeal of any Claim, (whether for eligibility or benefits) submitted under the Donnelley Financial Group Benefits Plan. The members of Donnelley Financial’s “controlled group” (as defined in Section 414(b) of the Code) shall bear sole financial responsibility for any Claim for (1) eligibility under the Donnelley Financial Group Benefits Plan and (2) self-insured benefits of the sort covered by the Donnelley Financial Group Benefits Plan on July 1, 2016, incurred by a Donnelley Financial Employee (or his or her dependents or beneficiaries) if the date of service, or date of claimed eligibility, which is the subject of such Claim was on or after July 1, 2016. (C) The applicable Claims fiduciary under the RR Donnelley Group Benefits Plan shall be solely responsible for the adjudication of any Claim, and any appeal of any Claim, (whether for eligibility or benefits) submitted under the RR Donnelley Group Benefits Plan. The members of RRD’s “controlled group” (as defined in Section 414(b) of the Code) shall bear sole financial responsibility for any Claim for (1) eligibility under the RR Donnelley Group Benefits Plan or (2) self-insured benefits of the sort covered by the RR Donnelley Group Benefits Plan on July 1, 2016, incurred by (x) a RRD Employee (or his or her dependents or beneficiaries) if, with respect to clauses (1) and (2) of this Subsection (C), the date of service, or date of claimed eligibility, which is the subject of such Claim was on or after July 1, 2016, and (y) an LSC Employee, Former LSC Employee, Donnelley Financial Employee, Former Donnelley Financial Employee, RRD Employee or Former RRD Employee (or any of their respective dependents or beneficiaries) if, with respect to clauses (1) and (2) of this Subsection (C), the date of service, or date of claimed eligibility, which is the subject of such Claim was before July 1, 2016.

(iv) Liability for Incurred But Not Reported Claims. As of June 30, 2016, (A) the reserve included in RRD’s financial statements for “Incurred But Not Reported” medical and prescription drug expenses attributable to an LSC Employee or Former LSC Employee will remain under the RR Donnelley Group Benefits Plan, and (B) the reserve included in RRD’s financial statements for “Incurred But Not Reported” medical and prescription drug expenses attributable to a Donnelley Financial Employee or Former Donnelley Financial Employee will remain under the RR Donnelley Group Benefits Plan.

(v) COBRA. Any COBRA Liabilities incurred based on any COBRA qualifying event occurring on or after July 1, 2016 that is (A) attributable to the LSC Group Benefits Plan shall be an LSC Communications US, LLC Liability and (B) attributable to the Donnelley Financial Group Benefits Plan shall be a Donnelley Financial, LLC Liability. Any COBRA Liabilities incurred based on any COBRA qualifying event occurring prior July 1, 2016 shall remain an RRD Liability.

(vi) Service Credit. Each eligible LSC Employee and Donnelley Financial Employee will receive credit under the LSC Group Benefits Plan or the Donnelley Financial Group Benefits Plan, as applicable, in 2016 for any co-payments and deductibles paid under the RR Donnelley Group Benefits Plan prior to July 1, 2016, in satisfying any applicable deductible or out-of-pocket requirements under the LSC Group Benefits Plan or the Donnelley Financial Group Benefits Plan, as applicable. The LSC Group Benefits Plan and the Donnelley Financial Group Benefits Plan shall each cover any pre-existing conditions that are covered under the RRD Group Benefits Plan.

(vii) Disability Benefits. Each LSC Employee and each Donnelley Financial Employee who is receiving long-term disability benefits under the RR Donnelley Group Benefits Plan on June 30, 2016 shall continue to participate in the Long Term Disability Benefit Program under the RR Donnelley Group Benefits Plan (subject to the terms of such Program) until such time, if any, as such employee either returns to work and commences employment with the LSC Group or Donnelley Financial Group, as applicable. Each LSC Employee and each Donnelley Financial Employee who is receiving short-term disability benefits under the RR Donnelley Group Benefits Plan on June 30, 2016 shall commence participation in the LSC or Donnelley Financial Group Benefits Plan (subject to the terms of such Plan), as applicable. On and after July 1, 2016, each of RRD, LSC Communications US, LLC and Donnelley Financial, LLC shall be solely responsible for providing disability coverage as required under New York State law for each applicable participant.

(b) Non-US Welfare Benefit Plans. Except as set forth on Schedule 6.9(b), non-US welfare benefit plans covering LSC Employees, Former LSC Employees, Donnelley Financial Employees, Former Donnelley Financial Employees, RRD Employees and Former RRD Employees shall continue to be sponsored and maintained by the local sponsoring entity and any Assets and Liabilities thereunder shall be retained by such local entities within the LSC Group, Donnelley Financial Group or RRD Group, respectively.

(c) US Flexible Benefits Plans.

(i) Effective July 1, 2016, LSC Communications US, LLC established the LSC Flexible Benefits Plan and on and after that date LSC is solely responsible for the management and administration thereof.

(ii) Effective July 1, 2016, Donnelley Financial, LLC established the Donnelley Financial Flexible Benefits Plan and on and after that date Donnelley Financial, LLC is solely responsible for the management and administration thereof.

(iii) Effective July 1, 2016, the RR Donnelley Flexible Benefits Plan (A) transferred to the LSC Flexible Benefits Plan any remaining flexible spending account balance (positive or negative) and dependent care account balance of any LSC Employee who was participating in the RR Donnelley Flexible Benefits Plan as of June 30, 2016, and (B) transferred to the Donnelley Financial Flexible Benefits Plan any remaining flexible spending account balance (positive or negative) and dependent care account balance of any Donnelley Financial Employee who was participating in the RR Donnelley Flexible Benefits Plan as of June 30, 2016.

(d) Severance Plans.

(i) US Severance Plans. Effective July 1, 2016, (A) LSC Communications US, LLC established the LSC Separation Pay Plan and is solely responsible for any severance Liabilities to any LSC Employee whose employment terminates on or after July 1, 2016 and (B) Donnelley Financial, LLC established the Donnelley Financial Separation Pay Plan and is solely responsible for any severance Liabilities relating to any Donnelley Financial Employee whose employment terminates on or after July 1, 2016. RRD retained sole responsibility for any severance Liabilities relating to RRD Employees whose employment terminates on or after July 1, 2016 and Former RRD Employees, Former LSC Employees and Former Donnelley Financial Employees, in each case, whose employment terminated before July 1, 2016. In no event shall an employee receive a duplication of severance benefits.

(ii) Non-US Severance Plans. Except as set forth on Schedule 6.9(d)(ii), Non-US Severance Plans covering LSC Employees, Former LSC Employees, Donnelley Financial Employees, Former Donnelley Financial Employees, RRD Employees and Former RRD Employees shall continue to be sponsored and maintained by the local sponsoring entity and any Assets and Liabilities thereunder shall be retained by such local entities within the LSC Group, Donnelley Financial Group or RRD Group, respectively.

(e) Voluntary Benefits. Effective as of July 1, 2016, LSC Communications US, LLC, Donnelley Financial, LLC and RRD each established, or maintained (as applicable), and will maintain its own voluntary benefit plans, policies and arrangements, which on July 1, 2016 included the Colonial Life Supplemental Short Term Disability Coverage, Hyatt Legal Plans, MetLife Auto & Home Insurance, VPI Pet Insurance, Wage Works Commuter Program and Purchasing Power, which are fully paid by employees. LSC shall be solely responsible for the collection and remittance of employee contributions for such voluntary benefits owed by LSC Employees on or after July 1, 2016; Donnelley Financial shall be solely responsible for collection and remittance of employee contributions for such voluntary benefits owed by Donnelley Financial Employees on or after July 1, 2016; and RRD shall retain all related responsibilities with respect to collection and remittance of employee contributions for such voluntary benefits owed by RRD Employees on or after July 1, 2016.

(f) Paid Time Off and Payroll. Following the applicable Relevant Time, each Party shall establish or retain their own paid time off policy and (i) any earned but unused paid time off (including vacation pay) that a LSC Employee is entitled to as of the LSC Distribution Date will be credited to the LSC Employee under the LSC paid time off policy and provided in accordance with that policy; (ii) any earned but unused paid time off (including vacation pay) that a Donnelley Financial Employee is entitled to as of the Donnelley Financial Distribution Date will be credited to the Donnelley Financial Employee under the Donnelley Financial paid time off policy and provided in accordance with that policy; and (iii) any earned but unused paid time off (including vacation pay) that a RRD Employee is entitled to as of each applicable Relevant Time will be continued by the RRD paid time off policy and provided in accordance with that policy. On and after the applicable Distribution Date, each Party shall have no liability for paid time off on behalf of another Party’s employees.

(g) Annual Bonus Plans. Following the applicable Relevant Time, each Party (or their applicable Affiliate or Subsidiary) shall Assume and be responsible for all Liabilities and fully perform, pay and discharge all annual bonus obligations relating to any annual incentive plan for their respective employees and former employees for 2016 and thereafter. With respect to the period beginning January 1, 2016 and ending on the LSC Distribution Date, LSC shall calculate the bonus for LSC Employees that participated in a RRD bonus program using the applicable performance criteria for such period and such calculation shall be in a manner consistent with the terms of RRD’s bonus programs. With respect to the period beginning January 1, 2016 and ending on the Donnelley Financial Distribution Date, Donnelley Financial shall calculate the bonus for Donnelley Financial Employees that participated in a RRD bonus program using the applicable performance criteria for such period and such calculation shall be in a manner consistent with the terms of RRD’s bonus programs. In no event shall any employee receive a duplication of such benefits hereunder.

(h) Employment and Restrictive Covenant Agreements.

(i) Except as set forth on Schedule 6.9(h)(i), as of the applicable Relevant Time, (A) the LSC Group shall Assume, establish or retain, as applicable, and be solely responsible for the administration and enforcement of, and all Liabilities under, the employment and restrictive covenant agreements covering LSC Employees and Former LSC Employees, (B) the Donnelley Financial Group shall Assume, establish or retain, as applicable, and be solely responsible for the administration and enforcement of, and all Liabilities under, the employment and restrictive covenant agreements covering Donnelley Financial Employees and Former Donnelley Financial Employees, and (C) the RRD Group shall establish or retain, as applicable, and be solely responsible for the administration and enforcement of, and all Liabilities under, the employment and restrictive covenant agreements covering RRD Employees and Former RRD Employees.

(ii) As of the applicable Relevant Time, LSC Employees and Donnelley Financial Employees who are obligated to RRD under any non-compete, employee non-solicit or customer non-solicit covenants contained in any employment, severance or other agreement (together, the “Restrictive Covenants”) shall become obligated to LSC or Donnelley Financial, as applicable, under such Restrictive Covenants and shall cease to be obligated to RRD thereunder. RRD Employees shall remain obligated to RRD under their Restrictive Covenants. In addition, for each RRD Employee, LSC Employee and Donnelley Financial Employee listed on Schedule 6.9(h)(ii), if such employee’s employment terminates during the Wear Away Period, he or she shall be obligated under his or her Restrictive Covenants to the other Parties who were not his or her post-spin employer for the period, if any, beginning on the date of termination and ending at the conclusion of the Wear Away Period.

(iii) For all RRD Employees, LSC Employees and Donnelley Financial Employees who are obligated to RRD prior to the applicable Relevant Time under any confidentiality or non-disparagement covenants, such covenants shall survive at all times, both during and after employment, with respect to each such employee’s post-spin employer, and shall survive and also apply to each of the other Parties at all times following each such employee’s termination of employment.

(iv) The Parties agree they shall reasonably cooperate and work together to enforce the Restrictive Covenants and the provisions of this Section 6.9(h).

Section 6.10 Cooperation and Administrative Provisions.

(a) Notwithstanding anything herein to the contrary, the Parties shall reasonably cooperate and work together to unify, consolidate and share (to the extent permissible under applicable privacy/data protection laws) all relevant documents, board resolutions, government filings, data, payroll and employment Information on regular timetables, make certain that each applicable entity’s data and records are correct and updated on a timely basis, and cooperate as needed with respect to (i) any litigation with respect to an employee benefit plan or arrangement contemplated by this Agreement, (ii) an audit of an employee benefit plan or arrangement contemplated by this Agreement by the Internal Revenue Service, Department of Labor or any other Governmental Entity, (iii) seeking a determination letter, private letter ruling or advisory opinion from the Internal Revenue Service or Department or Labor on behalf of any employee benefit plan or arrangement contemplated by this Agreement, and (iv) any filings that are required to be made or supplemented to the Internal Revenue Service, Pension Benefit Guaranty Corporation, Department of Labor or any other Governmental Entity; provided, however, that requests for cooperation must be reasonable and not interfere with daily business operations.

(b) Notwithstanding anything herein to the contrary, the Parties agree that they shall share all necessary data elements to administer the RRD, LSC and Donnelley Financial equity plans described in Section 6.1 and Section 6.2 for up to a period not to exceed ten (10) years following the Final Separation Date. This data shall be made available in the formats that exist at the time of the distribution or in any other mutually agreeable format. Data shall be transmitted to these administrators via a mutually agreeable method of data transmission. Each Party also agrees to ensure that their plan administrator will make available all necessary data elements required now or in the future including but not limited to, exercise, lapse and Tax data, in a timely fashion and to withhold appropriate Taxes at the direction of the employer company of the individual for the time period covered under this provision.

(c) With respect to any employees on temporary international assignment or outside of the U.S. as an ex-patriate who become LSC Employees or Donnelley Financial Employees, the Parties agree that they shall reasonably cooperate to finalize the transfer of any immigration documentation, including, but not limited to, sponsorship of visas, permanent resident cards or reentry permits. In addition, with respect to any employees who are subject to any immigration documentation sponsored by RRD and become an LSC Employee or Donnelley Financial Employee, the Parties agree they shall reasonably cooperate to finalize the transfer of such documentation to LSC or Donnelley Financial, as applicable. LSC shall be responsible for any costs and expenses incurred on behalf of any LSC Employee. Donnelley Financial shall be responsible for any costs and expenses incurred on behalf of any Donnelley Financial Employee.

(d) The Parties shall share, or cause to be shared, all Information on participants in the LSC Plans, Donnelley Financial Plans and RRD Retained Plans that is necessary and appropriate for the efficient and accurate administration of the LSC Plans, Donnelley Financial Plans and RRD Retained Plans, including (but not limited to) Information reasonably necessary to timely respond to Claims for benefits made by participants and Information on expenses incurred by LSC Plans prior to the LSC Distribution Date and Donnelley Financial Plans prior to the Donnelley Financial Distribution Date so that LSC and Donnelley Financial may invoice and pay administrative expenses from their respective plan trusts as described in paragraph (g) below. The Parties and their respective authorized agents shall, subject to applicable laws of confidentiality and data protection and transfer, be given reasonable and timely access to, and may make copies of, all Information relating to the subjects of this Article VI to the extent necessary or appropriate for such administration. Each of the Parties agree, upon reasonable request, to provide financial, operational and other Information on each LSC Plan, Donnelley Financial Plan and RRD Retained Plan, including (but not limited to) Information on a plan’s assets and liabilities, at a level of detail reasonably necessary and appropriate for the efficient and accurate administration of each of the LSC Plans, Donnelley Financial Plans and RRD Retained Plans. Notwithstanding the foregoing, if any such Information described in this Section 6.10. cannot be reasonably obtained without additional cost, the Parties shall agree to reimburse each of the other Parties for all additional third-party costs and such other reasonable costs of obtaining the Information. To the extent that the LSC Group Benefits Plan, the Donnelley Financial Group Benefits Plan and the RR Donnelley Group Benefits Plan share protected health Information (“PHI”), the LSC Group Benefits Plan, the Donnelley Financial Group Benefits Plan and the RR Donnelley Group Benefits Plan hereby agree to enter into appropriate business associate agreements to cover the sharing of PHI, as required by the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”).

(e) Each of LSC and Donnelley Financial agrees to hold RRD harmless with respect to any Liabilities related to actions taken to establish the LSC Plans and the Donnelley Financial Plans (and related third party administrative agreements) prior to the applicable Relevant Time.

(f) To the extent not covered elsewhere in this Agreement, with respect to expenses and costs incurred on behalf of a LSC Plan, Donnelley Financial Plan or RRD Retained Plan: (i) LSC shall be responsible, through either direct payment or reimbursement to RRD or Donnelley Financial, as applicable, for its allocable share of actual third party and/or vendor costs and expenses incurred by any member of the LSC Group or the LSC Plans, (ii) Donnelley Financial shall be responsible, through either direct payment or reimbursement to RRD or LSC, as applicable, for its allocable share of actual third party and/or vendor costs and expenses incurred by any member of the Donnelley Financial Group or the Donnelley Financial Plans, and (iii) RRD shall be responsible, through either direct payment or reimbursement to LSC or Donnelley Financial, as applicable, for its allocable share of actual third party and/or vendor costs and expenses incurred by any member of the RRD Group or the RRD Retained Plans. An allocable share of any such costs and expenses will be determined in a manner consistent with the manner in which the allocable share of such costs and expenses was determined prior to the applicable Distribution Date. The Parties agree to pay for any third-party costs associated partially or entirely with their respective employee benefit plans associated with this Distribution following the applicable Distribution Date.

(g) To the extent not covered elsewhere in this Agreement, with respect to all employee benefit plans, policies, programs, payroll practices, and arrangements maintained outside of the United States, the Parties agree that they shall reasonably cooperate and work together to facilitate any transfer of employee benefit plans, policies, programs, payroll practices, and arrangements as necessary and in accordance with applicable Law.

(h) With respect to multinational insurance pools that the Parties’ entities participate in immediately prior to the applicable Relevant Time, any dividends attributable to each such pool as of the applicable Relevant Time shall be paid from each such pool to RRD. To the extent the Parties establish any multinational insurance pools following the applicable Relevant Time, dividends attributable to any such pool shall be paid from such pool to the applicable Party.

(i) To the extent not covered elsewhere in this Agreement, the Parties (and their Subsidiaries and Affiliates) are hereby authorized to implement the provisions of this Article VI, including by making appropriate adjustments to employee benefits provided for in this Agreement, provided such adjustments are intended for administrative or recordkeeping purposes to retain the value of benefits provided in accordance with the provisions of this Agreement.

(j) Code Sections 162(m)/409A. Notwithstanding anything in this Agreement to the contrary (including the treatment of supplemental and deferred compensation plans, Performance Share Units, outstanding long-term incentive awards and annual incentive awards as described herein), (i) to the extent that any Performance Share Units, long-term and annual incentive awards or other compensation awarded to LSC Employees and Donnelley Financial Employees that is intended to qualify as “performance based compensation” (within the meaning of Section 162(m) of the Code) requires certification of the level of achievement of the applicable performance goals by the Human Resources Committee of the RRD Board (the “HR Committee”) in order to so qualify, the HR Committee shall make such certification in accordance with Section 162(m) of the Code, and (ii) the Parties agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to ensure that (A) a federal income Tax deduction for the payment of any such Performance Share Units, long-term incentive award, annual incentive award or other compensation is not limited by reason of Section 162(m) of the Code, and (B) the treatment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation does not cause the imposition of a Tax under Section 409A of the Code.

Section 6.11 Approval of Plans; Terms of Participation by Employees in Plans.

(a) Approval of Plans. On or prior to the Relevant Time, the Parties shall take all actions as may be necessary to approve the stock-based employee compensation plans of LSC or Donnelley Financial, as applicable, in order to satisfy the requirements of Rule 16b-3 under the Exchange Act and the applicable rules and regulations of NYSE.

(b) Non-Duplication of Benefits. The LSC Plans, Donnelley Financial Plans and RRD Retained Plans shall not provide benefits that duplicate benefits provided to a participant by a corresponding LSC Plan, Donnelley Financial Plan, or RRD Retained Plans. The Parties shall agree on methods and procedures, including amending the respective plan documents, to prevent LSC Employees, Former LSC Employees,

Donnelley Financial Employees, Former Donnelley Financial Employees, RRD Employees and Former RRD Employees from receiving duplicate benefits from the LSC Plans, Donnelley Financial Plans, and RRD Retained Plans; provided, that nothing shall prevent LSC from unilaterally amending the LSC Plans to avoid such duplication, nothing shall prevent Donnelley Financial from unilaterally amending the Donnelley Financial Plans to avoid such duplication, and nothing shall prevent RRD from unilaterally amending the RRD Retained Plans to avoid such duplication.

(c) Service Credit. The Parties shall jointly continue the engagement of Milliman, Inc., or agree on and engage a successor, to collect employment data from each of the Parties and provide appropriate reports to the plan administrators of the Bowne Pension Plan, the LSC Pension Plan and the Donnelley Financial Pension Plan to permit each such administrator to track employment service of its plan participants after the applicable Relevant Time with any of the Parties for purposes of determining service credit under such plan in accordance with its terms. Further, the Parties agree to continue to provide information and data requested by such vendor, in a format acceptable to such vendor, to permit such vendor to generate such reports. Each of RRD, LSC and Donnelley Financial shall be responsible for paying when due one-third of the fees and expenses of such vendor for providing such services, unless an alternative fee-sharing arrangement is agreed by the Parties.

(d) Plan Elections. Except as may be specifically provided otherwise under this Agreement or applicable Law, all participant elections (including, without limitation, deferral elections, payment elections, beneficiary designations, qualified domestic relations orders, qualified medical child support orders and loan agreements) with respect to the participation of a LSC Employee, Former LSC Employee, Donnelley Financial Employee, Former Donnelley Financial Employee, RRD Employee or Former RRD Employee in a RRD employee benefit arrangement shall be transferred to and be in full force and effect under the corresponding and applicable LSC Plan or Donnelley Financial Plan in accordance with the terms of each such applicable plan and to the extent permissible under such plan, until such elections are replaced or revoked by the employee who made such election.

Section 6.12 Taxes and Withholding.

(a) Options.

(i) Exercise Price.

(A) Upon the exercise of a LSC Option, whether by a RRD Employee, Former RRD Employee, LSC Employee, Former LSC Employee, Donnelley Financial Employee, Former Donnelley Financial Employee, the Parties shall take steps to ensure that the exercise price is delivered to LSC, rounded up to the nearest whole cent.

(B) Upon the exercise of a Donnelley Financial Option, whether by a RRD Employee, Former RRD Employee, LSC Employee, Former LSC Employee, Donnelley Financial Employee, Former Donnelley Financial Employee, the Parties shall take steps to ensure that the exercise price is delivered to Donnelley Financial, rounded up to the nearest whole cent.

(C) Upon the exercise of a RRD Option, whether by a RRD Employee, Former RRD Employee, LSC Employee, Former LSC Employee, Donnelley Financial Employee, Former Donnelley Financial Employee, the Parties shall take steps to ensure that the exercise price is delivered to RRD, rounded up to the nearest whole cent.

(ii) Taxes.

(A) Upon the exercise of a LSC Option, Donnelley Financial Option or RRD Option, the employer or, in the case of a Former RRD Employee, Former LSC Employee or Former Donnelley Financial Employee, the former employer of such holder shall fund and be liable to the applicable Governmental Entity for any employer Taxes.

(B) Upon the exercise of a LSC Option, Donnelley Financial Option or RRD Option, the Parties shall take steps to ensure that the applicable withholding amount is remitted in cash to the employer or, in the case of a Former RRD Employee, Former LSC Employee or Former Donnelley Financial Employee, the former employer of such holder.

(b) Restricted Stock Units.

(i) Settlement.

(A) After the LSC Distribution Date, LSC shall be responsible for all liabilities under LSC Restricted Stock Units, whether such LSC Restricted Stock Units are held by LSC Employees, Former LSC Employees, Donnelley Financial Employees, Former Donnelley Financial Employees, RRD Employees, Former RRD Employees and individuals who received such LSC Restricted Stock Units in their capacity as LSC directors. LSC shall settle, and satisfy any dividend obligations with respect to, such LSC Restricted Stock Units in accordance with the terms of the 2016 LSC Communications, Inc. Performance Incentive Plan and the 2016 LSC Communications, Inc. Non-Employee Director Compensation Plan.

(B) After the Donnelley Financial Distribution Date, Donnelley Financial shall be responsible for all liabilities under Donnelley Financial Restricted Stock Units, whether such Donnelley Financial Restricted Stock Units are held by Donnelley Financial Employees, Former Donnelley Financial Employees, LSC Employees, Former LSC Employees, RRD Employees, Former RRD Employees and individuals who received such

Donnelley Financial Restricted Stock Units in their capacity as Donnelley Financial directors. Donnelley Financial shall settle, and satisfy any dividend obligations with respect to, such Donnelley Financial Restricted Stock Units in accordance with the terms of the 2016 Donnelley Financial Solutions, Inc. Performance Incentive Plan and the 2016 Donnelley Financial Solutions, Inc. Non-Employee Director Compensation Plan.

(C) RRD shall be responsible for all liabilities under RRD Restricted Stock Units, whether such RRD Restricted Stock Units are held by RRD Employees, Former RRD Employees, LSC Employees, Former LSC Employees, Donnelley Financial Employees, Former Donnelley Financial Employees and individuals who received such RRD Restricted Stock Units in their capacity as RRD directors. RRD shall settle, and satisfy any dividend obligations with respect to, such RRD Restricted Stock Units in accordance with the terms of the 2012 RRD Performance Incentive Plan and the RRD Non-Employee Director Compensation Plan.

(ii) Taxes.

(A) Upon settlement of any LSC Restricted Stock Unit, Donnelley Financial Restricted Stock Unit or RRD Restricted Stock Unit, other than a RRD Restricted Stock Unit that is held by an individual who received such RRD Restricted Stock Unit in his capacity as a RRD director, the employer, or, in the case of a Former LSC Employee, Former Donnelley Financial Employee or Former RRD Employee, the former employer, of such holder shall fund any employer Taxes.

(B) Upon settlement of any LSC Restricted Stock Unit, Donnelley Financial Restricted Stock Unit or RRD Restricted Stock Unit, other than a RRD Restricted Stock Unit that is held by an individual who received such RRD Restricted Stock Unit in his capacity as a RRD director, the Parties shall take steps to ensure that the applicable withholding amount is remitted in cash to the employer, or, in the case of a Former LSC Employee, Former Donnelley Financial Employee or Former RRD Employee, the former employer of such holder.

(C) RRD shall be responsible for any Tax reporting obligations associated with any RRD Restricted Stock Units that are held by an individual who received such RRD Restricted Stock Unit in his capacity as a RRD director.

(c) Tax Deductions. With respect to the Equity Compensation held by individuals who are RRD Employees or RRD directors at the time the Equity Compensation becomes Taxable and individuals who are Former RRD Employees at such time, RRD shall claim any federal, state and/or local Tax deductions after the Final Separation Date, and LSC and Donnelley Financial shall not claim such deductions. With respect to the Equity Compensation held by individuals who are LSC Employees or LSC directors at the time the Equity Compensation becomes Taxable and individuals who are Former LSC Employees at such time, LSC shall claim any federal, state and/or local Tax deductions after the LSC Distribution Date, and RRD and Donnelley Financial shall not claim such deductions. With respect to the Equity Compensation held by individuals who are Donnelley Financial Employees or Donnelley Financial directors at the time the Equity Compensation becomes Taxable and individuals who are Former Donnelley Financial Employees at such time, Donnelley Financial shall claim any federal, state and/or local Tax deductions after the Donnelley Financial Distribution Date, and LSC and RRD shall not claim such deductions. If any of RRD, LSC or Donnelley Financial determines in its reasonable judgement that there is a substantial likelihood that a Tax deduction that was assigned to RRD, LSC or Donnelley Financial pursuant to this Section 6.12 will instead be available to another of the Parties (whether as a result of a determination by the Internal Revenue Service, a change in the Code or the regulations or guidance thereunder, or otherwise), it will notify the other Party and all Parties will negotiate in good faith to resolve the issue in accordance with the following principle: the Party entitled to the deduction shall pay to the other party an amount that places the other Party in a financial position equivalent to the financial position the Party would have been in had the Party received the deduction as intended under this Section 6.12. Such amount shall be paid within ninety (90) days of filing the last Tax return necessary to make the determination described in the preceding sentence.

Section 6.13 International Regulatory Compliance. RRD shall have the authority to adjust the treatment otherwise described in this Article VI in order to ensure compliance with the applicable laws or regulations of countries outside the United States or to preserve the Tax benefits provided under local Tax law or regulation prior the Distributions.

ARTICLE VII

RRD CONTINGENT ASSETS AND ASSUMED RRD CONTINGENT LIABILITIES

Section 7.1 RRD Contingent Assets and Assumed RRD Contingent Liabilities.

(a) RRD Contingent Assets. To the extent that a Party or any member of its Group receives from a third party any proceeds of any kind arising out of a RRD Contingent Asset, to the extent necessary, such Party shall, or shall cause the applicable member of its Group to, promptly (but in no event later than thirty (30) days following receipt thereof, unless there is a good faith dispute as to whether such proceeds are in fact RRD Contingent Assets and the matter has been submitted for resolution pursuant to the terms of this Agreement, in which case, promptly following the final determination thereof) transfer such amounts to the other Parties pursuant to and in accordance with their respective Applicable Percentage. Transfers under this Section 7.1(a) are subject to the relevant Parties’ agreement (i) as to the most cost efficient means of effecting such Transfer and (ii) to share any incremental costs arising as a result of such Transfer.

(b) Assumed RRD Contingent Liabilities. Except as otherwise expressly set forth in this Article VII or a Tax Disaffiliation Agreement (with respect to Taxes) and without limiting the indemnification provisions of Article VIII, RRD, LSC and Donnelley

Financial shall each be responsible for each such Party’s share of any indemnifiable losses in respect of any Assumed RRD Contingent Liabilities pursuant to and in accordance with the relevant provisions of Article VIII; provided, that so long as any such Party is still an Affiliate of RRD, RRD shall be responsible for such Party’s Applicable Percentage of any such Assumed RRD Contingent Liability. Any amounts owed in respect of any Assumed RRD Contingent Liabilities (including reimbursement for the out-of-pocket costs and expenses of defending, managing or providing assistance to the Managing Party pursuant to Section 7.3(b) with respect to any Third Party Claim that is an Assumed RRD Contingent Liability, which shall include any amounts with respect to a bond, prepayment or similar security or obligation required (or determined to be advisable by the Managing Party) to be posted by the Managing Party in respect of any claim) shall be remitted promptly after the Party entitled to such amount provides an invoice (including reasonable supporting Information with respect thereto) to the Party or Parties owing such amount and such costs and expenses shall be included in the calculation of the amount of the applicable Assumed RRD Contingent Liability in determining the reimbursement obligations of the other Parties with respect thereto. In furtherance of the foregoing, the Managing Party (and the Party providing assistance to the Managing Party pursuant to Section 7.3(b)) shall be entitled to reimbursement by the other Parties (in an amount equal to the Party’s Applicable Percentage) of any out-of-pocket costs and expenses (which shall include the costs of salaries and benefits of employees who are solely dedicated to the management or defense of such Assumed RRD Contingent Liability but less any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service as managing the Assumed RRD Contingent Liability) related to or arising out of defending or managing any such Assumed RRD Contingent Liability from LSC and Donnelley Financial, as applicable, from time to time when invoiced, in advance of a final determination or resolution of any Action related to an Assumed RRD Contingent Liability. For US federal income Tax purposes, the Parties shall treat the payment of Assumed RRD Contingent Liabilities (and costs and expenses relating to Assumed RRD Contingent Liabilities, as the case may be) as set forth in a Tax Disaffiliation Agreement. It shall not be a defense to any obligation by any Party to pay any amounts, whether pursuant to this Article VII or in respect of Indemnifiable Losses pursuant to Article VIII, in respect of any Assumed RRD Contingent Liability that (i) such Party was not consulted in the defense or management thereof, (ii) that such Party’s views or opinions as to the conduct of such defense were not accepted or adopted, (iii) that such Party does not approve of the quality or manner of the defense thereof or (iv) that such Assumed RRD Contingent Liability was incurred by reason of a settlement rather than by a judgment or other determination of Liability (even if, subject in each case to Section 7.4 and Section 8.6, such settlement was effected without the consent or over the objection of such Party).

Section 7.2 Management of RRD Contingent Assets and Assumed RRD Contingent Liabilities.

(a) For purposes of this Article VII, “Managing Party” shall initially mean RRD; provided, however, that under certain circumstances another Party may become the Managing Party as may be otherwise agreed to in writing by the Parties.

(b) Except as provided in a Tax Disaffiliation Agreement (with respect to management of Tax audits), the Managing Party shall, on behalf of the other Parties, have sole and exclusive authority to commence, prosecute, manage, control, conduct or defend (or Assume the defense of) or otherwise determine all matters whatsoever (including, as applicable, litigation strategy and choice of legal counsel or other professionals) with respect to any RRD Contingent Asset and, on behalf of the other Parties, any Action or Third Party Claim with respect to an Assumed RRD Contingent Liability (including with respect to those RRD Contingent Assets and Assumed RRD Contingent Liabilities set forth on Schedule 1.1(204) and Schedule 1.1(18)). The Managing Party shall use its reasonable best efforts to promptly notify the other Parties in the event that it commences an Action with respect to a RRD Contingent Asset; provided, that the failure to provide such notice shall not give rise to any rights on the part of the other Parties against the Managing Party or affect any other provision of this Section 7.2. So long as the Managing Party has assumed and is actively and diligently conducting the defense of any Assumed RRD Contingent Liability in accordance with this Section 7.2(b), the other Parties will not consent to the entry of any judgment or enter into any settlement with respect to the Assumed RRD Contingent Liability without the prior written consent of the Managing Party , with such consent not to be unreasonably withheld, delayed or conditioned.

(c) Each Party acknowledges that the Managing Party may elect not to pursue any RRD Contingent Asset for any reason whatsoever (including a different assessment of the merits of any Action, claim or right than the other Parties or any business reasons that may be in the best interests of the Managing Party or a member of such Managing Party Group, without regard to the best interests of any member of the other Groups) and that no member of the Managing Party Group shall have any Liability to any Person (including any member of the other Parties’ Groups) as a result of any such determination.

(d) The Managing Party shall on a quarterly basis, or if a material development occurs as soon as reasonably practicable thereafter, fully inform the other Parties of the status of and developments relating to any matter involving a RRD Contingent Asset or Assumed RRD Contingent Liability and provide copies of any material document, notices or other materials related to such matters. Each Party shall cooperate fully with the Managing Party in its management of any of such RRD Contingent Asset or Assumed RRD Contingent Liability and shall take such actions in connection therewith that the Managing Party reasonably requests (including providing access to such Party’s Records and employees as set forth in Section 7.3).

(e) None of RRD, LSC or Donnelley Financial shall take, or permit any member of its respective Group to take, any action (including commencing any Action) or omit to take any action that may interfere with or that may adversely affect the rights and powers of the Managing Party pursuant to this Article VII.

(f) In the event of any dispute as to whether any Asset or Liability is a RRD Contingent Asset and/or an Assumed RRD Contingent Liability as set forth in Section 7.4(b), the Managing Party may, but shall not be obligated to, commence prosecution or other assertion of such claim or right pending resolution of such dispute. In the event that the Managing Party commences any such prosecution or assertion and, upon resolution of the dispute (pursuant to Article X or otherwise), it is determined that such Asset or Liability is not a RRD Contingent Asset or an Assumed RRD Contingent Liability and that such Asset or Liability belongs to another Party, pursuant to the provisions of this Agreement or any Ancillary Agreement, the Managing Party shall have the right to cease the prosecution or assertion of such right or claim and the applicable Parties shall cooperate to transfer the control thereof to the applicable other Party. In such event, the applicable other Party, shall promptly reimburse the Managing Party for all out-of-pocket costs and expenses incurred to such date in connection with the prosecution or assertion of such claim or right.

Section 7.3 Access to Information; Certain Services; Expenses.

(a) Access to Information and Employees by the Managing Party. Unless otherwise prohibited by Law or more specifically provided in a Tax Disaffiliation Agreement with respect to Tax audits and access to information related thereto, in connection with the management and disposition of any RRD Contingent Asset and/or any Assumed RRD Contingent Liability, each of the Parties shall make readily available to and afford to the Managing Party and its authorized accountants, counsel and other designated representatives reasonable access, subject to appropriate restrictions for classified, privileged or Confidential Information, to the employees, properties, and Information of such Party and the members of such Party’s Group insofar as such access relates to the relevant RRD Contingent Asset or Assumed RRD Contingent Liability; it being understood by the Parties that such access as well as any services provided pursuant to Section 7.3(b) below may require a significant time commitment on the part of such Party’s employees and that any such commitment shall not otherwise limit any of the rights or obligations set forth in this Article VII; it also being understood that such access and such services provided shall not unreasonably interfere with any of such Party’s employees’ normal functions. Nothing in this Section 7.3(a) shall require any Party to violate any agreement with any third party regarding the confidentiality of confidential and proprietary information relating to that third party or its business; provided, however, that in the event that a Party is required to disclose any such Information, such Party shall use commercially reasonable efforts to seek to obtain such third party’s written Consent to the disclosure of such Information or seek an appropriate protective order.

(b) Certain Services. Each of RRD, LSC and Donnelley Financial shall make available to the others, upon reasonable written request, its and its Subsidiaries’ officers, directors, employees and agents to assist in the management (including, if applicable, as witnesses in any Action) of any RRD Contingent Assets and Assumed RRD Contingent Liabilities to the extent that such Persons may reasonably be required in connection with the prosecution, defense or day-to-day management of any RRD Contingent Asset or Assumed RRD Contingent Liability. In respect of the foregoing, [Schedule 1.1(204) and Schedule 1.1(18)] set forth certain identified RRD Contingent Assets and Assumed RRD Contingent Liabilities, respectively, and identify (but does not limit) those employees and agents who shall assist the Managing Party in its management of the RRD Contingent Assets and Assumed RRD Contingent Liabilities.

(c) Costs and Expenses Relating to Access by the Managing Party. Except as otherwise provided in any Ancillary Agreement, the provision of access and other services pursuant to this Section 7.3 shall be at no additional cost or expense of the Managing Party or any other Party (other than for (i) actual out-of-pocket costs and expenses which are pre-paid or allocated as set forth in Section 7.1 and (ii) costs incurred directly or indirectly by such Party affording such access and other services which shall be the responsibility of such Party), unless such costs and expenses are incurred by RRD in connection with the provision of services and access due to its status as the remaining and legacy Business Entity (and not in its capacity as the parent company of the RRD Retained Business), in which case such costs and expenses shall be treated as Assumed RRD Contingent Liabilities (and shall be borne by the other Parties accordingly).

Section 7.4 Notice Relating to RRD Contingent Assets and Assumed RRD Contingent Liabilities; Disputes.

(a) In the event that any Party or any member of such Party’s Group or any of their respective Affiliates, becomes aware of (i) any Asset or Liability that may be a RRD Contingent Asset or Assumed RRD Contingent Liability, as the case may be (ii) any matter or occurrence that has given or could give rise to an RRD Contingent Asset or Assumed RRD Contingent Liability or (iii) any matter reasonably relevant to the Managing Party’s ongoing or future management, prosecution, defense and/or administration of any RRD Contingent Asset or Assumed RRD Contingent Liability, such Party shall promptly (but in any event within thirty (30) days of becoming aware, unless, by its nature the subject matter of such notice would require earlier notice) notify each of the relevant Managing Party and the other Party of any such matter (setting forth in reasonable detail the subject matter thereof); provided, however, that the failure to provide such notice shall not release any Party from any of its obligations under this Article VII except and solely to the extent that any such Party shall have been actually prejudiced as a result of such failure.

(b) In the event that any Party disagrees whether a claim, obligation, Asset and/or Liability is a RRD Contingent Asset or an Assumed RRD Contingent Liability or whether such claim, obligation, Asset or Liability is an Asset or Liability allocated to one of the Parties pursuant to this Agreement or any Ancillary Agreement, then such matter shall be resolved pursuant to and in accordance with the dispute resolution provisions set forth in Article X.

Section 7.5 Cooperation with Governmental Entity. If, in connection with any RRD Contingent Asset or Assumed RRD Contingent Liability, a Party is required by Law to respond to and/or cooperate with a Governmental Entity, such Party shall be entitled to cooperate and respond to such Governmental Entity after, to the extent practicable under the specific circumstances, consultation with the Managing Party of such RRD Contingent Asset or Assumed RRD Contingent Liability; provided, that to the extent such consultation was not practicable such Party shall promptly inform the Managing Party of such cooperation and/or response to the Governmental Entity and the subject matter thereof. In the event that any Party is requested or required by any Governmental Entity in connection with any RRD Contingent Asset or Assumed RRD Contingent Liability pursuant to written or oral question or request for Information or documents in any legal or administrative proceeding, review, interrogatory, subpoena, investigation, demand, or similar process, such Party will notify the Managing Party promptly of the request or requirement and such Party’s response thereto.

Section 7.6 Default. In the event that one or more of the Parties defaults in any full or partial payment in respect of any Assumed RRD Contingent Liability (as provided in this Article VII and in Article VIII), including the payment of the costs and expenses of the Managing Party, then each non-defaulting Party (including RRD) shall be required to pay a pro rata portion of the amount in default based on the non-defaulting Parties’ relative Applicable Percentage; provided, however, that any such payment by a non-defaulting Party shall in no way release the defaulting Party from its obligations to pay its obligations in respect of such Assumed RRD Contingent Liability (both for past and future obligations) and any non-defaulting Party may exercise any available legal remedies available against such defaulting Party; provided, further, that interest shall accrue on any such defaulted amounts at a rate per annum equal to the then applicable Prime Rate plus three percent (3%) (or the maximum legal rate, whichever is lower). In connection with the foregoing, it is expressly understood that any defaulting Party’s share of the proceeds from any RRD Contingent Asset may be used via a right of offset to satisfy, in whole or in part, the obligations of such defaulting Party; such rights of offset shall be applied in favor of the non-defaulting Party or Parties in proportion to the additional amounts paid by any such non-defaulting Party.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Release of Pre-Distribution Claims.

(a) Except (i) as provided in Section 8.1(b), (ii) as may be otherwise expressly provided in this Agreement or any Ancillary Agreement and (iii) for any matter for which any Party is entitled to indemnification or contribution pursuant to this Article VIII, each Party, for itself and each member of its respective Group, their respective Affiliates and all Persons who at any time prior to the Relevant Time were directors, officers, agents or employees of any member of their Group (in their respective capacities as such), in each case, together with their respective heirs, executors, administrators, successors and assigns, do hereby remise, release and forever discharge the other Parties and the other members of such other Parties’ Group, their respective Affiliates and all Persons who at any time prior to the Relevant Time were stockholders, directors, officers, agents or employees of any member of such other Parties (in their respective capacities as such), in each case, together with their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at Law or in equity (including any right of contribution), whether arising under any Contract, by operation of Law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Relevant Time, including in connection with the Plan of Reorganization and all other activities to implement the Distributions and any of the other transactions contemplated hereunder and under the Ancillary Agreements.

(b) Nothing contained in Section 8.1(a) and Section 2.4(a) shall impair or otherwise affect any right of any Party, and as applicable, a member of the Party’s Group to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings contemplated in this Agreement or any Ancillary Agreement that continue in effect after the Relevant Time. In addition, nothing contained in Section 8.1(a) shall release any person from:

(i) any Liability Assumed, Transferred or allocated to a Party or a member of such Party’s Group pursuant to or contemplated by, or any other Liability of any member of such Group under, this Agreement or any Ancillary Agreement including (A) with respect to RRD, any RRD Retained Liability, (B) with respect to LSC, any LSC Liability, and (C) with respect to Donnelley Financial, any Donnelley Financial Liability;

(ii) any Liabilities that may arise out of the RRD Retained Assets, LSC Assets or Donnelley Financial Assets;

(iii) any Liability for the sale, lease, construction or receipt of goods, property or services purchased, obtained or used in the ordinary course of business by a member of one Group from a member of any other Group prior to the Relevant Time;

(iv) any Liability for unpaid amounts for products or services or refunds owing on products or services due on a value-received basis for work done by a member of one Group at the request or on behalf of a member of another Group;

(v) any Liability provided in or resulting from any other Contract or understanding that is entered into or in effect after the Relevant Time between any Party (and/or a member of such Party’s or Parties’ Group), on the one hand, and any other Party or Parties (and/or a member of such Party’s or Parties’ Group), on the other hand;

(vi) any Liability with respect to an Assumed RRD Contingent Liability or Liability that may arise out of RRD Contingent Assets pursuant to Article VII;

(vii) any Liability with respect to any Commercial Arrangements set forth on [Schedule 1.1(28)];

(viii) any Liability that the Parties may have with respect to indemnification or contribution pursuant to this Agreement or otherwise for claims brought against the Parties by third Persons, which Liability shall be governed by the provisions of this Article VIII and, if applicable, the appropriate provisions of the Ancillary Agreements.

In addition, nothing contained in Section 8.1(a) shall release RRD from indemnifying any director, officer or employee of LSC and Donnelley Financial who was a director, officer or employee of RRD or any of its Affiliates on or prior to the Relevant Time or the Final Separation Date, as the case may be, to the extent such director, officer or employee is or becomes a named defendant in any Action with respect to which he or she was entitled to such indemnification pursuant to then existing obligations.

(c) Each Party shall not, and shall not permit any member of its Group to make, any claim, demand or offset, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against any other Party or any member of any other Party’s Group, or any other Person released pursuant to Section 7.1(a), with respect to any Liabilities released pursuant to Section 8.1(a).

(d) It is the intent of each Party, by virtue of the provisions of this Section 8.1, to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Relevant Time, whether known or unknown, between or among any Party (and/or a member of such Party’s Group), on the one hand, and any other Party or Parties (and/or a member of such Party’s or parties’ Group), on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Relevant Time), except as specifically set forth in Section 8.1(a) and Section 8.1(b). At any time, at the reasonable request of any other Party, each Party shall cause each member of its respective Group and, to the extent practicable each other Person on whose behalf it released Liabilities pursuant to this Section 8.1 to execute and deliver releases reflecting the provisions hereof.

Section 8.2 Indemnification by RRD. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, following (a) the LSC Distribution Date (with respect to the LSC Indemnitees) and (b) the Donnelley Financial Distribution Date (with respect to the Donnelley Financial Indemnitees), RRD shall and shall cause the other members of the RRD Group to indemnify, defend and hold harmless the LSC Indemnitees and the Donnelley Financial Indemnitees from and against any and all Indemnifiable Losses of the LSC Indemnitees and the Donnelley Financial Indemnitees, respectively, arising out of, by reason of or otherwise in connection with (i) the RRD Retained Liabilities or alleged RRD Retained Liabilities, (ii) any Liabilities arising out of RRD Retained Assets or alleged RRD Retained Assets or (iii) any breach by RRD of any provision of this Agreement or any Ancillary Agreement unless such Ancillary Agreement expressly provides for separate indemnification therein, in which case any such indemnification claims shall be made thereunder.

Section 8.3 Indemnification by LSC. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, LSC shall and shall cause the other members of the LSC Group to indemnify, defend and hold harmless the RRD Indemnitees and the Donnelley Financial Indemnitees from and against any and all Indemnifiable Losses of the RRD Indemnitees and the Donnelley Financial Indemnitees, respectively, arising out of, by reason of or otherwise in connection with (a) the LSC Liabilities or alleged LSC Liabilities, (b) any Liabilities arising out of RRD Retained Assets or alleged RRD Retained Assets or (c) any breach by LSC of any provision of this Agreement or any Ancillary Agreement unless such Ancillary Agreement expressly provides for separate indemnification therein, in which case any such indemnification claims shall be made thereunder.

Section 8.4 Indemnification by Donnelley Financial. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, Donnelley Financial shall and shall cause the other members of the Donnelley Financial Group to indemnify, defend and hold harmless the RRD Indemnitees and the LSC Indemnitees from and against any and all Indemnifiable Losses of the RRD Indemnitees and the LSC Indemnitees, respectively, arising out of, by reason of or otherwise in connection with (a) the Donnelley Financial Liabilities or alleged Donnelley Financial Liabilities, (b) any Liabilities arising out of RRD Retained Assets or alleged RRD Retained Assets or (c) any breach by Donnelley Financial of any provision of this Agreement or any Ancillary Agreement unless such Ancillary Agreement expressly provides for separate indemnification therein, in which case any such indemnification claims shall be made thereunder.

Section 8.5 Procedures for Indemnification.

(a) An Indemnitee shall give the Indemnifying Party notice of any matter that an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement (other than a Third Party Claim which shall be governed by Section 8.5(b)), within thirty (30) days of such determination, stating the amount of the Indemnifiable Loss claimed, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed by such Indemnitee or arises; provided, however, that the failure to provide such written notice shall not release the Indemnifying Party from any of its obligations except and solely to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

(b) Third Party Claims. If a claim or demand is made against a RRD Indemnitee, a LSC Indemnitee or a Donnelley Financial Indemnitee (each, an “Indemnitee”) by any Person who is not a party to this Agreement (a “Third Party Claim”) as to which such Indemnitee is or may be entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the Party (and, if applicable, the Managing Party) which is or may be required pursuant to this Article VIII or pursuant to any Ancillary Agreement to make such indemnification (the “Indemnifying Party”) in writing, and in reasonable detail, of the Third Party Claim promptly and in any event by the date (the “Outside Notice Date”) that is the tenth Business Day after receipt by such Indemnitee of written notice of the Third Party Claim (such written notice, the “Third Party Claim Notice”). If any Party shall receive Third Party Claim Notice or otherwise learn of the assertion of a Third Party Claim which may reasonably be determined to be an Assumed RRD Contingent Liability, such Party, as appropriate, shall give the Managing Party (as determined pursuant to Article VI) the Third Party Claim Notice thereof within ten (10) Business Days after such Person becomes aware of such Third Party Claim; provided, however, that the failure to provide the Third Party Claim Notice of any such Third Party Claim pursuant to this or the preceding sentence shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period beginning immediately after the Outside Notice Date and ending on the date that the Indemnitee gives the required Third Party Claim Notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within ten (10) Business Days) after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

(c) Other than in the case of (i) an Assumed RRD Contingent Liability (the defense of which shall be assumed and controlled by the Managing Party as provided for in Article VI), (ii) indemnification pursuant to a Tax Disaffiliation Agreement or (iii) indemnification by a beneficiary Party of a guarantor Party pursuant to Section 2.10(c) (the defense of which shall be assumed and controlled by the beneficiary Party), an Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party, provided, however, that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall, within thirty (30) days following receipt of the Third Party Claim Notice (or sooner if the nature of the Third Party Claim so requires), notify the Indemnitee of its intent to do so, and the Indemnifying Party shall thereafter not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that such Indemnitee shall have the right to employ counsel to represent such Indemnitee if, in such Indemnitee’s reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim which would make representation of both such parties by one counsel inappropriate, and in such event the fees and expenses of such separate counsel shall be paid by such Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, subject to the proviso of the preceding sentence, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to or elected not to assume the defense thereof (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above); provided, further, that if (i) the Third Party Claim is not an Assumed RRD Contingent Liability and (ii) the Indemnifying Party has assumed the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions to such defense, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

(d) Other than in the case of an Assumed RRD Contingent Liability, if the Indemnifying Party acknowledges in writing responsibility under this Article VIII for a Third Party Claim, regardless of the Indemnifying Party’s election to assume the defense thereof or not in accordance with the provisions of Section 8.5(c), then in no event will the Indemnitee admit any Liability with respect to, or settle, compromise or discharge, any Third Party Claim that is not an Assumed RRD Contingent Liability (with any Assumed RRD Contingent Liability handled in accordance with Article VII) without the Indemnifying Party’s prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder in writing with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing Liability for a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the Liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee or admit any wrongdoing by the Indemnitee. Other than in the case of an Assumed RRD Contingent Liability, if an Indemnifying Party elects not to assume the defense of a Third Party Claim, or fails to notify an Indemnitee of its election to do so as provided herein, or an Indemnifying Party refuses to acknowledge in writing or otherwise disputes its responsibility for such Third Party Claim, such Indemnitee may compromise, settle or defend such Third Party Claim.

(e) In the event and to the extent of payment by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

Section 8.6 Cooperation in Defense and Settlement.

(a) With respect to any Third Party Claim that is not an Assumed RRD Contingent Liability, the Parties shall cooperate as may reasonably be required in connection with the investigation, defense, prosecution and/or settlement of any Third Party Claim. In furtherance of this obligation, the Parties agree that if an Indemnifying Party chooses to assume the defense of, or to compromise or settle, any Third Party Claim, the Indemnitee shall use its commercially reasonable efforts to make available to the Indemnifying Party, upon written request, (x) their former and then current directors, officers, employees and agents and those of their subsidiaries as witnesses and (y) as soon as reasonably practicable following the receipt of such written request, any agreements, books, records, files or other documents within its control or which it otherwise has the ability to make available, to the extent that (i) any such Person, agreements, books, records, files or other documents may reasonably be required in connection with such defense, settlement, prosecution or compromise and (ii) making such Person, agreements, books records or other documents so available would not constitute a waiver of the attorney-client privilege of the Indemnitee. At the request of an Indemnifying Party, an Indemnitee shall enter into a reasonably acceptable joint defense agreement.

(b) Each of RRD, LSC and Donnelley Financial agrees that at all times from and after the Effective Time, if an Action is commenced by a third party with respect to which one or more named Parties (or any member of such Party’s respective Group) is a nominal defendant and/or such Action is otherwise not a Liability allocated to such named

Party under this Agreement or any Ancillary Agreement, then the other Party or Parties shall use reasonable best efforts to cause such nominal defendant to be removed from such Action, as soon as reasonably practicable.

(c) Except in the case of fraud or willful misconduct, except as set forth in Section 12.20, the remedies provided in this Article VIII shall be the exclusive remedy and shall preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

Section 8.7 Indemnification Payments. Indemnification required by this Article VIII shall be made by periodic payments of the amount thereof in a timely fashion during the course of the investigation or defense, as and when bills are received or an Indemnifiable Loss or Liability is incurred.

Section 8.8 Contribution.

(a) If the indemnification provided for in Section 8.2(b)(ii), Section 8.3(b) and Section 8.4(b), including in respect of any Assumed RRD Contingent Liability, is unavailable to, or insufficient to hold harmless an Indemnitee under this Agreement or any Ancillary Agreement in respect of any Liabilities referred to herein or therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnitee as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnitee in connection with the actions or omissions that resulted in Liabilities as well as any other relevant equitable considerations. With respect to the foregoing, the relative fault of such Indemnifying Party and Indemnitee shall be determined by reference to, among other things, the Information supplied by such Indemnifying Party or Indemnitee, and the parties’ relative intent, knowledge, access to Information and opportunity to correct or prevent any statement or omission.

(b) The Parties agree that it would not be just and equitable if contribution pursuant to this Section 8.8 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8.8(a). The amount paid or payable by an Indemnitee as a result of the Liabilities referred to in Section 8.8(a) shall be deemed to include, subject to the limitations set forth above, any legal or other fees or expenses reasonably incurred by such Indemnitee in connection with investigating any claim or defending any Action. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 8.9 Indemnification Obligations Net of Insurance Proceeds and Other Amounts.

(a) Any Indemnifiable Loss subject to indemnification or contribution pursuant to this Article VIII including, for the avoidance of doubt, in respect of any Assumed RRD Contingent Liability, will be calculated (i) net of Insurance Proceeds that actually reduce the amount of the Indemnifiable Loss, (ii) net of any proceeds received by the Indemnitee from any third party for indemnification for such Liability that actually reduce the amount of the Indemnifiable Loss (“Third Party Proceeds”), and (iii) net of any Tax benefits actually realized in accordance with, and subject to, the principles set forth or referred to in a Tax Disaffiliation Agreement, and increased in accordance with, and subject to, the principles set forth in a Tax Disaffiliation Agreement. Accordingly, the amount which any Indemnifying Party is required to pay pursuant to this Article VIII to any Indemnitee pursuant to this Article VIII will be reduced by any Insurance Proceeds or Third Party Proceeds theretofore actually recovered by or on behalf of the Indemnitee in respect of the related Indemnifiable Loss. If an Indemnitee receives a payment required by this Agreement from an Indemnifying Party in respect of any Indemnifiable Loss (an “Indemnity Payment”) and subsequently receives Insurance Proceeds or Third Party Proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds or Third Party Proceeds had been received, realized or recovered before the Indemnity Payment was made.

(b) The Parties acknowledge that the indemnification and contributions hereof do not relieve any insurer who would otherwise be obligated to pay any claim to pay such claim. In furtherance of the foregoing, the Indemnitee shall use reasonable best efforts to seek to collect or recover any third-party Insurance Proceeds and any Third Party Proceeds (other than Insurance Proceeds under an arrangement where future premiums are adjusted to reflect prior claims in excess of prior premiums) to which the Indemnitee is entitled in connection with any Indemnifiable Loss for which the Indemnitee seeks contribution or indemnification pursuant to this Article VIII; provided, that the Indemnitee’s inability to collect or recover any such Insurance Proceeds or Third Party Proceeds shall not limit the Indemnifying Party’s obligations hereunder.

Section 8.10 Additional Matters; Survival of Indemnities.

(a) The indemnity and contribution agreements contained in this Article VIII shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee; (ii) the knowledge by the Indemnitee of Indemnifiable Losses for which it might be entitled to indemnification or contribution hereunder; and (iii) any termination of this Agreement.

(b) The rights and obligations of each Party and their respective Indemnitees under this Article VIII shall survive the sale or other Transfer by any Party or its respective Subsidiaries of any Assets or businesses or the assignment by it of any Liabilities.

(c) Each Party shall, and shall cause the members of its respective Group to, preserve and keep their Records relating to financial reporting, internal audit, employee benefits, past acquisition or disposition transactions, claims, demands, actions, and email files and backup tapes regarding any of the foregoing as such pertains to any period prior to the Effective Time in their possession, whether in electronic form or otherwise, until the latest of, as applicable (i) ten (10) years following the Final Separation Date or (ii) the date on which such Records are no longer required to be retained pursuant to such Party’s applicable record retention policy and schedules as in effect immediately prior to the Final

Separation Date; provided, however, to the extent a Tax Disaffiliation Agreement provides for a longer period of retention of Tax Records, such longer period as provided in a Tax Disaffiliation Agreement shall control.

ARTICLE IX

CONFIDENTIALITY; ACCESS TO INFORMATION

Section 9.1 Provision of Corporate Records. Other than in circumstances in which indemnification is sought pursuant to Article VIII (in which event the provisions of such Article will govern) or for matters related to provision of Tax records (in which event the provisions of the applicable Tax Disaffiliation Agreement will govern) and without limiting the applicable provisions of Article VII, and subject to appropriate restrictions for classified, privileged or Confidential Information:

(a) After the applicable Relevant Time, upon the prior written request by LSC or Donnelley Financial for specific and identified Information which relates to (x) LSC or Donnelley Financial or the conduct of the LSC Business or Donnelley Financial Business, as the case may be, up to the applicable Distribution Date, or (y) any Ancillary Agreement to which RRD and one or more of LSC and/or Donnelley Financial are parties, as applicable, RRD shall provide, as soon as reasonably practicable following the receipt of such request, appropriate copies of such Information (or the originals thereof if the Party making the request has a reasonable need for such originals) in the possession or control of RRD or any of its Affiliates or Subsidiaries, but only to the extent such items so relate and are not already in the possession or control of the requesting Party.

(b) After the LSC Distribution Date, upon the prior written request by RRD or Donnelley Financial for specific and identified Information which relates to (x) RRD or Donnelley Financial or the conduct of the RRD Retained Business or Donnelley Financial Business, as the case may be, up to the LSC Distribution Date, or (y) any Ancillary Agreement to which LSC and one or more of RRD and/or Donnelley Financial are parties, as applicable, LSC shall provide, as soon as reasonably practicable following the receipt of such request, appropriate copies of such Information (or the originals thereof if the Party making the request has a reasonable need for such originals) in the possession or control of LSC or any of its Subsidiaries, but only to the extent such items so relate and are not already in the possession or control of the requesting Party.

(c) After the Donnelley Financial Distribution Date, upon the prior written request by RRD or LSC for specific and identified Information which relates to (x) RRD or LSC or the conduct of the RRD Retained Business or LSC Business, as the case may be, up to the Donnelley Financial Distribution Date, or (y) any Ancillary Agreement to which Donnelley Financial and one or more of RRD and/or LSC are parties, as applicable, Donnelley Financial shall provide, as soon as reasonably practicable following the receipt of such request, appropriate copies of such Information (or the originals thereof if the Party making the request has a reasonable need for such originals) in the possession or control of Donnelley Financial or any of its Subsidiaries, but only to the extent such items so relate and are not already in the possession or control of the requesting Party.

Section 9.2 Access to Information. Other than in circumstances in which indemnification is sought pursuant to Article VIII (in which event the provisions of such Article will govern) or for access with respect to Tax matters (in which event the provisions of a Tax Disaffiliation Agreement will govern) and without limiting the applicable provisions of Article VII, from and after the applicable Relevant Time, each of RRD, LSC and Donnelley Financial shall afford to the other and its authorized accountants, counsel and other designated representatives reasonable access during normal business hours, subject to appropriate restrictions for classified, privileged or Confidential Information, to the personnel, properties, and Information of such Party and its Subsidiaries insofar as such access is reasonably required by the other Party and relates to (x) such other Party or the conduct of its business prior to the Relevant Time or (y) any Ancillary Agreement to which each of the Party requesting such access and the Party requested to grant such access are Parties. Nothing in this Section 9.2 shall require any Party to violate any agreement with any third party regarding the confidentiality of confidential and proprietary information relating to that third party or its business; provided, however, that in the event that a Party is required to disclose any such Information, such Party shall use reasonable best efforts to seek to obtain such third party Consent to the disclosure of such Information. Nothing herein shall alter or affect any confidentiality provisions of any of the Ancillary Agreements, or any Commercial Arrangement.

Section 9.3 Witness Services. At all times from and after the Relevant Time, each of RRD, LSC and Donnelley Financial shall use its reasonable best efforts to make available to the others, upon reasonable written request, its and its Subsidiaries’ officers, directors, employees, consultants and agents as witnesses to the extent that (i) such Persons may reasonably be required to testify in connection with the prosecution or defense of any Action in which the requesting Party may from time to time be involved (except for claims, demands or Actions between members of each Group) and (ii) there is no conflict in the Action between the requesting Party and RRD, LSC and Donnelley Financial, as applicable. A Party providing a witness to the other Party under this Section shall be entitled to receive from the recipient of such services, upon the presentation of invoices therefor, payments for such amounts, relating to disbursements and other out-of-pocket expenses (which shall not include the costs of salaries and benefits of employees who are witnesses or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service as witnesses), as may be reasonably incurred and properly paid under applicable Law.

Section 9.4 Reimbursement; Other Matters. Except to the extent otherwise contemplated by this Agreement (including Section 7.3) or any Ancillary Agreement a Party providing Information or access to Information to the other Party under this Article IX shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Information or access to such Information.

Section 9.5 Confidentiality.

(a) Notwithstanding any termination of this Agreement, for a period of three (3) years from the Effective Time the Parties shall hold, and shall cause each of their respective Subsidiaries to hold, and shall each cause their respective officers, employees, agents, consultants and advisors to hold, in strict confidence, and not to disclose or release or use, without the prior written consent of the other Party (which may be withheld in such Party’s sole and absolute discretion, except where disclosure is required by applicable Law), any and all Confidential Information (as defined herein) concerning any other Party; provided, that the Parties may disclose, or may permit disclosure of, Confidential Information (i) to their respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such Information and are informed of their obligation to hold such Information confidential to the same extent as is applicable to the Parties and in respect of whose failure to comply with such obligations, the applicable Party will be responsible, (ii) if the Parties or any of their respective Subsidiaries are required or compelled to disclose any such Confidential Information by judicial or administrative process or by other requirements of Law or stock exchange rule, (iii) as required in connection with any legal or other proceeding by one Party against any other Party, or (iv) as necessary in order to permit a Party to prepare and disclose its financial statements, Tax Returns or other required disclosures. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause (ii) above, each Party, as applicable, shall promptly notify the other of the existence of such request or demand and shall provide the other a reasonable opportunity to seek an appropriate protective order or other remedy, which such Parties will cooperate in obtaining. In the event that such appropriate protective order or other remedy is not obtained, the Party whose Confidential Information is required to be disclosed shall or shall cause the other applicable Party or Parties to furnish, or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed and shall take commercially reasonable steps to ensure that confidential treatment is accorded such Information.

(b) Notwithstanding anything to the contrary set forth herein, (i) the Parties shall be deemed to have satisfied their obligations hereunder with respect to Confidential Information if they exercise the same degree of care (but no less than a reasonable degree of care) as they take to preserve confidentiality for their own similar Information and (ii) confidentiality obligations provided for in any agreement between each Party or its Subsidiaries and their respective employees shall remain in full force and effect. Notwithstanding anything to the contrary set forth herein, Confidential Information of any Party in the possession of and used by any other Party as of the Relevant Time may continue to be used by such Party in possession of the Confidential Information in and only in the operation of the LSC Business, the Donnelley Financial Business or the RRD Retained Business, as the case may be; provided, that such use is not competitive in nature, and may be used only so long as the Confidential Information is maintained in confidence and not disclosed in violation of Section 9.5(a). Such continued right to use may not be transferred (directly or indirectly) to any third party without the prior written consent of the applicable Party, except pursuant to Section 12.9.

(c) Each of the Parties acknowledges that it and the other members of their respective Groups may have in their possession confidential or proprietary Information of third parties that was received under confidentiality or non-disclosure agreements with such third party while part of the RRD Group. Each of the Parties will hold, and will cause the other members of their respective Groups and their respective representatives to hold, in strict confidence the confidential and proprietary Information of third parties to which they or any other member of their respective Groups has access, in accordance with the terms of any agreements entered into prior to the Relevant Time between one or more members of the RRD Group (whether acting through, on behalf of, or in connection with, the separated Businesses) and such third parties.

Section 9.6 Privileged Matters.

(a) Pre-Separation Services. The Parties recognize that legal and other professional services that have been and will be provided prior to the Relevant Time have been and will be rendered for the collective benefit of each of the members of the RRD Group, the LSC Group and the Donnelley Financial Group, including with regard to the transactions contemplated herein, and that each of the members of the RRD Group, the LSC Group and the Donnelley Financial Group should be deemed to be the client with respect to such pre-separation services for the purposes of asserting all privileges which may be asserted under applicable Law.

(b) Post-Separation Services. The Parties recognize that legal and other professional services will be provided following the Relevant Time which will be rendered solely for the benefit of RRD, LSC or Donnelley Financial, as the case may be. With respect to such post-separation services, the Parties agree as follows:

(i) RRD shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged Information which relates solely to the RRD Retained Business, whether or not the privileged Information is in the possession of or under the control of RRD, LSC or Donnelley Financial. RRD shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged Information that relates solely to the subject matter of any claims constituting RRD Retained Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by RRD, whether or not the privileged Information is in the possession of or under the control of RRD, LSC or Donnelley Financial;

(ii) LSC shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged Information which relates solely to the LSC Business, whether or not the privileged Information is in the possession of or under the control of RRD, LSC or Donnelley Financial. LSC shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged Information that relates solely to the subject matter of any claims constituting LSC Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by LSC, whether or not the privileged Information is in the possession of or under the control of RRD, LSC or Donnelley Financial; and

(iii) Donnelley Financial shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged Information which relates solely to the Donnelley Financial Business, whether or not the privileged Information is in the possession of or under the control of RRD, LSC or

Donnelley Financial. Donnelley Financial shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged Information that relates solely to the subject matter of any claims constituting Donnelley Financial Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Donnelley Financial, whether or not the privileged Information is in the possession of or under the control of RRD, LSC or Donnelley Financial.

(c) The Parties agree that they shall have a shared privilege, with equal right to assert or waive, subject to the restrictions in this Section 9.6, with respect to all privileges not allocated pursuant to the terms of Section 9.6(b). All privileges relating to any claims, proceedings, litigation, disputes, or other matters which involve two or more of RRD, LSC or Donnelley Financial in respect of which two or more of such Parties retain any responsibility or Liability under this Agreement, shall be subject to a shared privilege among them.

(d) No Party may waive any privilege which could be asserted under any applicable Law, and in which any other Party has a shared privilege, without the consent of the other Party, with such consent not to be unreasonably withheld, delayed or conditioned, or as provided in subsections (e) or (f) below. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within twenty (20) days after notice upon the other Party requesting such consent.

(e) In the event of any litigation or dispute between or among any of the Parties, or any members of their respective Groups, either such Party may waive a privilege in which the other Party or member of such Group has a shared privilege, with regard to the matters at issue in the litigation or dispute, without obtaining the consent of the other Party; provided, that such waiver of a shared privilege shall be effective only as to the use of Information with respect to the litigation or dispute between the relevant Parties and/or the applicable members of their respective Groups, and (i) shall not constitute a subject matter waiver with regard to all topic similar to topics at issue in the litigation or dispute, and (ii) shall not operate as a waiver of the shared privilege with respect to third parties.

(f) In the event of any litigation or dispute between or among any of the Parties, or any members of their respective Groups, neither internal nor external counsel for the members of the RRD Group, the LSC Group and the Donnelley Financial Group, including with regard to the transactions contemplated herein, will be subject to disqualification. For the avoidance of doubt, in the event of any litigation or dispute between or among the Parties, or any members of their respective Groups, each Party agrees not to request disqualification of any employee of any Party from providing legal services to its employer on the basis that it was a former employee of RRD.

(g) If a dispute arises between or among the Parties or their respective Subsidiaries regarding whether a privilege should be waived to protect or advance the interest of any Party, each Party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other Parties, and shall not unreasonably withhold consent to any request for waiver by another Party. Each Party specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

(h) Upon receipt by any Party or by any Subsidiary thereof of any subpoena, discovery or other request which arguably calls for the production or disclosure of Information subject to a shared privilege or as to which another Party has the sole right hereunder to assert a privilege, or if any Party obtains knowledge that any of its or any of its Subsidiaries’ current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such privileged Information, such Party shall promptly notify the other Party or Parties of the existence of the request and shall provide the other Party or Parties a reasonable opportunity to review the Information and to assert any rights it or they may have under this Section 9.6 or otherwise to prevent the production or disclosure of such privileged Information.

(i) The transfer of all Information pursuant to this Agreement is made in reliance on the agreement of RRD, LSC or Donnelley Financial as set forth in Section 9.5 and this Section 9.6, to maintain the confidentiality of privileged Information and to assert and maintain all applicable privileges. The access to Information being granted pursuant to Section 7.3, Section 8.6, Section 9.1 and Section 9.2 hereof, the agreement to provide witnesses and individuals pursuant to Section 7.3, Section 8.6 and Section 9.3 hereof, the furnishing of notices and documents and other cooperative efforts contemplated by Section 7.5 and Section 8.6 hereof, and the transfer of privileged Information between and among the Parties and their respective Subsidiaries pursuant to this Agreement shall not be deemed a waiver of any privilege that has been or may be asserted under this Agreement or otherwise.

(j) Notwithstanding any provision to the contrary in this Section 9.6, the Audit Management Party (as defined in a Tax Disaffiliation Agreement) shall have the authority to disclose or not disclose, in its sole discretion, any and all privileged Information to (i) any Taxing Authority (as defined in a Tax Disaffiliation Agreement) conducting a Tax Audit (as defined in a Tax Disaffiliation Agreement) or (ii) to third parties in connection with connection with the defense of a Tax Audit, including, expert witnesses, accountants and other advisors, potential witnesses and other parties whose assistance is deemed, in the sole discretion of the Audit Management Party, to be necessary or beneficial to representing the interests of the Parties hereunder.

Section 9.7 Ownership of Information. Any Information owned by one Party or any of its Subsidiaries that is provided to a requesting Party pursuant to this Article IX shall be deemed to remain the property of the providing Party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

Section 9.8 Record Retention.

(a) To facilitate the possible exchange of Information pursuant to this Article IX and other provisions of this Agreement, from and after the Effective Time, the Parties agree to use their commercially reasonable efforts to retain all Information in their respective possession or control in accordance with RRD’s current Record Retention Policy in effect on the date hereof and attached hereto as Schedule 9.8 or ordinary course practices of RRD in effect as of the Effective Time (including any Information that is subject to a “Litigation Hold” issued by any Party prior to the Effective Time) or such other document retention policies as may be reasonably adopted by the applicable party from and after the Effective Time (provided that such other document retention policies at least provide for the retention of documents until the expiration of any applicable statute of limitations and as otherwise required by applicable Law).

(b) Notwithstanding anything to the contrary herein, no Party will destroy, or permit any of its Subsidiaries to destroy, any Information contemplated by Section 9.2 without first offering to deliver such Information to the other Parties, at the other Parties’ cost and expense; provided that (i) in the case of any Information relating to a pending or threatened Action that is known to a member of the Group in possession of such Information, the Parties shall comply with the requirements of the applicable “Litigation Hold” (provided that with respect to any pending or threatened Action arising after the Effective Time, the requirements of this clause (i) shall apply only to the extent that the member of the RRD Group, LSC Group or Donnelley Financial Group that is in possession of such Information has been notified in writing pursuant to a “Litigation Hold” of such pending or threatened Action); and (ii) in no event shall a Party destroy, or permit any of its Subsidiaries to destroy, any Information required to be retained by applicable Law.

(c) In the event of any Party’s or any of its Subsidiaries’ inadvertent failure to comply with its applicable document retention policies as required under this Section 9.8, such Party shall be liable to the other Party solely for the amount of any monetary fines or penalties imposed or levied against such other party by a governmental authority (which fines or penalties shall not include any Liabilities asserted in connection with the claims underlying the applicable Action, other than fines or penalties resulting from any claim of spoliation) as a result of such other Party’s inability to produce Information caused by such inadvertent failure and, notwithstanding Article VII, shall not be liable to such other party for any other Liabilities in connection therewith. Notwithstanding the foregoing, no party shall have any Liability to any other party if any Information is destroyed, provided that such party has used its reasonable best efforts to comply with Section 9.8(a) and Section 9.8(b).

Section 9.9 Liability for Information Provided. No Party shall have any Liability to any other Party in the event that any Information exchanged or provided pursuant to this Agreement is found to be inaccurate, in the absence of willful misconduct by the Party providing such Information.

Section 9.10 Other Agreements. The rights and obligations granted under this Article IX are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in any Ancillary Agreement.

ARTICLE X

DISPUTE RESOLUTION

Section 10.1 Negotiation. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including any claim based on contract, tort, statute or constitution (but excluding any controversy, dispute or claim arising out of any Contract relating to the use or lease of real property if any Third Party is a necessary party to such controversy, dispute or claim) (collectively, “Agreement Disputes”), the Party claiming such Agreement Dispute shall give written notice to the other Party setting forth the Agreement Dispute and a brief description thereof (a “Dispute Notice”) pursuant to the terms of the notice provisions of Section 12.6 hereof. Following delivery of a Dispute Notice, the general counsels of the relevant Parties and/or such other executive officer designated by the relevant Party shall negotiate for a reasonable period of time to settle such Agreement Dispute; provided, that such reasonable period shall not, unless otherwise agreed by the Parties in writing, exceed forty-five (45) calendar days from the time of receipt by a Party of a Dispute Notice; provided further, that in the event of any arbitration in accordance with Section 10.3 hereof, the relevant Parties shall not assert the defenses of statute of limitations and laches arising during the period beginning after the date of receipt of the Dispute Notice, and any contractual time period or deadline under this Agreement to which such Agreement Dispute relates occurring after the Dispute Notice is received shall not be deemed to have passed until such Agreement Dispute has been resolved.

Section 10.2 Mediation. If, within forty-five (45) calendar days (or such longer period as may be agreed in writing between the Parties) after receipt by a Party of a Dispute Notice, the Parties have not succeeded in negotiating a resolution of the Agreement Dispute, the Parties agree to submit the Agreement Dispute at the earliest possible date to mediation conducted in accordance with the Commercial Mediation Rules of the American Arbitration Association (“AAA”), and to bear equally the costs of the mediation; provided, however, that each Party shall bear its own costs in connection with such mediation. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of thirty (30) days or such longer period as they may mutually agree following the initial mediation session (the “Mediation Period”).

Section 10.3 Arbitration. If the Agreement Dispute has not been resolved for any reason after the Mediation Period, such Agreement Dispute shall be determined, at the request of either relevant Party, by arbitration conducted in Chicago, Illinois, before and in accordance with the then-existing Commercial Arbitration Rules of the AAA, except as modified herein (the “Rules”). There shall be three arbitrators. Each Party shall appoint one arbitrator within twenty (20) calendar days of receipt by respondent of a copy of the demand for arbitration. The two party-appointed arbitrators shall have twenty (20) calendar days from the appointment of the second arbitrator to agree on a third arbitrator who shall chair the arbitral tribunal. Any arbitrator not timely appointed by the Parties under this Section 10.3 shall be appointed by the AAA in accordance with the listing, ranking and striking method in the Rules, and in any such procedure, each Party shall be given a limited number of strikes, excluding strikes for cause. Any controversy concerning whether an Agreement Dispute is an arbitrable Agreement Dispute, whether arbitration has been waived, whether an assignee of this Agreement is bound to arbitrate, or as to the interpretation of enforceability of this Article X shall be determined by the arbitrators. In resolving any Agreement Dispute, the Parties intend that the arbitrators shall apply the substantive laws of the State of Illinois, without regard to any choice of law principles thereof that would mandate the application of the laws of another jurisdiction. The Parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable, and any award rendered by the arbitrators shall be final and binding on the Parties. The Parties agree to comply with any award made in any such arbitration proceedings and agree to enforcement of or entry of judgment upon such award in the United States District Court for the Northern District of Illinois. The arbitrators shall be entitled, if appropriate, to award any remedy in such proceedings, including monetary damages, specific performance and all other forms of legal and equitable relief; provided, however, the arbitrators shall not be entitled to award punitive, exemplary, treble or any other form of non-compensatory damages except (i) in connection with indemnification for a Third Party Claim (and in such a case, only to the extent awarded in such Third Party Claim).

Section 10.4 Arbitration Period. Any arbitration proceeding shall be concluded in a maximum of six (6) months from the commencement of the arbitration. The parties involved in the proceeding may agree in writing to extend the arbitration period if necessary to appropriately resolve the Agreement Dispute.

Section 10.5 Treatment of Negotiations, Mediation and Arbitration. Without limiting the provisions of the Rules, unless otherwise agreed in writing by or among the relevant Parties or permitted by this Agreement, the relevant Parties shall keep confidential all matters relating to and any negotiation, mediation, conference, arbitration, discussion or arbitration award pursuant to this Article X shall be treated as compromise and settlement negotiations for purposes of Rule 408 of the Federal Rules of Evidence and comparable state rules; provided, that such matters may be disclosed (i) to the extent reasonably necessary in any proceeding brought to enforce the award or for entry of a judgment upon the award and (ii) to the extent otherwise required by Law or stock exchange. Nothing said or disclosed, nor any document produced, in the course of any negotiations, conferences and discussions that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration. Nothing contained herein is intended to or shall be construed to prevent any Party from applying to any court of competent jurisdiction for interim measures or other provisional relief in connection with the subject matter of any Agreement Disputes. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any Party to respect the arbitral tribunal’s orders to that effect.

Section 10.6 Continuity of Service and Performance. Unless otherwise agreed in writing, the Parties will continue to provide Services and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article X with respect to all matters not subject to such dispute resolution.

Section 10.7 Consolidation. The arbitrators may consolidate any Agreement Disputes under this Agreement if the subject of the Agreement Disputes thereunder arise out of or relate essentially to the same set of facts or transactions. Such consolidated arbitration shall be determined by the arbitrator appointed for the arbitration proceeding that was commenced first in time.

ARTICLE XI

INSURANCE

Section 11.1 Policies and Rights Included Within Assets.

(a) The LSC Assets shall include (i) any and all rights of an insured Party under each of the LSC Shared Policies, subject to the terms of such LSC Shared Policies and any limitations or obligations of LSC contemplated by this Article XI, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all actual or alleged wrongful acts, occurrences, events, claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses which occurred or are alleged to have occurred, in whole or in part, or were incurred or claimed to have been incurred prior to the LSC Distribution Date by any Party in or in connection with the conduct of the LSC Business, regardless of whether any suit, claim, action or proceeding is brought before or after the LSC Distribution Date or, to the extent any claim is made against LSC or any of its Subsidiaries, the conduct of the RRD Retained Business or the Donnelley Financial Business prior to the LSC Distribution Date, and which actual or alleged wrongful acts, occurrences, events, claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses may arise out of an insured or insurable occurrence or wrongful act under one or more of such LSC Shared Policies; provided, however, that nothing in this clause shall be deemed to constitute (or to reflect) an assignment of such LSC Shared Policies, or any of them, to LSC, and (ii) the LSC Policies.

(b) The Donnelley Financial Assets shall include (i) any and all rights of an insured Party under each of the Donnelley Financial Shared Policies, subject to the terms of such Donnelley Financial Shared Policies and any limitations or obligations of Donnelley Financial contemplated by this Article XI, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all actual or alleged wrongful acts, occurrences, events, claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses which occurred or are alleged to have occurred, in whole or in part, prior to the Donnelley Financial Distribution Date by any Party in or in connection with the conduct of the Donnelley Financial Business, regardless of whether any suit, claim, action or proceeding is brought before or after the Donnelley Financial Distribution Date or, to the extent any claim is made against Donnelley Financial or any of its Subsidiaries, the conduct of the RRD Retained Business or the LSC Business, and which actual or alleged wrongful acts, occurrences, events, claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses may arise out of an insured or insurable occurrence or wrongful act under one or more of such Donnelley Financial Shared Policies; provided, however, that nothing in this clause shall be deemed to constitute (or to reflect) an assignment of such Donnelley Financial Shared Policies, or any of them, to Donnelley Financial, and (ii) the Donnelley Financial Policies.

Section 11.2 Claims Made Tail Policies. The claims made tail policies provided for in this Section 11.2 will solely provide coverage for any Claim arising from any Wrongful Act occurring, in whole or in part, prior to the Final Separation Date. For purposes of this Section 11.2, “Claim” and “Wrongful Act” shall have the respective meanings given to such terms in the current RRD insurance policies, as applicable.

(a) Subject to prevailing market conditions and underwriting, RRD shall purchase directors and officers liability insurance Policies having a policy period incepting at the Effective Time, or the expiration date of the current RRD directors’ and officers’ liability insurance Policies, whichever date is earlier, and ending on a date that is six (6) years after the applicable Distribution Date (“D&O Tail Policies”). The premium for the D&O Tail Policies shall be pre-paid for the full six-year term of the D&O Tail Policies. Such D&O Tail Policies shall cover RRD and all Persons who become officers, directors or employees of LSC or Donnelley Financial, or remain as officers, directors or employees of RRD, as the case may be, to the same extent as such Persons are currently covered under existing RRD Policies and shall have material terms and conditions no less favorable than those contained in the Policies comprising the RRD directors and officers liability insurance program in effect immediately prior to the Effective Time, except for the policy period, premium and provisions excluding coverage for wrongful acts, errors or omissions, following the Final Separation Date. RRD (i) shall provide LSC and Donnelley Financial with copies of the D&O Tail Policies within a reasonable time after the Policies are issued and (ii) shall not amend the terms of any such Policies without ninety (90) days’ prior written notice to LSC and Donnelley Financial, as applicable. For the avoidance of doubt, no Party shall have the right to cancel, or permit the cancellation of, the D&O Tail Policies, and the terms and conditions of such Policies shall expressly state that such Policy is not cancellable by any Person at any time.

(b) Subject to prevailing market conditions and underwriting, RRD shall purchase fiduciary liability insurance Policies having a policy period incepting at the Effective Time, or the expiration date of the current RRD fiduciary liability insurance Policies, whichever date is earlier, and ending on a date that is six (6) years after the applicable Distribution Date (“Fiduciary Tail Policies”). The premium for the Fiduciary Tail Policies shall be pre-paid for the full six-year term of the Fiduciary Tail Policies. Such Fiduciary Tail Policies shall cover RRD and all Persons who become officers, directors or employees of LSC or Donnelley Financial, or remain as officers, directors or employees of RRD, as the case may be, to the same extent as such Persons are currently covered under existing RRD Policies and shall have material terms and conditions no less favorable than those contained in the Policies comprising the RRD fiduciary liability insurance program in effect immediately prior to the Effective Time, except for the policy period, premium and provisions excluding coverage for wrongful acts, errors and omissions, post-dating the Final Separation Date. RRD (i) shall provide LSC and Donnelley Financial with copies of the Fiduciary Tail Policies within a reasonable time after the Policies are issued and (ii) shall not amend the terms or any such Policies without ninety (90) days prior written notice to LSC and Donnelley Financial, as applicable. For the avoidance of doubt, no Party shall have the right to cancel, or permit the cancellation of, the D&O Tail Policies, and the terms and conditions of such Policies shall expressly state that such Policy is not cancellable by any Person at any time.

(c) Subject to prevailing market conditions and underwriting, RRD shall purchase a professional liability insurance policy (or continue an existing professional liability insurance policy) having a policy period incepting no later than at the Effective Time, and ending on the first anniversary thereof (“Professional Tail Policy”). On the first anniversary of the Effective Time, and on each of the second, third, fourth, and fifth anniversaries of the Effective Time, RRD shall renew the Professional Tail Policy such that the terms and conditions in each renewal are consistent in all material respects with those in effect immediately following the Effective Time. The premium for the first year of the Professional Tail Policy shall be prepaid. RRD shall pay, or shall cause to be paid, the premium for each renewal of the Professional Tail Policy. Such Professional Tail Policy shall cover RRD, LSC and Donnelley Financial and all Persons who become officers, directors or employees of LSC or Donnelley Financial, or remain as officers, directors or employees of RRD, as the case may be, to the same extent as such Persons are currently covered under existing RRD Policies and shall have material terms and conditions no less favorable than those contained in the Policies comprising the RRD professional liability insurance program in effect immediately prior to the Effective Time, except for the policy period, premium and provisions excluding coverage for wrongful acts, errors and omissions, post-dating the Final Separation Date. RRD (i) shall provide LSC and Donnelley Financial with copies of the Professional Tail Policies within a reasonable time after the Policies are issued and (ii) shall not amend the terms or any such Policies without ninety (90) days prior written notice to LSC and Donnelley Financial, as applicable. For the avoidance of doubt, no Party shall have the right to cancel, or permit the cancellation of, the Professional Tail Policies, and the terms and conditions of such Policies shall expressly state that such Policy is not cancellable by any Person at any time. RRD shall be responsible for the administration of the Professional Tail Policy in accordance with the provisions of Section 11.4.

(d) Subject to prevailing market conditions and underwriting, RRD shall purchase, or cause to be purchased, three employment practices liability insurance Policies (each an “Employment Practices Policy,” and collectively, the “Employment Practices Policies”): (i) one policy in the name of RRD having a policy period incepting at the Effective Time, and ending on the first anniversary thereof (the “RRD Employment Practices Policy”); (ii) one policy in the name of LSC having a policy period incepting on the LSC Distribution Date, and ending on the first anniversary thereof (the “LSC Employment Practices Policy”) and (iii) one policy in the name of Donnelley Financial having a policy period incepting on the Donnelley Financial Distribution Date, and ending on the first anniversary thereof (the “Donnelley Financial Employment Practices Policy”). The premium for each of the Employment Practices Policies shall be prepaid by each respective Party. Each Party shall be solely responsible for administering its Employment Practices Policy. Each of the Parties shall renew its Employment Practices Policy annually, and at no time shall any Party allow its Employment Practices Policy to lapse until the sixth anniversary of the Effective Time. Each Party shall pay, or shall cause to be paid, the premium for each renewal of its respective Employment Practices Policy. The Parties agree that (x) all Claims made by any RRD Employee or Former RRD Employee shall be made against the RRD Employment Practices Policy, regardless of the date or period of time for which such Claim relates; (y) all Claims made by any LSC Employee or any Former LSC Employee shall be made against the LSC Employment Practices Policy, regardless of the date or period of time for which such Claim relates; and (z) all Claims made by any Donnelley Financial Employee or Former Donnelley Financial Employee shall be made against the Donnelley Financial Employment Practices Policy, regardless of the date or period of time for which such Claim relates. To the extent that, after thirty (30) days’ negotiation, the Parties are unable to determine whether a former employee is a Former RRD Employee, Former LSC Employee or Former Donnelley Financial Employee for purposes of administering a Claim under the Employment Practices Policies, the Parties agree that, solely for purposes of this Section 11.2(d) and without prejudicing the Parties in any other respect, such former employee shall be considered a Former RRD Employee and any such Claim shall be made under the RRD Employment Practices Policy. Each of the Employment Practices Policies shall have material terms and conditions no less favorable than those contained in the Policies comprising the RRD employment practices program in effect immediately prior to the Effective Time, except for the policy period, premium and provisions excluding coverage for wrongful acts, errors and omissions. No Party shall amend the terms of any such Policies without ninety (90) days prior written notice to the other Parties. For the avoidance of doubt, no Party shall have the right to cancel, or permit the cancellation of, its Employment Practices Policy, and the terms and conditions of such Policy shall expressly state that such Policy is not cancellable by any Person at any time.

(e) Subject to prevailing market conditions and underwriting, to the extent that RRD is unable prior to the Final Separation Date or upon any renewal required under this Section 11.2 to obtain any of the policies as provided for in paragraphs (a), (b),(c) and (d) of this Section 11.2, then, (i) with respect to suits or claims based on wrongful acts, errors or omissions on or before the Final Separation Date, RRD and (ii) with respect to any coverage to be renewed under paragraph (c) and (d), the party responsible for renewing such policy shall use reasonable best efforts to secure alternative insurance arrangements on the applicable standalone insurance policies for RRD, LSC and Donnelley Financial, as the case may be, to provide benefits on terms and conditions (including policy limits) in favor of RRD, LSC, Donnelley Financial and the insured persons thereof, as the case may be, no less favorable than the benefits (including policy limits) that were to be afforded by the policies described in paragraphs (a), (b), (c) and (d) of this Section 11.2. With respect to such alternative insurance arrangements, RRD, LSC and Donnelley Financial shall be responsible for their own costs under their applicable standalone insurance policies. RRD shall not under any circumstances purchase any such alternative coverage containing an exclusion for suits or claims based on wrongful acts, errors or omissions up to and including the Final Separation Date to the extent such exclusion would preclude coverage for LSC and Donnelley Financial and/or the insured persons thereof, but would not preclude coverage for RRD and/or the insured persons thereof.

Section 11.3 Occurrence Based Policies.

(a) With respect to known Claims, the Parties agree that: (i) the Claims identified on Schedule 11.3(a)(i) shall be RRD Retained Claims; (ii) the Claims identified on Schedule 11.3(a)(ii) shall be LSC Claims; and (iii) the Claims identified on Schedule 11.3(a)(iii) shall be Donnelley Financial Claims. The Parties agree to amend such schedules for known Claims through the Effective Time. With respect any suits or claims for workers’ compensation, excess workers’ compensation, automobile liability and general liability insurance that are filed on or after the Effective Time, with respect to occurrences which took place, in whole or in part, prior to the Effective Time, (x) to the extent such claim or suit relates to any LSC Employee, Former LSC Employee, LSC Asset or LSC Liability, whether or not such claim or suit is identified on Schedule 11.3(a)(ii), such claim or suit shall be an LSC Claim; (y) to the extent such claim or suit relates to any Donnelley Financial Employee, Former Donnelley Financial Employee, Donnelley Financial Asset or Donnelley Financial Liability, whether or not such claim or suit is identified on Schedule 11.3(a)(iii), such claim or suit shall be a Donnelley Financial Claim; and (iii) to the extent such claim or suit relates to any RRD Employee, Former RRD Employee, RRD Retained Asset or Assumed RRD Liability, whether or not such claim or suit is identified on Schedule 11.3(a)(i), such claim or suit shall be a RRD Retained Claim. The Parties agree to negotiate in good faith with respect to classifying any claim or suit under this Section 11.3. In the event that the Parties are unable to classify any claim or suit for a period of thirty (30) days after the date upon which a Party first discovers such claim or suit, then the Parties agree that such a dispute shall an RRD Retained Claim.

(b) For suits or claims that are filed or made based upon occurrences that occurred or are alleged to have occurred in whole or in part prior to the respective Distribution Dates, RRD LSC and Donnelley Financial, shall be responsible for bearing the full amount of the deductible and/or any claims, costs and expenses that are not covered under such insurance policies including that portion of any premium adjustments, Tax, assessment or similar regulatory surcharges, that relates to claims based on occurrences that predate the respective Distribution Dates. RRD shall invoice LSC or Donnelley Financial, as the case may be, for any deductible any claims, costs and expenses that are not covered under such insurance policies including that portion of any premium adjustments, Tax, assessment or similar regulatory surcharges, that relates to claims based on occurrences that predate the respective Distribution Dates, within thirty (30) days of the incurrence thereof, or in connection with any deductible, within thirty (30) days of the settlement of any Insured Claim.

Section 11.4 Administration; Other Matters.

(a) Administration. Except as otherwise provided in Section 11.3 hereof, from and after the Effective Time, RRD shall be responsible for (i) Insurance Administration of the Shared Policies and (ii) Claims Administration under such Shared Policies with respect to Assumed RRD Contingent Liabilities, RRD Retained Liabilities, LSC Liabilities and Donnelley Financial Liabilities; provided, that the retention of such responsibilities by RRD is in no way intended to limit, inhibit or preclude any right to insurance coverage for any Insured Claim of a named insured under such Policies as contemplated by the terms of this Agreement; and provided, further, that RRD’s retention of the administrative responsibilities for the Shared Policies shall not relieve the Party submitting any Insured Claim of the primary responsibility for reporting such Insured Claim accurately, completely and in a timely manner or of such Party’s authority to settle any such Insured Claim within any period or amount permitted or required by the relevant Policy. RRD may discharge its administrative responsibilities under this Section 11.4 by contracting for the provision of services by independent parties. Each of the applicable Parties shall pay any costs relating to defending its respective Insured Claims under Shared Policies to the extent such costs including defense, out-of-pocket expenses, and direct and indirect costs of employees or agents of RRD related to Claims Administration and Insurance Administration are not covered under such Policies. Each of the Parties shall be responsible for obtaining or reviewing the appropriateness of releases upon settlement of its respective Insured Claims under Shared Policies.

(b) Exceeding Policy Limits. Where LSC Liabilities and/or Donnelley Financial Liabilities, as applicable, are specifically covered under the same Shared Policy for occurrences, acts or events prior to the earlier of the LSC Distribution Date or the Donnelley Financial Distribution Date, regardless of whether the suit or claim is filed or made after the earlier of the LSC Distribution Date or the Donnelley Financial Distribution Date, then LSC and Donnelley Financial, or both, as the case may be, may claim coverage for Insured Claims under such Shared Policy as and to the extent that such insurance is available up to the full extent of the applicable limits of liability of such Shared Policy (and may receive any Insurance Proceeds with respect thereto as contemplated by Section 11.2, Section 11.3 or Section 11.4(c) hereof), subject to the terms of this Section 11.4. Except as set forth in this Section 11.4, RRD, LSC and Donnelley Financial shall not be liable to one another for claims not reimbursed by insurers for any reason not within the control of RRD, LSC or Donnelley Financial, as the case may be, including coinsurance provisions, deductibles, quota share deductibles, self-insured retentions, bankruptcy or insolvency of an insurance carrier, Shared Policy limitations or restrictions, any coverage disputes, any failure to timely claim by RRD, LSC or Donnelley Financial or any defect in such claim or its processing. With respect to such coinsurance provisions, deductibles, quota share deductibles or self-insured retentions, LSC or Donnelley Financial, as the case may be, shall reimburse RRD for such coinsurance provisions, deductibles, quota share deductibles or self-insured retentions within thirty (30) days of receipt of an invoice from RRD relating to any Insured Claim; provided that, to the extent the Parties dispute the obligation of a Party to reimburse, then the Parties agree to treat such disagreement as an Agreement Dispute pursuant to Article X of this Agreement. It is expressly understood that the foregoing shall not limit any Party’s liability to any other Party for indemnification pursuant to Article VIII.

(c) Allocation of Insurance Proceeds. Except as otherwise provided in Section 11.3, Insurance Proceeds received with respect to suits, occurrences, claims, costs and expenses covered under the Shared Policies shall be paid to RRD with respect to RRD Retained Liabilities, to LSC with respect to LSC Liabilities, and to Donnelley Financial with respect to Donnelley Financial Liabilities. In the event that the aggregate limits on any Shared Policies are exhausted by the payment of Insured Claims by the relevant Parties, such Parties agree to allocate the Insurance Proceeds received thereunder based upon their respective percentage of the total insured claim or claims which were covered under such Shared Policy (their “Allocable Portion of Insurance Proceeds”), and any Party who has received Insurance Proceeds in excess of such Party’s Allocable Portion of Insurance Proceeds shall pay to the other Party or Parties the appropriate amount so that each Party will have received its Allocable Portion of Insurance Proceeds. Each of the Parties agrees to use commercially reasonable efforts to maximize available coverage under those Shared Policies applicable to it for the benefit of all Parties, and to take all commercially reasonable steps to recover from all other responsible parties (except the Parties) in respect of an Insured Claim to the extent coverage limits under a Shared Policy have been exceeded or would be exceeded as a result of such Insured Claim.

(d) Allocation of Aggregate Deductibles. In the event that two or more Parties have insured claims under any Shared Policy for which an aggregate deductible is payable, the Parties agree that the aggregate amount of the total deductible paid shall be borne by the Parties in the same proportion which the Insurance Proceeds received by each such Party bears to the total Insurance Proceeds received under the applicable Shared Policy (their “allocable share of the deductible”), and any Party who has paid more than its allocable share of the deductible shall be entitled to receive from any other Party or Parties an appropriate amount such that each Party will only have to bear its allocable share of the deductible.

Section 11.5 Cooperation. The Parties agree to use their reasonable best efforts to cooperate with respect to the various insurance matters contemplated by this Agreement.

Section 11.6 Certain Matters Relating to RRD’s Organizational Documents. For a period of six (6) years from the Final Separation Date, the amended and restated certificate of incorporation and amended and restated by-laws of RRD shall contain provisions no less favorable with respect to indemnification than are set forth in the amended and restated certificate of incorporation and amended and restated by-laws of RRD in effect immediately after the Effective Time, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Final Separation Date in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Relevant Time, were directors, officers, employees, fiduciaries or agents of any member of the RRD Group or the LSC Group, the Donnelley Financial Group, unless such modification shall be required by Law and then only to the minimum extent required by Law.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Complete Agreement; Construction. This Agreement, including the Schedules and the Ancillary Agreements hereto, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement or continuing arrangement, such Ancillary Agreement or continuing arrangement shall control; provided, that with respect to any Conveyancing and Assumption Instrument, except as provided in Section 12.2, this Agreement shall control unless specifically stated otherwise in such Conveyancing and Assumption Instrument. Except as expressly set forth in this Agreement or any Ancillary Agreement: (a) all matters relating to Taxes and Tax Returns of the Parties and their respective Subsidiaries shall be governed exclusively by a Tax Disaffiliation Agreement; and (b) for the avoidance of doubt, in the event of any conflict between this Agreement or any Ancillary Agreement, on the one hand, and a Tax Disaffiliation Agreement, on the other hand, with respect to such matters, the terms and conditions of a Tax Disaffiliation Agreement shall govern. The rights and remedies of the Parties herein provided shall be cumulative and in addition to any other or further remedies provided by law or equity.

Section 12.2 Ancillary Agreements. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements. Notwithstanding anything to the contrary in this Agreement, (a) only the Intellectual Property Agreements, and not this Agreement or any of the other Ancillary Agreements other than the Intellectual Property Agreements, shall govern any matter relating to the Transfer, recordation or registration of Transfer, maintenance, enforcement (including in any litigation, adversarial matter, interference or administrative proceeding), licensing or other rights to use or exploit all Intellectual Property of the type that is addressed in the Intellectual Property Agreements (including Patents, Trademarks, trade secrets, proprietary know-how and Data), and (b) no such Intellectual Property shall be Transferred or licensed (or other rights to use or exploit granted) pursuant to this Agreement (including for the avoidance of doubt, pursuant to Section 2.6).

Section 12.3 Counterparts. This Agreement may be executed in more than one counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties.

Section 12.4 Survival of Agreements. Except as otherwise contemplated by this Agreement or any Ancillary Agreement, all covenants and agreements of the Parties contained in this Agreement and each Ancillary Agreement shall survive the Effective Time and remain in full force and effect in accordance with their applicable terms.

Section 12.5 Expenses. Except as otherwise provided (i) in this Agreement, or (ii) in any Ancillary Agreement, the Parties agree that all out-of-pocket fees and expenses incurred, or to be incurred and directly related to the Plan of Reorganization and transactions contemplated hereby (including third party professional fees, fees and expenses incurred in connection with the execution and delivery of this Agreement, such other third party fees and expenses incurred on a non-recurring basis directly as result of the Plan of Reorganization (“Separation Expenses”) shall (A) to the extent incurred and payable prior to the Final Separation Date be paid by RRD and (B) to the extent any such Separation Expenses arise and are payable by any Party following the Final Separation Date be paid by such Party. Notwithstanding the foregoing, each Party shall be responsible for its own internal fees (and reimburse any other Party to the extent such Party has paid such costs and expenses on behalf of the responsible Party), costs and expenses (e.g., salaries of personnel working in its respective Business) incurred in connection with the Plan of Reorganization, any costs and expenses relating to such Party’s (or any member of its Group’s) Disclosure Documents in connection with the Plan of Reorganization (including, printing, mailing and filing fees) or any costs and expenses incurred with the listing of such Party’s common stock on the NYSE in connection with any Distribution.

Section 12.6 Notices. All notices, requests, claims, demands and other communications under this Agreement and, to the extent applicable and unless otherwise provided therein, under each of the Ancillary Agreements, shall be in English, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile (at a facsimile number to be provided by such Party to the other Party pursuant to the notice provisions of this Section 12.6) with receipt confirmed (followed by delivery of an original via overnight courier service), by email (at an email address to be provided by such Party to the other Party pursuant to the notice provisions of this Section 12.6) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 12.6):

To RRD:

R. R. Donnelley & Sons Company

35 West Wacker Drive

Chicago, Illinois 60601

Attn: General Counsel

To LSC:

LSC Communications, Inc.

35 West Wacker Drive

Chicago, Illinois 60601

Attn: General Counsel

To Donnelley Financial:

Donnelley Financial Solutions, Inc.

35 West Wacker Drive

Chicago, Illinois 60601

Attn: General Counsel

Section 12.7 Waivers and Consents. The failure of any Party to require strict performance by any other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof. Any consent required or permitted to be given by any Party to the other Parties under this Agreement shall be in writing and signed by the Party giving such consent.

Section 12.8 Amendments. Subject to the terms of Section 12.11 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by a duly authorized representative of each of the Parties.

Section 12.9 Assignment. Except as otherwise provided for in this Agreement, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of the other Parties, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, that a Party may assign this Agreement in connection with a merger transaction in which such Party is not the surviving entity or the sale by such Party of all or substantially all of its Assets; provided, that the surviving entity of such merger or the transferee of such Assets shall agree in writing, reasonably satisfactory to the other Parties, to be bound by the terms of this Agreement as if named as a “Party” hereto.

Section 12.10 Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.

Section 12.11 Certain Termination and Amendment Rights. This Agreement (including Article VII hereof) may be terminated and each of the Distributions may be amended, modified or abandoned at any time prior to the earlier of the LSC Distribution Date or the Donnelley Financial Distribution Date by and in the sole discretion of RRD without the approval of LSC, Donnelley Financial or the stockholders of RRD. In the event of such termination, no Party shall have any liability of any kind to any other Party or any other Person. After the Effective Time, this Agreement may not be terminated except by an agreement in writing signed by RRD, LSC and Donnelley Financial. Notwithstanding the foregoing, Article VII shall not be terminated or amended after the Effective Time in a manner adverse to the third party beneficiaries thereof without the Consent of any such Person. Notwithstanding the foregoing, this Agreement may be terminated or amended as among any Parties that remain Affiliates, so long as such amendment does not adversely affect any Party that is no longer an Affiliate, in which case, only with the consent of such Party.

Section 12.12 Payment Terms.

(a) Except as expressly provided to the contrary in this Agreement or in any Ancillary Agreement, any amount to be paid or reimbursed by any Party (and/or a member of such Party’s Group), on the one hand, to any other Party or Parties (and/or a member of such Party’s or Parties’ Group), on the other hand, under this Agreement shall be paid or reimbursed hereunder within thirty (30) days after presentation of an invoice or a written demand therefor and setting forth, or accompanied by, reasonable documentation or other reasonable explanation supporting such amount.

(b) Except as expressly provided to the contrary in this Agreement (including with respect to certain default payments in accordance with Section 7.6) or in any Ancillary Agreement, any amount not paid when due pursuant to this Agreement (and any amount billed or otherwise invoiced or demanded and properly payable that is not paid within thirty (30) days of such bill, invoice or other demand) shall bear interest at a rate per annum equal to the Prime Rate plus three percent (3%) (or the maximum legal rate, whichever is lower), calculated for the actual number of days elapsed, accrued from the date on which such payment was due up to the date of the actual receipt of payment.

Section 12.13 No Circumvention. The Parties agree not to directly or indirectly take any actions, act in concert with any Person who takes an action (including the failure to take a reasonable action) such that the resulting effect is to materially undermine the effectiveness of any of the provisions of this Agreement or any Ancillary Agreement (including adversely affecting the rights or ability of any Party to successfully pursue indemnification, contribution or payment pursuant to Article VI).

Section 12.14 Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any entity that becomes a Subsidiary of such Party on and after the effective Relevant Time.

Section 12.15 Third Party Beneficiaries. Except (i) as provided in Article VIII relating to Indemnitees and for the release under Section 8.1 of any Person provided therein, (ii) as provided in Section 11.2 relating to insured persons and Section 11.6 relating to the directors, officers, employees, fiduciaries or agents provided therein and (iii) as specifically provided in any Ancillary Agreement, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 12.16 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 12.17 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

Section 12.18 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of, but not the laws governing conflicts of laws of the State of Illinois.

Section 12.19 Consent to Jurisdiction. Subject to the provisions of Article X hereof, each of the Parties irrevocably submits to the jurisdiction of (a) the Circuit Court of the State of Illinois, Cook County, or (b) the United States District Court for the Northern District of Illinois (the “Illinois Courts”), for the purposes of any suit, Action or other proceeding to compel arbitration or for provisional relief in aid of arbitration in accordance with Article X or to prevent irreparable harm, and to the non-exclusive jurisdiction of the Illinois Courts for the enforcement of any award issued thereunder. Each of the Parties further agrees that service of any process, summons, notice or document by US registered mail to such Party’s respective address set forth above shall be effective service of process for any Action, suit or proceeding in the Illinois Courts with respect to any matters to which it has submitted to jurisdiction in this Section 12.19. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any Action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Illinois Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 12.20 Specific Performance. The Parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to an injunction or injunctions to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 12.21 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT

IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.21.

Section 12.22 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 12.23 Force Majeure. No Party (or any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement or, unless otherwise expressly provided therein, any Ancillary Agreement, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure (as defined in Section 1.1(92)). A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event: (a) notify the other applicable Parties of the nature and extent of any such Force Majeure condition and (b) use due diligence to remove any such causes and resume performance under this Agreement as soon as feasible.

Section 12.24 Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

Section 12.25 No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances (including with respect to the rights, entitlements, obligations and recoveries that may arise out of one or more of the following Sections: Section 3.4, Section 7.3, Section 8.2, Section 8.3, Section 8.4 and Section 8.5).

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

R. R. DONNELLEY & SONS COMPANY

By:
Name:
Title:

LSC COMMUNICATIONS, INC.

By:
Name:
Title:

DONNELLEY FINANCIAL SOLUTIONS, INC.

By:
Name:
Title: